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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Huntsman Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Huntsman Corporation
500 Huntsman Way
Salt Lake City, Utah 84108

September 25, 2009

Dear Stockholder:

        Huntsman Corporation's 2009 Annual Meeting of Stockholders will be held on Wednesday, November 4, 2009, at 8:30 a.m., local time, at the The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas. You are cordially invited to attend.

        At this year's Annual Meeting you will be asked to: (1) elect as Class II directors the three nominees named in the accompanying Proxy Statement; (2) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; (3) approve the amendment and restatement of the Huntsman Stock Incentive Plan to, among other things, increase the number of shares reserved for issuance under such plan by 11,000,000 shares and maintain the plan's compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended; and (4) transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof in accordance with our Bylaws. The Board recommends that you vote FOR the election of the Class II director nominees named in the accompanying Proxy Statement, FOR ratification of the appointment of our independent registered public accounting firm and FOR approval of the amendment to the Huntsman Stock Incentive Plan. Please refer to the accompanying Notice of Annual Meeting and Proxy Statement for detailed information on each of the proposals to be considered at the Annual Meeting.

        It is important that you use this opportunity to take part in the affairs of Huntsman Corporation by voting on the business to come before the Annual Meeting.

        Whether or not you plan to attend the Annual Meeting, we ask that you vote as soon as possible. You may vote by mailing a completed proxy card, by telephone or via the Internet. For detailed information regarding voting instructions, please refer to the accompanying Proxy Statement.

        We look forward to seeing you at the Annual Meeting.

Very truly yours,

Jon M. Huntsman Executive Chairman of the Board

Huntsman Corporation
500 Huntsman Way
Salt Lake City, Utah 84108

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 4, 2009

TO THE STOCKHOLDERS OF HUNTSMAN CORPORATION:

        The 2009 Annual Meeting of Stockholders of Huntsman Corporation will be held at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas, on Wednesday, November 4, 2009, at 8:30 a.m., local time. We are holding the Annual Meeting for the following purposes:

  1.
  To elect as Class II directors the three nominees named in the accompanying Proxy Statement, each to serve until the 2012 Annual Meeting of Stockholders or until his or her successor has been duly elected and qualified.

  2.
  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2009.

  3.
  To approve the amendment and restatement of the Huntsman Stock Incentive Plan to, among other things, increase the number of shares reserved for issuance under such plan by 11,000,000 shares and maintain the plan's compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended; and

  4.
  To transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements of the Annual Meeting in accordance with our Bylaws.

        The above matters are fully described in the accompanying Proxy Statement, which is part of this notice. We have not received notice of any other matters that may be properly presented at the Annual Meeting.

        Only stockholders of record at the close of business on September 15, 2009 are entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at Huntsman's principal executive offices at 500 Huntsman Way, Salt Lake City, Utah 84108 for 10 days prior to the Annual Meeting. If you would like to review the stockholder list, please call or email Huntsman Investor Relations at (801) 584-5860 or ir@huntsman.com to schedule an appointment.

        Even if you plan to attend the Annual Meeting, please vote by mailing a completed proxy card, by telephone or via the Internet as promptly as possible to ensure that your shares are represented. For specific instructions on voting, please refer to the instructions on the proxy card or the information forwarded by your broker, bank or other holder of record. Even if you have voted your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

By Order of the Board of Directors,

Samuel D. Scruggs Secretary

September 25, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 4, 2009

        The Notice of Annual Meeting of Stockholders, the Proxy Statement for the 2009 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2008 of Huntsman Corporation are available at http://bnymellon.mobular.net/bnymellon/hun.

HUNTSMAN CORPORATION
500 Huntsman Way
Salt Lake City, Utah 84108

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 4, 2009

GENERAL

        This Proxy Statement and accompanying proxy card are being furnished to the stockholders of Huntsman Corporation in connection with the solicitation of proxies by its Board of Directors (the "Board"). The proxies are to be voted at our 2009 Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Woodlands Waterway Marriott Hotel and Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas, at 8:30 a.m., local time, on Wednesday, November 4, 2009, and any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board is not aware of any other matters to be presented at the Annual Meeting.

        This Proxy Statement and the accompanying proxy card, which are accompanied by our Annual Report to Stockholders for the year ended December 31, 2008, have been filed on or about September 25 , 2009. Stockholders are referred to the Annual Report for financial and other information about our activities. The Annual Report is not incorporated by reference into this Proxy Statement and is not deemed to be a part hereof.

        We sent you the Notice of Internet Availability because our Board is soliciting your proxy to vote your shares at the Annual Meeting. We will bear the cost of the solicitation, including the cost of the preparation, assembly, printing and mailing of the Notice of Internet Availability, this Proxy Statement, the proxy card and any additional information furnished to our stockholders. In addition to solicitation by mail, certain of our directors, officers and employees may, without extra compensation, solicit proxies by telephone, facsimile, electronic means and personal interview. We have hired D.F. King & Co., Inc. to help us distribute and solicit proxies and have agreed to pay D.F. King $11,000, plus reimbursement for out-of-pocket expenses, for these services. We will also make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and we will reimburse them for postage and clerical expenses.

INTERNET AVAILABILITY OF PROXY MATERIALS

        We are furnishing proxy materials to our stockholders primarily via the Internet. On September 25, 2009, we mailed to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also instructs you on how to access your proxy card to be able to vote through the Internet or by telephone. Other stockholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and a proxy card or voting form.

        Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the annual meeting and conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise. If your shares are registered directly in your name with our transfer agent, The Bank of New York Mellon, you can choose to receive and access future annual meeting materials electronically by going to the BNY Mellon Shareowner Services website at www.bnymellon.com/shareowner/isd. If your shares are held in brokerage accounts, please refer to the information provided by your bank, broker or nominee for instructions on how to elect to receive future annual meeting materials via the Internet.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.     What is the purpose of the Annual Meeting?

        At our Annual Meeting, stockholders will vote upon the matters outlined in the notice of meeting, including the election of three Class II directors, the approval of the amended and restated Huntsman Stock Incentive Plan to, among other things, increase the number of shares reserved for issuance under such plan by 11,000,000 shares and maintain the plan's compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the ratification of Deloitte & Touche LLP as our independent registered public accounting firm and consideration of any other matters properly presented at the Annual Meeting in accordance with our Bylaws. In addition, our management will report on our performance and respond to questions from stockholders following the adjournment of the formal business at the Annual Meeting.

2.     What is a proxy?

        It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Peter R. Huntsman, our President, Chief Executive Officer and a Director, and Samuel D. Scruggs, our Executive Vice President, General Counsel and Secretary, have been designated by our Board as proxies for the Annual Meeting.

3.     What is a proxy statement?

        It is a document that the regulations of the Securities and Exchange Commission ("SEC") require us to give you when we ask that you designate Peter R. Huntsman and Samuel D. Scruggs each as proxies to vote on your behalf. This Proxy Statement includes information about the proposals to be considered at the Annual Meeting and other required disclosures, including information about our Board and executive officers.

4.     Who may attend the Annual Meeting?

        The Board set September 15, 2009 as the record date for the Annual Meeting. All stockholders of record who owned shares of common stock at the close of business September 15, 2009, or their duly appointed proxies, may attend the Annual Meeting or any adjournments or postponements thereof, as may our invited guests. Seating is limited and admission is on a first-come, first-served basis. Please note that if you hold shares in "street name" (that is, in a brokerage account or through a bank or other nominee), you will need to bring a copy of a statement reflecting your share ownership as of September 15, 2009. Any person attending will need to bring personal identification and check in at the registration desk at the Annual Meeting.

5.     What is the record date and what does it mean?

        The record date for the Annual Meeting is September 15, 2009. The record date is established by the Board as required by Delaware law. Owners of record of our common stock at the close of business on the record date are entitled to:

  •
  receive notice of the Annual Meeting; and

  •
  vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting in accordance with our Bylaws.

6.     Who can vote?

        Each stockholder who owned common stock at the close of business on September 15, 2009, the record date, is entitled to one vote for each share of common stock held on all matters to be voted on.

At the close of business on September 15, 2009, there were 237,308,742 shares of our common stock outstanding.

7.     What am I voting on?

        You will be voting on the following two items of business at the Annual Meeting:

  •
  To elect as Class II directors the three nominees named in this Proxy Statement, each to serve until the 2012 Annual Meeting of Stockholders or until his or her successor has been duly elected and qualified.

  •
  To approve to the amendment and restatement of the Huntsman Stock Incentive Plan to, among other things, increase the number of shares reserved for issuance under such plan by 11,000,000 shares and maintain the plan's compliance under Section 162(m) of the Code.

  •
  The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

        We are not aware of any other business to be conducted at the Annual Meeting.

8.     How many votes are required to hold the Annual Meeting?

        The required quorum for the transaction of business at the Annual Meeting is a majority of shares of our common stock issued and outstanding on the record date. Consequently, the presence of the holders of at least 118,654,372 shares of common stock is required to establish a quorum at the Annual Meeting. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" with respect to a particular matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting with respect to such matter.

9.     What is the difference between a stockholder of record and a stockholder who holds stock in street name?

        Most stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

  •
  Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly by mailing a completed proxy card, by telephone or via the Internet or to vote in person at the Annual Meeting.

  •
  Street Name.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you by your broker or nominee, which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtained a signed proxy from the record holder giving you the right to vote the shares. Your broker or nominee has provided voting instructions for you to use in directing the broker or nominee how to vote your shares.

10.   What different methods can I use to vote?

        If you are a stockholder of record, you may vote by written proxy card, by telephone, via the Internet or in person at the Annual Meeting.

        If you are a street name holder, you may direct your broker or nominee how to vote your shares; however, you may not vote in person at the Annual Meeting unless you have obtained a signed proxy from the record holder giving you the right to vote your beneficially owned shares. In addition, if you are a street name holder, you may vote by telephone or via the Internet if your bank or broker makes those methods available, in which case the bank or broker enclosed the instructions with this Proxy Statement.

        The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate your identity, to allow you to vote your shares and to confirm that your instructions have been properly recorded.

11.   What are my voting choices when voting for director nominees, and what vote is needed to elect Directors?

        In the vote on the election of the three Class II director nominees to serve until the 2012 Annual Meeting, you may:

  •
  vote in favor of all nominees;

  •
  withhold votes as to all nominees; or

  •
  withhold votes as to specific nominees.

        The nominees receiving a plurality of the votes cast at the Annual Meeting for the election of directors will be elected as directors. Withholding votes as to a nominee will have no effect on the election of that nominee. You may not cumulate your votes in the election of directors.

        The Board recommends a vote FOR each of the nominees named in this Proxy Statement.

12.   What are my voting choices when voting on the approval of the amendment and restatement of the Stock Incentive Plan to, among other things, increase the number of shares reserved for issuance under such plan and to maintain compliance with Section 162(m) of the Code, and what vote is needed to approve the amended and restated plan?

        In the vote to approve the amendment and restatement of the Stock Incentive Plan to increase the number of shares reserved for issuance under such plan by 11,000,000 shares and to maintain the plan's compliance under Section 162(m) of the Code, you may:

  •
  vote in favor of the amendment and restatement;

  •
  vote against the amendment and restatement; or

  •
  abstain from voting on the amendment restatement of the plan.

        The proposal to approve the amended and restated Stock Incentive Plan will require approval by holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting.

        The Board recommends a vote FOR the approval of the amended and restated Stock Incentive Plan to increase the number of shares reserved for issuance under such plan by 11,000,000 shares and to maintain the plan's compliance under Section 162(m) of the Code.

13.   What are my voting choices when voting on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2009, and what vote is needed to ratify their appointment?

        In the vote on the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, you may:

  •
  vote in favor of the ratification;

  •
  vote against the ratification; or

  •
  abstain from voting on the ratification.

        The proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm will require approval by holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting.

        The Board recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

14.   What if I don't specify a choice for a matter when returning my proxy?

        You should specify your choice for each matter on the enclosed proxy. If you sign and return your proxy but do not give specific instructions, your proxy will be voted FOR the election of all director nominees named in this proxy statement, FOR the amended and restated Stock Incentive Plan and FOR the proposal to ratify the appointment of Deloitte & Touche LLP.

15.   Will my shares be voted if I do not provide my proxy?

        Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange ("NYSE") rules to cast votes on certain "routine" matters if they do not receive instructions from their customers. The election of directors and the ratification of the selection of independent registered public accounting firms are considered routine matters for which brokerage firms may vote shares for which they have not received voting instructions. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a "broker non-vote." The approval of the amended and restated Stock Incentive Plan is not considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. Therefore, if you are a street name holder and do not provide voting instructions to your broker with respect to the amended and restated Stock Incentive Plan it will result in a broker-non vote with respect with such proposal.

16.   How are abstentions and broker non-votes counted?

        Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In the election of directors, which requires a plurality of votes, broker non-votes will have no effect. In the approval of the amended and restated Stock Incentive Plan, abstentions will have the same effect as a vote against the proposal and broker non-votes will have no effect. In the proposal to ratify the appointment of our independent registered public accounting firm, abstentions will have the same effect as a vote against the ratification, and broker non-votes will not be counted for determining the number of shares represented at the Annual Meeting for purposes of the vote on the ratification and will not have an effect on the outcome of the proposal.

17.   What happens if additional proposals are presented at the Annual Meeting?

        Other than the election of directors, the approval of the amended and restated Stock Incentive Plan and the ratification of the appointment of the independent registered public accounting firm, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxyholders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Under our Bylaws, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.

18.   May I vote confidentially?

        Yes. We treat all stockholder meeting proxies, ballots and voting tabulations confidentially if the stockholder has requested confidentiality on the proxy or ballot.

        If you so request, your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the Annual Meeting except (1) to meet applicable legal requirements or (2) to allow the independent election inspectors to count and certify the results of the vote. The independent election inspectors may, however, at any time inform us whether or not a stockholder has voted.

19.   Can I change my vote after submitting my proxy?

        If you are a stockholder of record, you may revoke a previously submitted proxy at any time before the polls close at the Annual Meeting by:

  •
  submitting another proxy card with a later date;

  •
  timely submitting a proxy with new voting instructions using the telephone or Internet voting system;

  •
  giving written notice of revocation to our Corporate Secretary by mail to Corporate Secretary, 500 Huntsman Way, Salt Lake City, Utah 84108 or by facsimile at (801) 584-5782; or

  •
  attending the Annual Meeting and voting in person.

        Attending the Annual Meeting will not by itself have the effect of revoking a previously submitted proxy.

        If you are a street name holder, you must follow the instructions on revoking your proxy, if any, provided by your bank or broker.

20.   What does it mean if I receive more than one proxy card?

        It means that you have multiple accounts with brokers and/or our transfer agent, The Bank of New York Mellon. Please vote all of these shares. We recommend that you contact your broker and/or The Bank of New York Mellon to consolidate as many accounts as possible under the same name and address. Please submit your request by mail to BNY Mellon Shareowner Services, P.O. Box 358015, Pittsburgh, PA 15252-8015, or by telephone at 1-877-296-3711. BNY Mellon Shareowner Services may also be reached through its website at www.bnymellon.com/shareowner/isd.

21.   What is "householding"?

        We may send a single set of proxy materials and other stockholder communications to any household at which two or more stockholders reside. This process is called "householding." This reduces duplicate mailings and saves printing and postage costs as well as natural resources. Proxy materials and other stockholder communications to you may be householded based on your prior express or implied consent. If you wish to receive a separate copy of our proxy materials or annual report for each stockholder sharing your address in the future, please contact us by mail in care of BNY Mellon Shareowner Services, P.O. Box 358015, Pittsburgh, PA 15252-8015, or by telephone at 1-877-296-3711, and we will promptly deliver to you the requested material. If you are receiving multiple copies and would like to receive a single copy, or if you would like to opt out of this householding practice for future mailings, please submit your request by mail to our transfer agent, The Bank of New York Mellon, at BNY Mellon Shareowner Services, P.O. Box 358015, Pittsburgh, PA 15252-8015, or by telephone at 1-877-296-3711. BNY Mellon Shareowner Services may also be reached through its website at www.bnymellon.com/shareowner/isd.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

General

        The size of our Board is currently set at eight, divided into three classes serving staggered terms, with one class being elected each year to serve a three-year term. The three Class II Board members, whose terms expire at the Annual Meeting, are Peter R. Huntsman, Wayne A. Reaud and Alvin V. Shoemaker. The Nominating and Corporate Governance Committee of our Board has approved and recommended, and our Board has unanimously nominated, each of Mr. Huntsman, Mr. Reaud and Mr. Shoemaker for re-election as Class II directors to serve until our 2012 Annual Meeting or upon a successor being elected and qualified. We did not pay any third-party fees to assist in the process of identifying or evaluating candidates.

        A plurality of the votes cast in person or by proxy by the holders of our common stock is required to elect each director. Accordingly, under Delaware law, our Articles of Incorporation and our Bylaws, withheld votes and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to the particular item) are not counted and have no effect on the election of directors. Unless otherwise indicated on the proxy, the persons named as proxies in the enclosed proxy will vote FOR each of the director nominees listed below. Although we have no reason to believe that any of the nominees will be unable to serve if elected, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other persons as may be nominated by the Board. Stockholders may not cumulate their votes in the election of directors.

        It is our policy for directors to attend our annual meetings to provide an opportunity for stockholders to communicate directly with directors about issues affecting our company.

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH CLASS II DIRECTOR NOMINEE LISTED BELOW

Nominees and Existing Directors

        Information with respect to the directors nominated for re-election this year, as well as the directors whose terms expire in subsequent years, is presented below, as of September 1, 2009.

Class I Directors (term expires in 2011)
Jon M. Huntsman
Mr. Huntsman, age 72, is the Executive Chairman of the Board of Directors of our Company. Prior to appointment as Executive Chairman effective February 1, 2009, Mr. Huntsman served as Chairman of the Board of Directors of our Company, a position he had held since our Company was formed. He has been Chairman of the Board of all Huntsman companies since he founded his first plastics company in 1970. Mr. Huntsman served as Chief Executive Officer of our Company and our affiliated companies from 1970 to 2000. Mr. Huntsman is a director or manager, as applicable, of Huntsman International and certain of our other subsidiaries. In addition, Mr. Huntsman serves or has served as Chairman or as a member of numerous corporate, philanthropic and industry boards, including the American Red Cross, The Wharton School, University of Pennsylvania, Primary Children's Medical Center Foundation, the Chemical Manufacturers Association and the American Plastics Council. Mr. Huntsman was selected in 1994 as the chemical industry's top CEO for all businesses in Europe and North America. Mr. Huntsman formerly served as Special Assistant to the President of the United States and as Vice Chairman of the U.S. Chamber of Commerce. He is the Chairman and Founder of the Huntsman Cancer Institute. Mr. Huntsman is the father of our CEO, Peter R. Huntsman.
Marsha J. Evans
Ms. Evans, age 62, has served as a Director since August 2005. Ms. Evans served as President and Chief Executive Officer of The American Red Cross from August 2002 until December 2005. Ms. Evans previously served as the National Executive Director of Girl Scouts of the USA from 1998 until July 2002. She served with the United States Navy for 29 years, where she was commissioned ensign in 1968 and attained the rank of rear admiral before retiring in 1998. Prior to retirement, she served as superintendent of the Naval Postgraduate School in Monterey, California, and as director of the George C. Marshall European Center for Security Studies. Ms. Evans also serves as a director of Weight Watchers International, Inc., the Estate of Lehman Brothers Holdings, Office Depot, Inc. and as acting Commissioner of the Ladies Professional Golf Association.

Nominees for Class II Directors
Peter R. Huntsman
Mr. Huntsman, age 46, has served as a Director since October 2004. Mr. Huntsman is President, Chief Executive Officer and a Director of our Company. Prior to his appointment in July 2000 as Chief Executive Officer, Mr. Huntsman had served as President and Chief Operating Officer since 1994. In 1987, Mr. Huntsman joined Huntsman Polypropylene Corporation as Vice President before serving as Senior Vice President and General Manager. Mr. Huntsman has also served as Senior Vice President of Huntsman Chemical Corporation and as a Senior Vice President of Huntsman Packaging Corporation, a former subsidiary of our Company. Mr. Huntsman is a director or manager, as applicable, of Huntsman International and certain of our other subsidiaries. Mr. Huntsman is the son of our Executive Chairman, Jon M. Huntsman.
Wayne A. Reaud
Mr. Reaud, age 61, has served as a Director since March 2005. Mr. Reaud currently serves as the Chairman of our Litigation Committee, which was formed in November 2008, and he served as the Chairman of our Compensation Committee from March 2005 until January 2009. Mr. Reaud is a trial lawyer and the founder of the law firm of Reaud, Morgan & Quinn. For over thirty years, he has represented clients in significant cases involving personal injury, product and premises liability, toxic torts and business litigation. Mr. Reaud has handled first impression mass tort litigation involving asbestos premises liability claims, including the largest asbestos product liability class action lawsuit in the history of Texas courts. He also represented the State of Texas in its landmark litigation against the tobacco industry. Mr. Reaud currently serves as Chairman of the Board of the Beaumont Foundation of America and is a Director of the Reaud Charitable Foundation. He is a Life Fellow of the Texas Bar Foundation and a Fellow of the International Society of Barristers, a member of the Philosophical Society and a member of the State Bar of Texas Grievance Committee. Mr. Reaud was chosen as the Most Distinguished Alumni of Texas Tech University Law School in 1998 and also chosen as the Most Distinguished Alumni of Lamar University in 2006. He is listed in Best Lawyers in America.
Alvin V. Shoemaker
Mr. Shoemaker, age 70, has served as a Director since March 2005. Mr. Shoemaker has been a private investor since his retirement as Chairman of the Board of First Boston Corporation and First Boston, Inc. in 1989, a position he assumed in 1983. Mr. Shoemaker also serves as a director of Wynn Resorts Limited.

Class III Directors (term expires in 2010)
Nolan D. Archibald
Mr. Archibald, age 66, has served as a Director since March 2005. Mr. Archibald was appointed as Chairman of the Compensation Committee in January 2009. Mr. Archibald has been President and Chief Executive Officer of The Black & Decker Corporation since 1986 and Chairman of the Board of The Black & Decker Corporation since 1987. Mr. Archibald also serves as a director of Lockheed Martin Corporation and Brunswick Corporation.
H. William Lichtenberger
Mr. Lichtenberger, age 73, has served as a Director since March 2005 and has served as Vice Chairman and Lead Director since February 2009. He has also served as Chairman of the Nominating and Governance Committee since March 2005. Mr. Lichtenberger was the Chairman and Chief Executive Officer of Praxair, Inc. from 1992 until his retirement in 2000. From 1990 until 1992, he was President and Chief Operating Officer of Union Carbide Corporation. Mr. Lichtenberger also serves as a director of Ingersoll-Rand Company Limited.
Richard A. Michaelson
Mr. Michaelson, age 57, has served as a Director and Chairman of the Audit Committee since October 2004. Mr. Michaelson is the Chief Financial Officer of Life Sciences Research Inc., a contract research organization providing global outsourcing services to the pharmaceutical industry. Prior to his joining Life Sciences Research Inc. in 1998, he was a partner in Focused Healthcare Partners, a healthcare investment company. Mr. Michaelson was the Chief Financial Officer of Unilab Corporation, California's largest provider of clinical laboratory services, from 1993 to 1997, and held a succession of senior management positions at MetPath (now Quest Diagnostics) between 1982 and 1993. Mr. Michaelson was a financial analyst at IBM from 1979 to 1982.

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

General

        The Audit Committee of the Board has appointed Deloitte & Touche LLP ("Deloitte & Touche") to serve as our independent registered public accounting firm and to audit our consolidated financial statements for 2009. Deloitte & Touche has served as our auditors since 1984. The Audit Committee has been advised by Deloitte & Touche that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or our subsidiaries. As a matter of good corporate governance, the Audit Committee has determined to submit its selection of Deloitte & Touche to stockholders for ratification.

        Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock represented in person or by proxy and entitled to vote at the Annual Meeting. Accordingly under Delaware law, our Articles of Incorporation and our Bylaws, abstentions have the same legal effect as a vote against this proposal, but a broker non-vote is not counted for purposes of determining the number of shares represented in person or by proxy and entitled to vote at the Annual Meeting.

        If the selection of the independent registered public accounting firm is not ratified, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interest of our company and our stockholders.

        One or more representatives of Deloitte & Touche are expected to attend the Annual Meeting and will be available to respond to appropriate questions and, if they desire, will have an opportunity to make a statement.

THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009

Fees Billed by Deloitte & Touche

        The following table shows the aggregate fees billed by Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu and their respective affiliates in each of the last two fiscal years for the services indicated (dollars in millions):

	2008	2007
Audit Fees	$11.6	$13.4
Audit-Related Fees	0.4	0.3
Tax Fees	4.8	4.0
All Other Fees	0.4	—

Total	$17.1	$17.7

        Audit Fees.    Fees for audit services include fees associated with annual integrated audits, reviews of annual reports on Form 10-K and quarterly reports on Form 10-Q, statutory audits required internationally, services related to comfort letters and consents and assistance with other filings and public offering documents filed with the SEC.

        Audit-Related Fees.    Fees for audit-related services principally include due diligence in connection with acquisitions and related accounting consultations, compliance with financing arrangements and attest services that were not required by statute or regulation.

        Tax Fees.    Fees for tax services include tax compliance, tax advice and tax planning including, but not limited to, international tax compliance and advice, federal and state tax advice, mergers and acquisitions tax advice and assistance with the preparation of foreign tax returns (including expatriate tax return preparation).

        All Other Fees.    All other fees include fees for services not included in audit fees, audit-related fees and tax fees. For 2008, the $0.4 million of all other fees related to global trade advisory services.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee has, by resolution, adopted policies and procedures regarding the pre-approval of the performance by Deloitte & Touche of certain audit and non-audit services. Deloitte & Touche may not perform any service enumerated in Section 201(a) of the Sarbanes-Oxley Act of 2002, except as may otherwise be provided by law or regulation. Deloitte & Touche may not perform any service unless the approval of the Audit Committee is obtained prior to the performance of the services, except as may otherwise be provided by law or regulation. The Audit Committee has pre-approved, by category, the performance by Deloitte & Touche of certain audit and accounting services, certain tax services, and, provided that fees do not exceed $250,000 per individual project, certain other tax services and audit-related services. The Audit Committee has delegated to the committee chairperson the power to pre-approve services beyond those previously described, provided that no services may be approved that are prohibited pursuant to Section 201(a) of the Sarbanes-Oxley Act of 2002 or that appear reasonably likely to compromise the independence of Deloitte & Touche. Any pre-approval granted by the chairperson is reviewed by the Audit Committee at its next regularly scheduled meeting. In addition, the Audit Committee receives an annual report detailing the prior year's expenditures consistent with the SEC's accountant fee disclosure requirements.

        Since 2003, the Audit Committee has approved all audit and permissible non-audit services prior to such services being provided by Deloitte & Touche.

PROPOSAL NO. 3—APPROVAL OF THE AMENDMENT TO THE
HUNTSMAN STOCK INCENTIVE PLAN

Proposed Changes

        On September 14, 2009, the Board of Directors, subject to the approval of our stockholders, approved the amendment and restatement of the Huntsman Corporation Stock Incentive Plan (the "Stock Incentive Plan") to make, among others, the following changes:

  •
  to provide for an additional 11,000,000 shares of common stock to be available for awards under the plan,

  •
  to change the limitation on the maximum number of share-based awards that may be granted to an individual from 800,000 shares in any calendar year to 4,000,000 shares during the term of the amended and restated Stock Incentive Plan (see below the heading "Term of the Plan"),

  •
  to provide that the minimum vesting period for restricted stock and phantom stock awards will be one year for performance-based awards and three years (prorated) for nonperformance-based awards, subject to (i) the committee providing lesser vesting periods for such nonperformance-based awards, but only with respect to 5% or less of the shares authorized under the plan, and (ii) acceleration of vesting, in the committee's discretion, on death, disability, retirement, terminations by the company without cause, terminations by the participant for "good reason," and a change of control of the company,

  •
  to expand the list of performance criteria that may be used for awards intended to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"),

  •
  to provide that other stock-based awards may be fully vested shares when granted,

  •
  to provide that the maximum term for an option or stock appreciation right will be 10 years,

  •
  to provide that shares tendered or withheld to satisfy tax withholding obligations or to pay exercise prices will not be available for future awards under the plan,

  •
  to provide that shares subject to an award that is surrendered or exchanged for another award under the plan will not be available for future awards under the plan,

  •
  to provide that shareholder approval will be required for any amendment that (i) increases the number of shares available under the plan, (ii) expands the class of individuals eligible for awards, or (iii) materially increases the benefits available under the plan, and

  •
  to provide that, except for certain corporate events, the terms of outstanding options and stock appreciation rights may not be amended to reduce their exercise price, and that such awards may not be surrendered for cash or other awards with lower exercise prices, without the approval of the stockholders.

        The proposed amended and restated Stock Incentive Plan is attached hereto as Appendix A.

        If our stockholders approve this proposal, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the additional 11,000,000 shares available for issuance under the Stock Incentive Plan.

Reasons for Proposed Amendment and Restatement

        The use of stock-based awards under the Stock Incentive Plan has been a key component of our compensation program since its adoption in 2005. The awards granted under the Stock Incentive Plan assist us in attracting and retaining capable, talented individuals to serve in the capacity of employees, officers, directors and consultants. The Stock Incentive Plan originally authorized us to issue up to

21,590,909 shares of common stock. As of September 1, 2009, 2,373,146 shares remained available for us to issue as awards under the Stock Incentive Plan and 14,442,980 shares are subject to outstanding awards. We are unable to determine how many, if any, of the 14,442,980 shares subject to outstanding awards may be forfeited or expire unvested or unexercised and, thus, may be returned to the Stock Incentive Plan for future grants under the plan. Accordingly, the Board of Directors has determined that there are not sufficient shares available for issuance under the Stock Incentive Plan to meet our needs for future grants during the coming years, and an increase in available shares is necessary to continue granting incentive and reward opportunities to eligible participants while assisting us in retaining a competitive edge in today's volatile business environment. Further details about our awards currently outstanding can be found in the section on Securities Authorized for Issuance under Equity Compensation Plans.

        The Board of Directors has also determined that, with the recent decline in the price of our common stock, the current limitations on the maximum number of share-denominated awards that may be granted to any individual during a single calendar year is no longer in line with the maximum amount necessary to create the value and incentives we desire to provide to participants.

        The Stock Incentive Plan is intended, in part, to qualify for exemption from the deduction limitations of Section 162(m) of the Code, by providing "performance-based compensation" to "covered employees" within the meaning of Section 162(m) of the Code. A "covered employee" is defined as our Chief Executive Officer and our three other most highly compensated officers (other than our Chief Executive Officer and principal financial officer) determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934. In order to qualify for this exemption, the regulations under Section 162(m) of the Code require that the material terms of the Stock Incentive Plan (such as the eligible employees, the business criteria we may use to base performance upon, and maximum amount of compensation that may be paid to an individual in any specified period) be periodically disclosed to and approved by our stockholders. The business criteria we propose to use under the Stock Incentive Plan are individually listed below under the heading "Qualified Performance-Based Awards." We have previously operated the plan in compliance with Section 162(m) of the Code pursuant to a special transition rule that followed our initial public offering, though this transitional compliance will no longer be effective following this Annual Meeting. Stockholder approval of the Stock Incentive Plan is necessary to keep the plan compliant with Section 162(m), and thus allow us to properly deduct applicable performance based awards to our covered employees. Accordingly, we are asking our stockholders to approve the material terms of the Stock Incentive Plan, as amended and restated, and attached as Appendix A, for purposes of complying with Section 162(m) of the Code and the rules of NYSE.

Summary of the Stock Incentive Plan

        The following summary provides a general description of the material features of the Stock Incentive Plan and is qualified in its entirety by reference to the full text of the plan attached as Appendix A. The purpose of the Stock Incentive Plan is to provide incentives to our employees and consultants (and those of our subsidiaries) and to members of our Board of Directors who are not employees or consultants to devote their abilities and energies to our success. As of September 1, 2009, we had 216 employees and seven directors participating in the Stock Incentive Plan. The Stock Incentive Plan permits the grant of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, phantom stock, performance awards, substitute awards, and other stock-based awards (the "Awards"). Individual terms applicable to the various Awards, such as vesting, will be established by the committee appointed to act as the plan's administrator.

        Administration.    The Stock Incentive Plan is administered by a committee of our Board of Directors. However, our Board of Directors may also take any action designated to the committee. The committee has the sole discretion to determine the eligible employees, directors and consultants to whom Awards are granted under the Stock Incentive Plan and the manner in which such Awards will vest. Awards are granted by the committee to employees, directors and consultants in such numbers and at such times during the term of the Stock Incentive Plan as the committee shall determine. The committee is authorized to interpret the Stock Incentive Plan, to establish, amend and rescind any rules and regulations relating to the Stock Incentive Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Stock Incentive Plan. The committee may correct any defect, supply any omission or reconcile any inconsistency in the Stock Incentive Plan in the manner and to the extent the committee deems necessary or desirable.

        Eligibility.    The employees eligible to receive Awards under the Stock Incentive Plan are our employees and those of our subsidiaries. Members of our Board of Directors who are not employees or consultants of us or our subsidiaries are eligible to receive Awards and individuals consultants who provide consulting, advisory or other similar services to us or our subsidiaries are also eligible to receive Awards.

        Individual Limits on Awards.    Consistent with certain provisions of Section 162(m) of the Code and accompanying regulations, restrictions on the maximum number of shares that may be granted to an individual participant in a specified period and a maximum amount of compensation payable pursuant to an Award under the Stock Incentive Plan to an individual participant must be provided for in the plan. Accordingly, no eligible participant may receive stock-denominated Awards during the Term of the Stock Incentive Plan with respect to more than 4,000,000 shares of our common stock. For dollar-denominated Awards, such as performance awards, the maximum aggregate dollar amount that may be granted to any individual in any calendar year is limited to $7,000,000.

        Number of Shares Subject to the Plan.    The maximum number of shares of our common stock that may be issued under the Stock Incentive Plan with respect to awards will be 32,590,909 shares, subject to certain adjustments as provided by the plan. The 32,590,909 shares include (i) awards currently outstanding under the Stock Incentive Plan with respect to 12,243,804 options, 1,914,800 phantom stock awards and 284,376 restricted stock unit awards, (ii) 2,373,146 shares remaining available for future grants under the plan as of September 1, 2009, and (iii) 4,774,783 shares already issued pursuant to awards. The proposal would authorize an additional 11,000,000 shares for delivery with respect to awards, thus providing for a total of 13,373,146 shares remaining available for future grants under the plan following shareholder approval of our amended and restated Stock Incentive Plan. If an Award is surrendered, forfeited or otherwise lapses, expires or terminates without the actual delivery of the shares, or phantom shares are settled in cash, the shares subject to those Awards will again be available for issuance under the Stock Incentive Plan, unless an applicable law or regulation prevents such re-issuance. However, shares that are withheld or "netted" from an Award to pay withholding taxes or the exercise price of the Award will not be available for new grants under the plan. In addition, shares of stock subject to an Award that is surrendered or exchanged for another Award granted under the Stock Incentive Plan will not be available for new grants under the plan.

        Source of Shares.    Stock issued under the Stock Incentive Plan may come from authorized but unissued shares of our common stock, or from treasury stock held by the company.

        Recapitalization Adjustments.    In the event that we undergo a reorganization, recapitalization, stock split, merger or other similar transaction that affects the stock issuable under the Stock Incentive Plan, subject to certain limitations, the committee will have the discretion to make certain adjustments as it deems appropriate, including adjustments to the type or number of Awards outstanding, requiring that a successor company assume the Award, or accelerating vesting of an Award.

        Options.    Options to purchase one or more shares of our common stock may be granted under the Stock Incentive Plan. The committee may determine to grant stock options that are either incentive stock options governed by Section 422 of the Code, or stock options that are not intended to meet these requirements (nonstatutory options). The committee will determine the specific terms and conditions of any option at the time of grant, though all options will be restricted by certain conditions. The exercise price of any option will not be less than 100% of the fair market value of our stock on the date of the grant (other than in limited situations pertaining to substitute Awards, as noted below), and in the case of an incentive stock option granted to an eligible employee that owns more than 10% of our common stock, the exercise price will not be less than 110% percent of the fair market value of our stock on the date of grant. Options may be exercised by paying the exercise price in cash, through the delivery of irrevocable instructions to a broker to sell shares obtained upon the exercise of the option and to deliver to us an amount out of the proceeds of the sale equal to the aggregate exercise price for the shares being purchased, withholding (netting) shares from the exercised Award or such other methods as the committee has determined to be appropriate. The term for an option may not exceed 10 years.

        Following the grant of an option to an eligible participant, if the grantee is terminated, whether voluntarily or involuntarily, all unvested options generally will be forfeited. However, the committee, in its discretion, may vest all or part of the options on a participant's termination. The grantee (or his or her representative in the case of death) will have limited privileges to exercise vested options, and those exercise privileges generally will be restricted to the portion of the Award that was exercisable immediately prior to the termination of service with us, unless the committee determines otherwise at its sole discretion.

        Stock Appreciation Rights.    The committee may grant stock appreciation rights (or "SARs") independent of or in connection with an option. The exercise price per share of an SAR will be an amount determined by the committee. However, SARs must generally have an exercise price not less than the fair market value of the common stock on the date the SAR is granted. Generally, each SAR will entitle a participant upon exercise to an amount equal to (i) the excess of (1) the fair market value of one share of common stock on the exercise date over (2) the exercise price, times (ii) the number of shares of common stock covered by the SAR. Payment shall be made in common stock or in cash, or partly in common stock and partly in cash, as determined by the committee. The term of an SAR may not exceed 10 years.

        Following the grant of an SAR to an eligible participant, if the grantee is terminated, whether voluntarily or involuntarily, all unvested SARs generally will be forfeited. However, the committee, in its discretion, may vest all or part of the SARs on a participant's termination. The grantee (or his or her representative in the case of death) will have limited privileges to exercise vested SARs, and those exercise privileges generally will be restricted to the portion of the Award that was exercisable immediately prior to the termination of service with us, unless the committee determines otherwise at its sole discretion.

        Performance Awards.    The Stock Incentive Plan provides for performance awards, which are dollar-denominated Awards granted by the committee where the attainment of one or more performance goals during a specified performance period will be measured for purposes of determining a grantee's right to, and the amount of payment of, the Award. The committee will determine both the performance goals and the performance period that will be associated with a performance award, as well as the method to be used in calculating the amount of payment, if any, of the performance award at the end of the performance period. The committee shall also determine whether performance awards will be paid in cash, our common stock, or a combination of both cash and stock. Individuals who receive a performance award generally must remain in our service until the completion of the performance period in order to receive a payment related to a performance award, although the committee may determine, in its sole discretion, that a full or partial payment is appropriate in certain situations such as a participant's termination due to death, disability, retirement, involuntary termination other than for cause, termination for a "good reason," or upon a change in control of the company (a "Permitted Waiver Event").

        Restricted Stock.    Restricted stock may be granted under the Stock Incentive Plan, which means that a share of our common stock is granted to an individual subject to a "risk of forfeiture." The "risk of forfeiture" will include all restrictions placed on the stock awarded to the grantee. Any dividends or distributions on the restricted stock during the restricted period shall be held by us and be subject to the same "vesting" terms as applicable to the restricted stock. Subject to acceleration of vesting upon a Permitted Waiver Event, a grantee will forfeit all restricted stock (and any dividends or distributions accumulated thereon) upon his or her termination of service prior to the satisfaction of the vesting restrictions placed upon the stock in question, which shall not be less than one year for performance-based awards and three years (prorated) for nonperformance-based awards. During the restricted period, the grantee may not sell, assign or otherwise dispose of the restricted stock, and each stock certificate will contain an appropriate legend noting the restrictions upon such stock until such time as all restrictions have been met.

        Phantom Shares.    The Stock Incentive Plan allows the committee to grant phantom shares, which are notional shares that entitle the grantee to receive upon the vesting of the phantom shares either shares of our common stock or cash equal to the then fair market value of our common stock, or any combination of shares and cash, as determined appropriate by the committee. The terms and conditions attached to any phantom share award will be determined by the committee, including the vesting period and whether vesting is based upon the attainment of any performance objectives. Subject to acceleration of vesting upon a Permitted Waiver Event, in general the vesting period for a phantom share award will not be less than one year for a performance-based award and not less than three years (prorated) for a nonperformance-based award. While the grantee shall not have the rights of stock ownership during the applicable restricted period, the committee may establish a bookkeeping account ("DER Account") for the grantee that is credited with dividend equivalents with respect to dividends paid on shares of our common stock during the vesting period. The DER Account may or may not be credited with interest, as provided by the committee, and will vest or be forfeited at the same time as the related phantom shares vest or are forfeited.

        Substitute Awards.    Individuals who become eligible to participate in the Stock Incentive Plan following a merger, consolidation or other acquisition by our company may be entitled to receive substitute Awards in exchange for similar awards that individual may have held prior to the applicable merger, consolidation or other acquisition. If the substitute Award shall be in the form of an option or SAR, these Awards may be granted with an exercise price that is less than the fair market value per share on the replacement date, to the extent necessary to preserve the value of the original award for that individual.

        Other Stock-Based Awards.    Other stock-based awards may be granted that consist of a right denominated in or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock. In the discretion of the committee, other stock-based awards may be fully vested shares of common stock upon their grant or may be subject to such vesting and other terms as the committee may establish, including performance goals.

        Performance Based Compensation.    If the committee determines that an eligible person is a "covered employee" under Section 162(m) of the Code or the regulations thereunder and the contemplated Award is intended to qualify as "performance-based compensation" under such section, then the grant and/or settlement of such Award will be contingent upon the achievement of one or more pre-established performance goals based on one or more of the business criteria set forth below. Performance goals will be designed to be objective, "substantially uncertain" of achievement at the date of grant and will otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder. Performance goals may vary among Award recipients or among Awards to the same recipient. Performance goals will be established not later than 90 days after the beginning of any performance period applicable to such Awards, or at such other date as may be required or permitted for "performance-based compensation" under Section 162(m) of the Code.

        One or more of the following business criteria for the company, on a consolidated basis, and/or for specified subsidiaries, divisions, businesses or geographical units of the company (except with respect to stock price and earnings per share criteria), will be used by the committee in establishing performance goals: (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow returns; (v) return on net assets; (vi) return on assets; (vii) return on investment; (viii) return on capital; (ix) return on equity; (x) economic value added; (xi) gross margin; (xii) net income; (xiii) pretax earnings; (xiv) pretax earnings before interest, depreciation and amortization (EBITDA); (xv) pretax earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xvi) operating income; (xvii) total stockholder return; (xviii) debt reduction; (xix) costs or expenses; (xx) safety; (xxi) productivity measures; (xxii) implementation or completion of significant projects or processes; (xxiii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; and (xxiv) personal objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporation transactions. The performance measures may be subject to adjustment for changes required by the Financial Accounting Standards Board, for significant extraordinary items or events, or for changes in our stock price due to capital structure adjustments, stock splits or similar transactions. The performance measures may be absolute or measured relative to one or more peer companies or public indexes.

        Change of Control.    In the event of a change of control of our company (as defined below), the committee may provide, in general, for (i) the termination of an Award upon the consummation of the change of control, (ii) the acceleration of all or any portion of an Award, (iii) a payment in exchange for the cancellation of an Award, (iv) the issuance of substitute Awards, or (v) adjustments in the terms of an Award.

        The Stock Incentive Plan defines a change of control to include (i) with respect to an Award that is subject to Section 409A of the Code, an event that constitutes a "change of control" under Section 409A of the Code, (ii) the acquisition by any person other than the company, one of our subsidiaries, or one of our employee benefit plans, of ownership, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding securities entitled to vote generally in the election of directors, (iii) the consummation of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were our stockholders immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities in substantially the same proportions as their ownership immediately prior to such event, (iv) the sale or disposition of all or substantially all our assets, (iv) a change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are incumbent directors, and (v) the approval by the Board of Directors or our stockholders of a complete or substantially complete liquidation or dissolution of our company.

        Discontinuance or Amendment of the Plan.    Our Board of Directors may amend or discontinue the Stock Incentive Plan in any respect at any time, but no amendment may materially diminish any of the rights of a participant under any Awards previously granted without his or her consent, except as may be necessary to comply with applicable laws. In addition, no amendment may, without the approval of the stockholders, (i) increase the number of shares available for awards, (ii) enlarge the class of individuals eligible to receive awards, (iii) materially increase the benefits available under the plan or (iv) reduce the exercise price of an outstanding option or SAR or cancel or exchange outstanding options or SARs for cash or other Awards or for options or SARs with lower exercise prices than the original option or SAR.

        Term of the Plan.    If our stockholders approve this proposal, the amended and restated Stock Incentive Plan will become effective upon such approval and will terminate upon the earliest to occur of: (i) November 4, 2019; (ii) the date our Board of Directors terminates the plan; or (iii) the date that no more shares of our common stock are available for issuance under the plan (such period being the "Term"). No Awards will be granted under the terms of the proposed amended and restated plan if it is not approved by our stockholders. If the proposal is not approved, the Stock Incentive Plan will continue unchanged, and to the extent shares remain available under the plan, Awards may continue to be made subject to the original terms of the plan, and the plan will terminate not later than 2015 as originally intended, i.e., ten years following the original date of our Board of Directors' approval of the plan.

        Tax Withholding.    We are entitled to withhold the amount of any tax attributed to any Award granted under the Stock Incentive Plan, at such times as we deem necessary or appropriate under the applicable laws in effect at such time.

        Participation by our Subsidiaries.    Our subsidiaries who adopt the terms of the Stock Incentive Plan shall, upon our request, fund the cash portion of any Award for a participant who is an employee or consultant of such subsidiary.

United States Federal Income Tax Consequences

        The following is a brief summary of certain United States federal income tax consequences of certain transactions contemplated under the Stock Incentive Plan based on federal income tax laws in effect on September 14, 2009. This summary applies to the Stock Incentive Plan as normally operated and is not intended to provide or supplement tax advice to eligible participants. The summary contains general statements based on current United States federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of any gift, estate and inheritance taxes.

  Tax Consequences to Grantees under the Stock Incentive Plan.

        Options and Stock Appreciation Rights.    Grantees will not realize taxable income upon the grant of an option or an SAR. Upon the exercise of a nonstatutory option or an SAR, a grantee will recognize ordinary compensation income (subject to our withholding obligations if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price of the Award. A grantee will generally have a tax basis in any shares of common stock received pursuant to the exercise of a nonstatutory option or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under "Tax Consequences to our Company" below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a grantee under the foregoing rules.

        Grantees eligible to receive an option intended to qualify as an incentive stock option under Section 422 of the Code will not recognize taxable income on the grant of an incentive stock option. Upon the exercise of an incentive stock option, a grantee will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option ("ISO Stock") over the exercise price will increase the alternative minimum taxable income of the grantee, which may cause such grantee to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the grantee's regular tax liability in a later year to the extent the grantee's regular tax liability is in excess of the alternative minimum tax for that year.

        Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive option), a grantee will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the grantee for the ISO Stock. However, if a grantee disposes of ISO Stock that has not been held for the requisite holding period (a "Disqualifying Disposition"), the grantee will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the incentive option (or, if less, the amount realized in the case of an arm's length disposition to an unrelated party) exceeds the exercise price paid by the grantee for such ISO Stock. A grantee would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm's-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

        We will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive option, unless a grantee makes a Disqualifying Disposition of the ISO Stock. If a grantee makes a Disqualifying Disposition, we will then, subject to the discussion below under "Tax Consequences to the Company," be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a grantee under the rules described in the preceding paragraph.

        Under current rulings, if a grantee transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a option, either nonstatutory or incentive, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the nonstatutory option or incentive option exercise price (although a grantee would still recognize ordinary compensation income upon exercise of an nonstatutory option in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered in satisfaction of the nonstatutory option or incentive option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the nonstatutory option or incentive option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the grantee, plus the amount of compensation income recognized by the grantee under the rules described above.

        The Stock Incentive Plan generally prohibits the transfer of Awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the plan allows the committee to permit the transfer of Awards in limited circumstances, in its discretion.

        The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of nonstatutory options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of stock options, the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options or SARs.

        Phantom Shares and Restricted Stock.    Individuals will not have taxable income at the time of grant of a phantom share, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or a share of our common stock in settlement of the phantom shares, as applicable, in an amount equal to the cash or the fair market value of the common stock received. The

DER Account, if any, with respect to a phantom share will be taxable as ordinary compensation income when payment of the related phantom share is taxable.

        A recipient of restricted stock generally will be subject to tax at ordinary income tax rates on the fair market value of the restricted stock reduced by any amount paid by the recipient at such time as the shares are no longer subject either to a risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code (a "Section 83(b) election") within thirty days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

        Performance Awards.    An individual who has been granted a performance award will not realize taxable income at the time of grant. When the performance award becomes vested and is paid, whether in cash or shares of our common stock, the recipient will have ordinary compensation income in the amount of (i) any cash paid and (ii) the fair market value of our shares of our common stock the time the performance award is paid in such shares.

        Tax Consequences to our Company.    Section 162(m) of the Code limits our ability to deduct compensation paid during any year to a "covered employee" in excess of $1,000,000, unless such compensation is based on performance criteria established by the committee or meets another exception specified in Section 162(m) of the Code. Certain Awards described above may not qualify as performance-based compensation or meet any other exception under Section 162(m) of the Code and, therefore, the company's deductions with respect to such Awards will be subject to the limitations imposed by such section. To the extent a recipient recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense, and is not an "excess parachute payment" within the meaning of Section 280G of the Code, and (ii) either the compensation is performance-based within the meaning of Section 162(m) of the Code or the $1,000,000 limitation of Section 162(m) of the Code is not exceeded. No deduction will be available to us for any amount paid under the Stock Incentive Plan with respect to any change of control excise taxes due under Section 4999 of the Code with respect to an Award.

New Awards

        The Awards, if any, that will be made to eligible participants under the Stock Incentive Plan as amended and restated are subject to the discretion of the committee, and thus we cannot currently determine the benefits or number of shares subject to Awards that may be granted in the future to its executive officers, employees or directors under the Stock Incentive Plan, as proposed to be amended and restated, and therefore no New Plan Benefits Table can be provided at this time. We also do not feel that an estimated table from last year's grant policies would provide a representative estimate on a going forward basis as such grant policies were based on an atypically low stock price.

 Options Granted

        The following table sets forth information with respect to all option grants made under the Stock Incentive Plan as of September 1, 2009, to our Named Executive Officers, all of our current executive officers as a group, all employees, including all current officers, as a group, and all directors as a group.

Stock Options
Named Executive Officers
Peter R. Huntsman, President, CEO and Director	1,694,353
J. Kimo Esplin, Executive Vice President and CFO	790,372
Samuel D. Scruggs, Executive Vice President and General Counsel	729,148
Paul G. Hulme, Division President, Materials and Effects	571,297
Anthony P. Hankins, Division President, Polyurethanes	616,809
All current executive officers as a group (13 persons)	6,295,470
All current non-executive directors as a group	300,000
All current employees, including current officers who are not executive officers (53 persons)	4,987,703

Securities Authorized for Issuance under Equity Compensation Plans

        The following table summarizes information about our equity compensation plan as of September 1, 2009:

	Securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)(2)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Securities remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by security holders as of December 31, 2008(1):	6,358,587	$21.33	13,335,947
Equity compensation plans approved by security holders as of September 1, 2009(2):	14,442,980	$11.75	2,373,146
Equity compensation plans not approved by security holders:	—	—	—

(1)
Includes 6,135,093 outstanding options and 223,494 undelivered full-value awards.

(2)
Includes 12,243,804 outstanding options and 2,199,176 undelivered full-value awards. As of September 1, 2009, the weighted average remaining contractual term to expiration of the outstanding options is 8.02 years.

        THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" APPROVAL OF THE AMENDMENT TO INCREASE THE SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER OUR STOCK INCENTIVE PLAN, TO INCREASE THE INDIVIDUAL PARTICIPATION RESTRICTIONS FOR SHARE-BASED AWARDS, AND TO INCLUDE PROVISIONS THAT WILL MAKE THE STOCK INCENTIVE PLAN COMPLIANT WITH SECTION 162(M) OF THE CODE.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

        The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Huntsman Corporation ("Huntsman") assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of Huntsman's internal controls. Specific responsibilities of the Committee are set forth in the Audit Committee Charter, a copy of which can be found on Huntsman's website at www.huntsman.com. The members of the Committee are Messrs. Michaelson, Lichtenberger and Shoemaker, each of whom meets the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and applicable independence requirements of the New York Stock Exchange.

        The Committee has reviewed and discussed Huntsman's audited financial statements for the year ended December 31, 2008 with Huntsman's management. The Committee has discussed with Deloitte & Touche LLP, Huntsman's independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

        Based on the review and discussions referred to in the preceding paragraph, the Committee recommended to the Board that Huntsman's audited financial statements for the year ended December 31, 2008 be included in Huntsman's Annual Report on Form 10-K for the year ended December 31, 2008.

  AUDIT COMMITTEE,

  Richard A. Michaelson, Chair
  H. William Lichtenberger
  Alvin V. Shoemaker

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents information regarding beneficial ownership of our common stock as of September 21, 2009 by:

  •
  each person who we know owns beneficially more than 5% of our common stock;

  •
  each of our directors and nominees;

  •
  each of our named executive officers; and

  •
  all of our executive officers and directors as a group.

        Under the regulations of the SEC, shares are generally deemed to be "beneficially owned" by a person if the person directly or indirectly has or shares voting power or investment power (including the power to dispose) over the shares, whether or not the person has any pecuniary interest in the shares, or if the person has the right to acquire voting power or investment power of the shares within 60 days, including through the exercise of any option, warrant or right. In accordance with the regulations of the SEC, in computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of common stock subject to options or other rights held by the person that are currently exercisable or exercisable within 60 days of September 21, 2009. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Beneficial Ownership(1)
Name of Beneficial Owner	Shares	Percent(2)
5% or more beneficial owners:
Huntsman Family Holdings Company LLC(3)(4)	39,242,250	16.5%
MatlinPatterson Global Opportunities Partners L.P.(4)(5)	35,835,982	15.1%
MatlinPatterson Global Opportunities, Partners B, L.P.(4)(5)	26,904,788	11.3%
MatlinPatterson Global Opportunities Partners (Bermuda), L.P.(4)(5)	29,874,894	12.6%
The Jon and Karen Huntsman Foundation	21,782,000	9.2%
Directors and named executive officers:
Jon M. Huntsman(3)(4)(6)	61,047,150	25.7%
Nolan D. Archibald(7)	126,304	*
Marsha J. Evans(8)	142,081	*
Peter R. Huntsman(3)(4)(9)	17,132,997	7.2%
H. William Lichtenberger(10)	213,435	*
Richard A. Michaelson(11)	120,304	*
Wayne A. Reaud(12)	1,485,404	*
Alvin V. Shoemaker(13)	117,265	*
J. Kimo Esplin(14)	739,329	*
Samuel D. Scruggs(15)	827,516	*
Anthony P. Hankins(16)	518,010	*
Paul G. Hulme(17)	264,313	*
Kevin J. Ninow(18)	200,714	*
All directors and executive officers as a group (21 persons)(3)(4)(6)(9)(19)	69,519,546	29.3%

*
Less than 1%

(1)
Unless otherwise indicated, the address of each beneficial owner is c/o Huntsman Corporation, 500 Huntsman Way, Salt Lake City, Utah 84108 and such beneficial owner has sole voting and dispositive power over such shares.

(2)
Based upon an aggregate of 237,308,742 shares of common stock outstanding on September 21, 2009.

(3)
Includes 12,555,543 shares held by MatlinPatterson Global Opportunities Partners L.P., MatlinPatterson Global Opportunities Partners B, L.P. and MatlinPatterson Global Opportunities Partners (Bermuda) L.P. (collectively, the "Matlin Partnerships") of which Huntsman Family Holdings Company LLC (and Jon M. Huntsman and Peter R. Huntsman as its designees) may be deemed to be the beneficial owner pursuant to a voting agreement and irrevocable proxies.

(4)
Reflects 1,783,701 shares of common stock held by HMP Equity Trust. The beneficiaries of HMP Equity Trust are Huntsman Family Holdings Company LLC ("Huntsman Family Holdings"), on the one hand, and Matlin Partnerships, on the other hand. Huntsman Family Holdings is controlled by Jon M. Huntsman. The Matlin Partnerships are controlled by David J. Matlin and Mark R. Patterson through MatlinPatterson Global Advisers LLC, MatlinPatterson Global Partners LLC, MatlinPatterson Asset Management LLC and MatlinPatterson LLC. Jon M. Huntsman, Peter R. Huntsman, Christopher R. Pechock and David J. Matlin share voting control of the shares of our common stock held by HMP Equity Trust. Specifically, Jon M. Huntsman and Peter R. Huntsman control the voting of the shares of our common stock held by HMP Equity Trust, provided however, that the shares will not be voted in favor of certain fundamental corporate actions without the consent of the Matlin Partnerships, through their representatives David J. Matlin and Christopher R. Pechock. Huntsman Family Holdings has investment and dispositive power over the portion of the shares owned by HMP Equity Trust that are currently allocated to Huntsman Family Holdings' beneficial interest in HMP Equity Trust. The Matlin Partnerships have investment and dispositive power over the portion of the shares owned by HMP Equity Trust that are currently allocated to the Matlin Partnerships' beneficial interest in HMP Equity Trust. Huntsman Family Holdings, Jon M. Huntsman and Peter R. Huntsman disclaim beneficial ownership of all of the shares owned by HMP Equity Trust that are currently allocated to MatlinPatterson's beneficial interest in HMP Equity Trust. David J. Matlin, Mark R. Patterson, Christopher R. Pechock, the Matlin Partnerships and the other MatlinPatterson entities referenced in this footnote disclaim beneficial ownership of all of the shares owned by HMP Equity Trust that are currently allocated to Huntsman Family Holdings' beneficial interest in HMP Equity Trust. David J. Matlin and Christopher R. Pechock served on our Board of Directors from October 2004 until their resignation on August 8, 2007.

(5)
Includes 24,903,006 shares held by Huntsman Family Holdings Company LLC of which the Matlin Partnerships may be deemed to be the beneficial owner. The address of each of these beneficial owners is c/o MatlinPatterson Global Advisers LLC, 520 Madison Avenue, New York, New York 10022.

(6)
Includes the following shares of which Jon M. Huntsman may be deemed to be the beneficial owner: (i) 24,903,006 shares held by Huntsman Family Holdings Company LLC, (ii) 22,900 shares held by the Karen H. Huntsman Inheritance Trust, by virtue of being the spouse of the trustee of such trust, and (iii) the 21,782,000 shares which he contributed to The Jon and Karen Huntsman Foundation on June 25, 2007, by virtue of having the right to appoint all trustees on the Board of Trustees of such foundation and the right to remove any such trustees with or without cause or for any reason. Jon M. Huntsman expressly disclaims beneficial ownership of any shares held by the Karen H. Huntsman Inheritance Trust or the Jon and Karen Huntsman Foundation.

(7)
Includes options to purchase 50,000 shares of common stock that are exercisable within 60 days of September 21, 2009, and 9,972 vested restricted stock units the shares underlying which will be deliverable upon termination of service.

(8)
Includes options to purchase 50,000 shares of common stock that are exercisable within 60 days of September 21, 2009, and 46,332 vested restricted stock units the shares underlying which will be deliverable upon termination of service.

(9)
Includes options to purchase 1,139,425 shares of common stock that are exercisable within 60 days of September 21, 2009. Also includes 191,000 shares of which Peter R. Huntsman may be deemed to be the beneficial owner that are held by his spouse as Uniform Gifts to Minors Act custodian for each of six of Mr. Huntsman's children. Peter R. Huntsman expressly disclaims beneficial ownership of any such shares held by his spouse.

(10)
Includes options to purchase 50,000 shares of common stock that are exercisable within 60 days of September 21, 2009, and 48,155 vested restricted stock units the shares underlying which will be deliverable upon termination of service.

(11)
Includes options to purchase 50,000 shares of common stock that are exercisable within 60 days of September 21, 2009, and 56,304 vested restricted stock units the shares underlying which will be deliverable upon termination of service.

(12)
Includes options to purchase 50,000 shares of common stock that are exercisable within 60 days of September 21, 2009, and 56,304 vested restricted stock units the shares underlying which will be deliverable upon termination of service.

(13)
Includes options to purchase 50,000 shares of common stock that are exercisable within 60 days of September 21, 2009, and 46,332 vested restricted stock units the shares underlying which will be deliverable upon termination of service.

(14)
Includes options to purchase 324,913 shares of common stock that are exercisable within 60 days of September 21, 2009.

(15)
Includes options to purchase 324,913 shares of common stock that are exercisable within 60 days of September 21, 2009.

(16)
Includes options to purchase 257,941 shares of common stock that are exercisable within 60 days of September 21, 2009.

(17)
Includes options to purchase 244,887 shares of common stock that are exercisable within 60 days of September 21, 2009.

(18)
Includes options to purchase 200,714 shares of common stock that are exercisable within 60 days of September 21, 2009.

(19)
Includes options to purchase a total of 3,419,496 shares of common stock that are exercisable within 60 days of September 21, 2009, a total of 263,399 vested restricted stock units the shares underlying which will be delivered to the applicable holder upon termination of service and 25,000 shares held in a trust for the benefit of the spouse of Russell L. Healy, one of our executive officers, the beneficial ownership of which is expressly disclaimed by Mr. Healy.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, among others, to file with the SEC and the NYSE an initial report of ownership of our common stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16 forms that they file related to Huntsman stock transactions. Under SEC rules, certain forms of indirect ownership and ownership of our common stock by certain family members are covered by these reporting requirements. As a matter of practice, our administrative staff assists our directors and executive officers in preparing initial ownership reports and reporting ownership changes and typically files these reports on their behalf.

        Based solely on a review of the copies of Forms 4 and 5 furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during 2008 all of our executive officers, directors and greater than 10% holders filed the reports required to be filed under Section 16(a) on a timely basis under Section 16(a).

CORPORATE GOVERNANCE

Board Independence

        It is important to our Company for investors to have confidence that the individuals serving as independent directors on our Board do not have a relationship with us that would impair their independence. Under the NYSE corporate governance rules, our Board must have a majority of independent directors. For a director to qualify as independent, our Board must affirmatively determine that the director has no material relationship with our Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with our Company. To assist it in making independence determinations, our Board has adopted independence definitions and standards which can be found on our website at www.huntsman.com. Under these standards, a director is not independent if:

  •
  The director is, or has been within the last three years, an employee of our Company or an employee of any of our subsidiaries, or an immediate family member is, or has been within the last three years, an executive officer of our Company.

  •
  The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from us (other than director and committee fees and pension or other forms of deferred compensation for prior service, which compensation is not contingent upon continued service). Compensation received by an immediate family member for service as an employee (other than an executive officer) of ours is not considered for purposes of this standard.

  •
  The director or an immediate family member is a current partner of a firm that is our internal or external auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who personally works on the Company's audit; or (iv) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time

  •
  The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company's compensation committee.

  •
  The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.

  •
  The director is an executive officer of any charitable or non-profit organization to which we have made, within the preceding three years, contributions in any single fiscal year that exceeded the greater of $1 million, or 2% of such charitable or non-profit organization's consolidated gross revenues.

        Our Board has evaluated all relevant transactions or relationships between each director, or any of his or her family members, and our company, senior management and independent registered accounting firm, including the relationships discussed under "Certain Relationships and Related Transaction—Transactions." Based on this evaluation, our Board has determined that Ms. Evans and Messrs. Archibald, Lichtenberger, Michaelson, Reaud and Shoemaker, who constitute a majority of our Board, are independent. The six independent directors comprise in full the membership of each standing Board committee described in this report.

        Jon M. Huntsman, the Executive Chairman of our Board, is not considered to be an independent director because he is the father of Peter R. Huntsman, our President, Chief Executive Officer and director, and because of his employment with us. Peter R. Huntsman, our President and Chief Executive Officer, is not considered to be an independent director because of his employment with us.

Board Meetings

        Our Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. Our Board met eight times in 2008. During 2008, the non-management directors met in executive session four times and the independent directors met in executive session three times. During 2008, each director attended at least 75% of the aggregate of:

  •
  the total number of meetings of the Board (held during the period for which such person has been a director); and

  •
  the total number of meetings held by all Board committees on which such person served (during the periods that such person served).

Executive Sessions of the Board

        In accordance with our corporate governance guidelines, the non-management directors meet in executive session without management at each regularly scheduled Board meeting. Mr. H. William Lichtenberger, our Vice Chairman of the Board and Lead Director, is the presiding director at these sessions. Our Corporate Governance Guidelines also require that the independent directors meet in executive session at least once annually without those non-management directors who are not independent. Currently, all of our non-management directors are independent and, therefore, each executive session of non-management directors is also an executive session of independent directors.

Board Committees

        Our Board currently has, and appoints the members of, standing Audit, Compensation, and Nominating and Corporate Governance Committees. Each of these committees has a written charter approved by the Board. These charters are available on our website at www.huntsman.com. We will also furnish copies of our charters to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 500 Huntsman Way, Salt Lake City, Utah, 84108 or to CorporateSecretary@huntsman.com.

        The members of the committees are identified in the following table:

Audit	Compensation	Nominating and Corporate Governance
Richard A. Michaelson (Chair)	Nolan D. Archibald (Chair)	H. William Lichtenberger (Chair)
H. William Lichtenberger	Wayne A. Reaud	Marsha J. Evans
Alvin V. Shoemaker	Alvin V. Shoemaker	Richard A. Michaelson

        Audit Committee.    The Audit Committee has been established to assist the Board in monitoring:

  •
  the integrity of our financial statements;

  •
  our independent registered public accounting firm's qualifications and independence;

  •
  the performance of our internal audit function and independent registered public accounting firm; and

  •
  our compliance with legal and regulatory requirements applicable to financial and disclosure matters.

        The Audit Committee has sole responsibility for the appointment, retention and termination of the independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm. In addition to the independence standards described above, our Board has determined that each member of the Audit Committee qualifies as independent under Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Our Board has also determined that Mr. Michaelson, the Chairman of the Audit Committee, qualifies as an "audit committee financial expert" as defined by the regulations of the SEC. No member of the Audit Committee serves on more than three public company audit committees.

        The report of the Audit Committee appears under the heading "Report of the Audit Committee of the Board" above.

        The Audit Committee held five meetings in 2008.

        Compensation Committee.    The Compensation Committee's function is to support the Board in fulfilling its oversight responsibilities relating to senior management and director compensation. In this regard, the Board and Compensation Committee seek to align total compensation for the Chief Executive Officer and other senior executives with the long-term interests of stockholders. The Compensation Committee also oversees our incentive and equity-based compensation plans.

        The report of the Compensation Committee appears under the heading "Compensation Committee Report" below.

        The Compensation Committee held four meetings in 2008.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee (the "Governance Committee") is appointed by the Board to ensure that the Board governance system performs well. The duties of the Governance Committee include:

  •
  annually reviewing and reassessing the adequacy of our Corporate Governance Guidelines,

  •
  monitoring director independence;

  •
  managing the Board's annual evaluation process;

  •
  assessing the appropriate balance of skills, characteristics and perspectives required for an effective Board;

  •
  identifying, screening and recommending qualified director candidates;

  •
  periodically reassessing the adequacy of the Board's size;

  •
  overseeing succession planning for our Chief Executive Officer; and

  •
  overseeing our corporate compliance program.

        The Governance Committee held four meetings in 2008.

Director Nomination Process

        The Governance Committee identifies director candidates through a variety of means, including recommendations from other Board members and management. From time to time, the Governance Committee may use third-party search consultants to identify director candidates. The Governance Committee will also consider stockholder recommendations for candidates for the Board. Stockholders or a group of stockholders may recommend potential candidates for consideration by the Nominating & Governance Committee by sending a written request to the Governance Committee, c/o Corporate Secretary, Huntsman Corporation, 500 Huntsman Way, Salt Lake City, Utah 84108 or to CorporateSecretary@huntsman.com by not earlier than the close of business on the 120th calendar day prior to the first anniversary of the date of the preceding year's annual meeting nor later than the close of business on the 90th calendar day prior to the first anniversary of the date of the preceding year's annual meeting; except in certain circumstances described in our Bylaws. The request must comply with Section 2.8 of our Bylaws, which requires, among other things, detailed information concerning the stockholder making the proposal (and the beneficial owner on whose behalf the proposal is made, if any), the name and address of the stockholder and specific information concerning such stockholder's interests in the Company's securities, including derivative instruments. In addition, the request must include the recommended candidate's name, biographical data, qualifications, details regarding any material monetary agreements between the stockholder and the proposed nominee and a written questionnaire completed by the proposed nominee. Our Bylaws are available on our website at www.huntsman.com under the tab "Investor Relations." We will also furnish copies of our Bylaws to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 500 Huntsman Way, Salt Lake City, Utah, 84108 or to CorporateSecretary@huntsman.com.

        From time to time, the Governance Committee may request additional information from the nominee or the stockholder.

        The Governance Committee's minimum qualifications and specific qualities and skills required for directors are set forth in Section I of our Corporate Governance Guidelines, which are available on our website at www.huntsman.com. The Governance Committee screens all potential candidates in the same manner regardless of the source of the recommendation. The Governance Committee determines whether the candidate meets our minimum qualifications and specific qualities and skills for directors and whether requesting additional information or an interview is appropriate.

        The procedures set forth in Section 2.8 of our Bylaws are the exclusive means for a stockholder to make director nominations or submit other proposals before an annual or special meeting of the stockholders.

Stockholder Communications Policy

        Stockholders and other interested parties may communicate directly and confidentially with the Board, the non-management directors, the independent directors, the presiding director or the lead independent director by sending a letter addressed to the intended recipients, c/o Corporate Secretary, Huntsman Corporation, 500 Huntsman Way, Salt Lake City, Utah 84108 or by sending an email specifying the intended recipients to CorporateSecretary@huntsman.com. The Corporate Secretary will review such communications and, if appropriate, forward them only to the intended recipients. Communications that do not relate to the responsibilities of the intended recipients as directors of Huntsman (such as communications that are commercial or frivolous in nature) will not be forwarded. In addition, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will not be forwarded. A copy of our Stockholder Communications Policy is available on our website at www.huntsman.com.

 Corporate Governance Guidelines

        Our Board has adopted Corporate Governance Guidelines, and the Governance Committee is responsible for implementing the guidelines and making recommendations to the Board concerning corporate governance matters. The guidelines are available on our website at www.huntsman.com. We will also furnish copies of the guidelines to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 500 Huntsman Way, Salt Lake City, Utah, 84108 or to CorporateSecretary@huntsman.com.

        Among other matters, the guidelines include the following:

  •
  Membership on the Board will be made of up a majority of independent directors who, at a minimum, meet the criteria for independence required by the NYSE.

  •
  Each regularly scheduled Board meeting will include an executive session of the non-management directors.

  •
  The independent directors will meet in executive session at least once annually.

  •
  The Board and its committees each conduct an annual self-evaluation.

  •
  Non-management directors are not permitted to serve as a director for more than three other public companies.

  •
  Our Chief Executive Officer is not permitted to serve as a director for more than two other public companies.

  •
  Directors are expected to attend all meetings of the Board and of the committees of which they are members.

  •
  Directors are required to offer their resignation upon a change in their principal occupation.

  •
  Directors should function consistent with the highest level of professional ethics and integrity.

  •
  To effectively discharge their oversight duties, directors have full and free access to our officers and employees.

Financial Code of Ethics and Business Conduct Guidelines

        Our Board has adopted a Financial Code of Ethics for Senior Financial Officers. This code of ethics applies to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. Among other matters, this code of ethics is designed to promote:

  •
  honest and ethical conduct;

  •
  avoidance of conflicts of interest;

  •
  full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;

  •
  compliance with applicable governmental laws and regulations and stock exchange rules;

  •
  prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

  •
  accountability for adherence to the code.

        In addition, the Board has adopted our Business Conduct Guidelines. The Board requires all directors, officers and employees to adhere to these guidelines in addressing the legal and ethical issues encountered in conducting their work. The Financial Code of Ethics and Business Conduct Guidelines are available on our website at www.huntsman.com. We will also furnish copies of the Financial Code of Ethics and Business Conduct Guidelines to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 500 Huntsman Way, Salt Lake City, Utah, 84108 or to CorporateSecretary@huntsman.com.

 Director Attendance at the Annual Meeting of Stockholders

        We believe that there are benefits to having members of the Board attend our annual meetings of stockholders. In 2008, all of the then-current directors attended our annual meeting in person. From time to time, however, a member of the Board might have a compelling and legitimate reason for not attending an annual meeting. As a result, the Board has decided that director attendance at our annual meeting should be strongly encouraged, but is not required.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the members of the Compensation Committee has at any time been an officer or employee of Huntsman Corporation or any of its subsidiaries nor had any substantial business dealings with Huntsman Corporation or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

        The following Compensation Discussion and Analysis provides information regarding the compensation paid to our Chief Executive Officer, Chief Financial Officer and the other three most highly compensated executive officers in 2008. We refer to these individuals as "named executive officers." Our named executive officers are Peter R. Huntsman, President and Chief Executive Officer, J. Kimo Esplin, Executive Vice President and Chief Financial Officer, Samuel D. Scruggs, Executive Vice President, General Counsel and Secretary, Anthony P. Hankins, Division President, Polyurethanes, and Paul G. Hulme, Division President, Textile Effects. Under applicable rules, we also provide certain information concerning Kevin J. Ninow, formerly Division President, Base Chemicals, who served in that position until June 1, 2008.

Compensation Philosophy and Objectives

        Our executive compensation programs are designed to attract, motivate and retain executives critical to our long-term success and the creation of stockholder value. Our fundamental compensation philosophy is that performance should have a significant impact on compensation and, consequently, we attempt to closely link executive officers' total compensation with the achievement of annual and long-term performance goals. Management and the Compensation Committee believe that compensation decisions are complex and require careful review of individual and Company performance and chemical and general industry compensation levels. The Compensation Committee awards compensation to our executive officers based upon corporate, business division and individual performance and designs compensation so as to motivate executive officers to achieve strategic objectives and to continue to perform at the highest levels.

        Based on the objectives described above, we strive to set a total compensation opportunity within range of the median of the total direct compensation paid to similarly situated personnel at comparable companies against whom we compete both in the chemical industry marketplace and in the broader market for executives, key employees and outside directors. Actual compensation may be above or below the median based on the actual performance of our Company and the individual, with the opportunity to achieve upper quartile compensation based on superior performance. This approach is intended to ensure that a significant portion of executive compensation is based on our financial and strategic performance.

Roles and Responsibilities

        The Compensation Committee, management and an independent compensation consultant retained by the Compensation Committee are involved in the development, review, evaluation and approval of our executive compensation programs.

        Executive Management.    Our Chief Executive Officer sets our strategic direction and strives to promote compensation programs that motivate executives' behavior consistent with strategic objectives. Our Chief Executive Officer is assisted by our Vice President, Global Human Resources, who provides assistance with the design and development of compensation programs, the interpretation of data and the effects of adjustments and modifications to compensation programs. Our Chief Financial Officer and our General Counsel also assist our Chief Executive Officer by advising on legal and financial considerations relevant to these programs. In collaboration with the Compensation Committee and the compensation consultant, management coordinates the annual review of the compensation programs for the executive officers. This review includes an evaluation of individual and corporate performance, competitive practices and trends and various compensation issues. Based on the results of this review, management makes recommendations to the Compensation Committee regarding the compensation of each of the executive officers, other than the Chief Executive Officer.

        Compensation Committee.    The Compensation Committee has overall responsibility for the approval of programs that are reasonable, consistent with our stated compensation philosophy and support our business goals and objectives. The Board established the Compensation Committee in February 2005 at the time of our initial public offering, and the current members of the Compensation Committee were appointed in March 2005. The Compensation Committee consists of three directors, Messrs. Nolan D. Archibald (Chairman), Wayne A. Reaud and Alvin V. Shoemaker, each of whom is independent within the meaning of current NYSE rules.

        The Compensation Committee has authority and responsibility for the review, evaluation and approval of the compensation structure and level for all of our executive officers. This includes the articulation of a compensation philosophy, and policies and plans covering our executive officers. The Compensation Committee also conducts an annual review and approval of the Chief Executive Officer's annual compensation, including an evaluation of his performance, corporate goals and objectives relevant to his compensation, and his compensation under various circumstances, including upon retirement or a change in control.

        The Compensation Committee operates pursuant to a charter, which is available on our website at www.huntsman.com. Under its charter, the stated purposes of the Compensation Committee are:

  •
  to review, evaluate and approve our compensation agreements, incentive- compensation and equity-based plans, policies and programs;

  •
  to carry out its responsibilities under applicable securities laws and regulations relating to our proxy statement for our annual meeting of stockholders or other applicable report or filing;

  •
  to otherwise discharge the Board's responsibilities relating to compensation of our executive officers and directors; and

  •
  to perform such other functions as the Board may assign to the Compensation Committee from time to time.

        The Compensation Committee's charter permits the Compensation Committee to form and delegate some or all of its authority to subcommittees when it deems appropriate. In particular, the Compensation Committee may delegate the approval of award grants and other responsibilities regarding the administration of compensatory programs to a subcommittee consisting solely of members of the Compensation Committee who are non-employee directors or outside directors.

        The Compensation Committee typically meets at least four times each year to address various compensation issues and processes. Our Chief Executive Officer does not have the ability to call Compensation Committee meetings, but generally attends Compensation Committee meetings at the Compensation Committee's request to answer questions and provide input regarding the performance of our executive officers. However, the Chief Executive Officer is not present while decisions regarding his compensation are made. In addition, each Compensation Committee meeting usually includes an executive session without members of management present. The Compensation Committee met four times during 2008, and each of these meetings included an executive session. Our Chief Executive Officer attended four Compensation Committee meetings in 2008. The Compensation Committee regularly reports to the full Board regarding executive compensation matters.

        Compensation Consultant.    The Compensation Committee has sole authority to retain and terminate the services of a compensation consultant who reports to the Compensation Committee. The role of the compensation consultant is to advise the Compensation Committee in its oversight role, advise management in the executive compensation design process and provide independent compensation data and analysis to facilitate the annual review of the programs. The compensation consultant, who is a Principal at Towers Perrin, attends Compensation Committee meetings as requested by the Compensation Committee. During 2008, the compensation consultant attended three Compensation Committee meetings.

        Services performed by the compensation consultant for the Compensation Committee during 2008 included evaluation of levels of executive compensation as compared to general market compensation data and peer companies' compensation data, preparation of tally sheets for each of the executive officers, evaluation of proposed compensation programs or changes to existing programs and providing information on current executive compensation trends and regulations.

        In order to ensure the continued independence of the compensation consultant, the entire Board is made aware of all other services performed by Towers Perrin for our Company. During 2008, these other services, which were performed by Towers Perrin associates other than the compensation consultant, were comprised of U.S. and global actuarial services, health and welfare consulting and general compensation services.

        In 2008, our Chief Executive Officer did not meet with the compensation consultant outside of Compensation Committee meetings and met with the compensation consultant at such meetings only when members of the Compensation Committee were present. Our Chief Executive Officer did not retain or consult with any other compensation consultant.

Annual Review of Executive Compensation

        Our management and the Compensation Committee generally strive to maintain an executive compensation program that is structured to provide executive officers with a total compensation package that, at expected levels of performance, is comparable to those provided to other executives holding comparable positions or having similar qualifications in other similarly situated organizations in the chemical industry and the general market. These objectives are achieved through an annual review of the compensation of each of our executive officers. Variations from general standards may be made when appropriate to promote specific Company strategies or in response to unusual circumstances or conditions (such as the current economic downturn).

        In preparation for the annual review for 2008, the compensation consultant conducted competitive compensation analyses using several sources of data. One source of data specifically utilized in evaluating compensation levels of the executive officers, and particularly the named executive officers, was proxy statements filed by our chemical industry peer companies. Additional information regarding the peer group of companies is provided below. Please see "Compensation Discussion and Analysis—Compensation Peer Group." We also utilized nationally recognized compensation surveys to assess the competitiveness of executive compensation. Specific survey benchmark matches were identified for each executive officer position.

        The compensation consultant prepared a report to the Compensation Committee that included extensive analyses of compensation based on competitive market data gathered from peer proxy statements and published and private survey sources. In addition to this report, the compensation consultant prepared a total compensation report or "tally sheet" for each of the executive officers, including our Chief Executive Officer. Each tally sheet showed the total dollar value of the executive officer's annual compensation, including the executive's base salary, bonus, long-term incentives, lump sum present value of retirement benefits, company contributions for health and welfare plans, tax gross-ups and applicable perquisites. In addition, these tally sheets estimated the potential payment(s) under a variety of termination scenarios (voluntary termination, for-cause termination, without-cause termination or termination by employee with good reason, and termination due to change in control) and are utilized as a tool to provide transparency as to the impact of each compensation component. Each time the Compensation Committee reviews a component of compensation, it considers the component in light of total compensation.

        The tally sheets provide the Compensation Committee with context for the decisions they make in relation to total direct compensation. Although they do not necessarily drive decision making with regard to specific components of the total compensation program, the tally sheets enable the Compensation Committee to assess, on a comprehensive basis, total direct compensation and the relationship of various components of the total compensation program to each other. The tally sheets may also influence the Compensation Committee's views on a variety of issues, such as changes to severance plans and employment agreements, special equity grants to promote retention, or changes in long-term variable equity incentives.

        The Compensation Committee reviews different components of compensation at different meetings during the year. Each time a component is reviewed, we provide the Compensation Committee with a report that contains each executive officer's base salary, equity holdings and merit history for the prior three years, and includes the Chief Executive Officer's recommendations regarding the specific compensation being considered at that meeting. With respect to our named executive officers other than our Chief Executive Officer, this recommendation is made by our Chief Executive Officer after consultation with our Vice President, Global Human Resources. After reviewing these materials, the Compensation Committee considers each executive's performance through a review of objective results, reports from other senior management (for all executives other than our Chief Executive Officer) and, in many cases, personal observation. As part of this process, the Chief Executive Officer provides the Compensation Committee with his evaluation of the performance of each executive officer during the prior year. The Compensation Committee considers all of the information provided to them to arrive at individual compensation decisions.

        In making its decisions regarding each executive officer's compensation, the Compensation Committee considers the nature and scope of all elements of the executive's total compensation package, the executive's responsibilities and his or her effectiveness in supporting our key strategic, operational and financial goals.

Compensation Peer Group

        In determining the appropriate amount for each element of the executive officers' total direct compensation (base salary, annual incentives, special project bonuses and long-term incentives), the Compensation Committee considers the compensation paid for similar positions at other companies within a peer group of companies. The peer group is comprised of companies against which we compete in the global chemical industry for executives, key employees and outside directors. The selected peer companies fall within a range of comparison factors (both above and below us) such as revenue, market capitalization and net income. The peer group data supplied by the compensation consultant to the Compensation Committee is not adjusted based on any of these factors. The list of companies that comprise the peer group was initially developed in 2005 and was subsequently modified based on suggestions from the compensation consultant and finalized based on input from our management and the Chairman of the Compensation Committee. Some variation may take place from year to year in the composition of this group based on an analysis provided by the compensation consultant that is reviewed for appropriateness by the Compensation Committee. The current peer group is comprised of the following thirteen companies:

  •
  3M Company

  •
  Air Products and Chemicals Incorporated

  •
  Avery Dennison Corporation

  •
  Dow Chemical Company

  •
  EI Du Pont de Nemours and Company

  •
  Eastman Chemical Company

  •
  LyondellBasell Industries

  •
  Monsanto Chemical Company

  •
  OM Group Incorporated

  •
  PPG Industries Incorporated

  •
  Praxair Incorporated

  •
  Rohm and Haas Company

  •
  Sherwin-Williams Company

        This competitive market data provides a frame of reference for the Compensation Committee when evaluating executive compensation, but is not the only factor considered for our executives' compensation. In addition to the peer group noted above, the Compensation Committee uses nationally recognized compensation surveys to assess the broader market competitiveness of our executive compensation. This data is generally provided by the compensation consultant and is the product of published and private survey sources representing compensation amounts for similar positions within general industry and chemical industry companies. The Compensation Committee uses data from these broad market surveys to provide additional information against which they can compare the competitiveness of our executive compensation.

Mix of Compensation

        The key elements of direct compensation for the executive officers are base salary, annual incentive compensation, special project bonuses and equity-based compensation, which is typically provided through stock options and restricted stock. The Compensation Committee strives to align the relative proportion of each element of total direct compensation with the competitive market and our objectives, as well as to preserve the flexibility to respond to the continually changing global environment in which we operate. Generally, as employees move to higher levels of responsibility with greater ability to influence our results, the percentage of performance-based pay will increase. The Compensation Committee's goal is also to strike the appropriate balance between annual and long-term incentives, and it may adjust the allocation of pay to best support our objectives. For 2008, the mix of these three elements for each of the named executive officers is illustrated in the following chart:

Percent of Total Direct Compensation
Officer	Base Salary	Annual Incentive Compensation	Long-Term Incentive Awards(1)
Peter R. Huntsman	31%	0%	69%
J. Kimo Esplin	38%	0%	62%
Samuel D. Scruggs	36%	0%	64%
Anthony P. Hankins	52%	0%	48%
Paul G. Hulme	54%	0%	46%
Kevin J. Ninow	100%	0%	0%

(1)
Based on the FAS 123(R) grant date fair value of restricted stock granted in 2008.

        The mixture of pay elements described above represents our belief that executive officers should have elements of their compensation tied to both short and long-term objectives. This pay mixture is the result of our historical pay practices, management recommendations and Compensation Committee determinations. For 2008, the Compensation Committee, based in part on the recommendation of the Chief Executive Officer, determined that no incentive compensation bonuses for the named executive officers (including the Chief Executive Officer) would be payable under the annual incentive compensation program.

Elements of Executive Compensation

        In addition to the key elements of base salary, annual incentive compensation, special project bonuses and equity-based compensation, our executive officers also are eligible for elements of indirect compensation comprised of health and welfare benefits, retirement and savings plans and certain perquisites. The Compensation Committee considers each of the key elements and the indirect elements when evaluating the overall compensation program design.

        Annual Base Salary.    The Compensation Committee establishes base salaries that are sufficient to attract and retain individuals with the qualities it believes are necessary for our long-term financial success and that are competitive in the marketplace.

        An executive officer's base salary generally reflects the officer's responsibilities, tenure, job performance, special circumstances (such as overseas assignments) and the market for the executive's services. The Compensation Committee reviews the base salaries of each executive officer, including the Chief Executive Officer, on an annual basis. In addition to these annual reviews, the Compensation Committee may, at any time, review the salary of an executive who has received a significant promotion, whose responsibilities have been increased significantly or who is subject to competitive pressure. Any adjustments are based on the results of the annual review of market pay data, changes in the cost of living, job performance or the expansion of duties and responsibilities. No pre-determined weight or emphasis is placed on any one of these factors.

        As part of its normal annual review cycle, at its February 2008 meeting, the Compensation Committee reviewed the annual base salaries of each of our executive officers. As part of its review, the Compensation Committee considered the contributions and value to our Company of our Chief Executive Officer and the other executive officers during the prior year, including their contributions to our Company's efforts to implement the merger agreement with Hexion while also controlling costs and retaining the talented personnel necessary to lead our Company during this period of transition.

        The Compensation Committee also considered the compensation consultant's analysis and competitive market pay practice survey results of similar positions within our peer group, general industry and chemical industry. The Compensation Committee targeted the total direct compensation levels of the Chief Executive Officer and other named executive officers at approximately the 50th percentile of total direct compensation levels of relative executive positions within the survey groups. The report from the compensation consultant indicated that, while the Chief Executive Officer's total target cash compensation (annual base salary and incentive compensation) was near the 50th percentile, his annual salary was above the 75th percentile based on competitive market data. However, the actual total direct compensation for the Chief Executive Officer and all other named executive officers was below the 50th percentile of our peer group and of the general industry for 2008.

        Based on its review of executives' contributions to our Company, tally sheet information and benchmark information from market survey reports, the Compensation Committee in 2008 determined that it would set our Chief Executive Officer's base salary at the same amount as 2007 and limit base salary increases to 4% for our other named executive officers.

        The following table provides the base salary for our Chief Executive Officer and the other named executive officers in fiscal years 2006 through 2008 and the percentage increase in their 2008 base salary from year to year since 2006:

				Percentage Increase From
	Fiscal Year Salary
				2006 to 2007		2007 to 2008
Officer	2006	2007	2008
Peter R. Huntsman	$1,464,500	$1,464,500	$1,464,500	0%		0%
J. Kimo Esplin	$452,600	$470,700	$489,500	4.0%		4.0%
Anthony P. Hankins	$482,500	$501,800	$521,900	4.0%		4.0%
Samuel D. Scruggs	$377,300	$425,000	$442,000	12.6%		4.0%
Paul G. Hulme	$445,200	$471,700	$503,299	4.0	%(1)	4.0	%(1)
Kevin J. Ninow	$328,100	$341,300	$355,000	4.0%		4.0%

(1)
Represents percentage increase for base salary in home country currency.

        Annual Incentive Awards.    Annual incentive compensation enables executive officers and other key employees of our Company to earn a cash bonus for meeting or exceeding our financial goals as well as for individual performance. The potential payments available under the annual incentive program for the named executive officers depended on the attainment of performance goals recommended by management and approved by the Compensation Committee at the beginning of the year. Furthermore, the Compensation Committee customarily reviews and approves incentive compensation amounts following a subjective evaluation of each executive officer's performance and success in areas they believed to be significant to us as a whole or to a particular business unit or function.

        For the named executive officers, our annual incentive compensation program for 2008 provided for target annual incentive compensation of 100% of base salary for our Chief Executive Officer and 60% of base salary for the other named executive officers, with maximum possible annual incentive compensation set at 200% of base salary for our Chief Executive Officer and 120% of base salary for the other named executive officers. The target and maximum bonus amounts were set to align within the total compensation median range of those amounts for comparable executive positions within our peer group. Potential payout of individual bonuses was dependent upon both group performance and individual contributions to our success.

        The following table summarizes the bonus targets, performance components and corresponding weightings for each of our named executive officers for 2008 bonuses.

Officer	Target Incentive Award (% of Base Salary)	Maximum Possible Incentive Award (% of Base Salary)	Performance Components	Weightings
Peter R. Huntsman	100%	200%	Corporate adjusted EBITDA	50%
			Personal Performance	50%
J. Kimo Esplin	60%	120%	Corporate adjusted EBITDA	50%
			EH&S, SOX Compliance	20%
			Personal Performance	30%
Samuel D. Scruggs	60%	120%	Corporate adjusted EBITDA	50%
			EH&S, SOX Compliance	20%
			Personal Performance	30%
Anthony P. Hankins	60%	120%	Corporate adjusted EBITDA	20%
			Divisional adjusted EBITDA	30%
			EH&S, SOX Compliance	20%
			Personal Performance	30%
Paul G. Hulme	60%	120%	Corporate adjusted EBITDA	20%
			Divisional adjusted EBITDA	30%
			EH&S, SOX Compliance	20%
			Personal Performance	30%
Kevin J. Ninow	60%	120%	Corporate adjusted EBITDA	20%
			Divisional adjusted EBITDA	30%
			EH&S, SOX Compliance	20%
			Personal Performance	30%

        The performance measures were selected for use in the annual incentive portion of compensation because of their importance to our operations. To achieve the maximum possible incentive award, an executive must achieve the maximum on each of the discrete performance components of the group and their individual performance.

        In particular, the Compensation Committee believes that adjusted EBITDA is an appropriate measure for the primary financial goal of aligning the interests of management with the interests of our stockholders. The adjusted EBITDA measure used in connection with evaluation of annual incentive compensation is adjusted on the same basis and for the same factors as the adjusted EBITDA reported in our fiscal year-end earnings release. Adjusted EBITDA was calculated by eliminating the following from net income: interest, income taxes, depreciation and amortization, gains and losses from discontinued operations; restructuring, impairment and plant closing costs; merger associated income and expense; losses on the sale of accounts receivable to our securitization program; unallocated foreign currency loss; certain legal and contract settlements; losses from early extinguishment of debt; extraordinary loss on the acquisition of a business; loss on dispositions of assets and certain insurance recoveries. Adjusted EBITDA provides an indicator of general economic performance that is not affected by debt restructurings, fluctuations in interest rates or effective tax rates, or levels of depreciation and amortization. Accordingly, the Compensation Committee and our management believe that this measurement is useful for comparing general operating performance from period to period.

        In order for an executive to achieve the maximum possible amount for the corporate adjusted EBITDA and the divisional adjusted EBITDA components, we were required to achieve corporate adjusted EBITDA or the relevant divisional adjusted EBITDA, as applicable, of 120% of the respective corporate adjusted EBITDA budget or divisional adjusted EBITDA budget. To achieve 100% of the target incentive awards for these same components, we were required to achieve 100% of the applicable budgeted amount. At achievement of 75% or less of the applicable target budget for these same components, we would not pay the executive any incentive amount for that component. We scale the incentive amounts we pay for the corporate and divisional adjusted EBITDA components for achievement of percentages of target budget of between 75% to 100% and 100% to 120% based on a linear progression between these points. In addition, if we achieve corporate adjusted EBITDA of less than 95% of budget, the payouts for all other components are capped at their target levels. If corporate adjusted EBITDA is less than 75% of budget, then payment of incentive awards for any component is at the discretion of our Chief Executive Officer and the Compensation Committee.

        In February 2008, the Compensation Committee established threshold, target and maximum performance goals for each of the performance measures to be achieved by our Company and its divisions during 2008. For corporate adjusted EBITDA, the target was set as a percentage of our budgeted corporate adjusted EBITDA, which for 2008 was $1.187 billion. The threshold was set at $891 million (75% of budgeted adjusted EBITDA) and the maximum payout level was set at $1.425 billion (120% of budgeted adjusted EBITDA). This compares with a 2007 adjusted EBITDA target of $1.084 billion and a threshold set at $813 million (75% of budgeted adjusted EBITDA) and a maximum payout possible at $1.30 billion (120% of budgeted adjusted EBITDA).

        During 2008, corporate adjusted EBITDA achievement was 54% of budget. Mr. Hankins' Polyurethanes business had an adjusted EBITDA budget of $641 million and the business achieved 60% of budget. Mr. Hulme's Materials and Effects business had an adjusted EBITDA budget of $309 million and the business achieved 45% of budget.

        Given that the referenced corporate and divisional adjusted EBITDA achievement for 2008 was beneath the established thresholds, and in light of the economic downturn, the Chief Executive Officer recommended, and the Compensation Committee agreed, that no incentive compensation bonuses for the named executive officers (including the Chief Executive Officer) would be payable under the annual incentive compensation program for 2008.

        In addition to their individual strategic objectives, all executive officers have compliance objectives related to our compliance with rules promulgated under the Sarbanes Oxley Act of 2002 ("SOX") and/or environmental, health and safety ("EH&S") laws and regulations. For 2008, the Compensation Committee determined that the named executive officer's achievement of the SOX and EH&S targets were not relevant because the corporate and divisional adjusted EBITDA achievements for 2008 were beneath established thresholds and no incentive compensation bonuses would be paid to the executive officers under the annual incentive program for 2008. This determination to not award any payout of annual incentive compensation is consistent with our program design and our emphasis on pay for performance.

        Long-Term Compensation.    We provide executives with long-term incentive compensation through the Huntsman Stock Incentive Plan (the "Stock Incentive Plan"), which was approved by our stockholders prior to our initial public offering. The Stock Incentive Plan is intended to encourage employees, consultants and directors to acquire or increase their equity interest in our Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in our development and financial success. The Stock Incentive Plan also encourages this group to remain with and devote their best efforts to our business, thereby advancing our interests and the interests of our stockholders. The Stock Incentive Plan also enhances our ability to attract and retain the services of individuals who are essential for our growth and profitability.

        In addition, we generally do not maintain employment agreements with executive officers (other than as described in "Employment Agreements" below). As a result, our Chief Executive Officer and most other executive officers would not have certain benefits upon termination of their employment typically enjoyed by executive officers at our peer companies, including automatic vesting of restricted stock, stock options and phantom stock. To maintain our ability to provide a competitive compensation package and attract and retain individuals vital to our success, the Compensation Committee believes it is appropriate to continue to grant long-term compensation awards to our executive officers.

        The Stock Incentive Plan permits the granting of a variety of stock and stock-based awards. The awards are granted according to a pre-determined schedule developed by management and the Compensation Committee and approved by the Compensation Committee during the first quarter of each year. Pursuant to this schedule, grants of equity-based awards are typically made during the first quarter. In 2008, the Compensation Committee awarded only grants of restricted and phantom stock because the merger agreement with Hexion contained limitations on the number and types of shares permitted to be issued. The Compensation Committee granted these awards to retain our named executive officers, to align the interests of the named executive officers with those of our stockholders and to reward such named executive officers for Company and their own performance.

        In determining the types and amounts of equity-based awards to grant to each executive officer, the Compensation Committee reviewed analyses provided by the compensation consultant of the types and amounts of awards paid for similar positions at peer companies. Grants were targeted at levels intended to represent an estimated potential financial value that, when combined with base salary and annual incentive, would be near the market median value for total direct compensation (base salary plus annual incentive plus long-term compensation) paid to comparable executive positions at companies in our peer group and other chemical and general industrial companies as represented in nationally-recognized executive compensation surveys. The survey information is contained in a report prepared by the Compensation Committee's compensation consultant that includes a detailed analysis of actual compensation and trends based on competitive market data gathered from peer proxy statements and published and private survey sources. This is the same report the Compensation Committee utilizes for setting total annual compensation, as described above under "Compensation Discussion and Analysis—Annual Review of Executive Compensation."

        The Compensation Committee also considered benchmarking information in the form of a breakdown by percentiles of awards granted to similarly situated executives at comparative companies, which is contained in the report prepared by the Compensation Committee's consultant. The Compensation Committee considered this information to provide a reference point as to how our named executive officers' award levels compare to the comparative companies. The amounts of the awards made in 2008 to named executive officers were generally at or below the 50th percentile of our peer group and the general industry, based on the information provided by the compensation consultant.

        The Compensation Committee also considered the value of the equity award made to each named executive officer in 2007. The Compensation Committee in prior years has approved grant levels that approximate the prior year's grant, taking into account the expansion of duties and job responsibilities. However, our merger agreement with Hexion Specialty Chemicals, Inc., which was in effect at the time the grants were made, limited the number of shares that could be granted under our Stock Incentive Plan to an aggregate of 600,000 shares, including shares granted plan participants other than our named executive officers. Because of this limitation, the Compensation Committee first determined the target value of the awards for each named executive officer, coming as close as possible to both the prior year value of the equity award and the median market levels when combined with base salary and annual bonus, and then converted this value into a number of restricted shares. The Compensation Committee then proportionately reduced the number of shares awarded to each named executive officer to remain within the share limitation restriction of the merger agreement. The value of the equity awards issued to the each of our named executive officers was approximately 80% of the value of the equity award granted to each in 2007.

        The merger agreement also precluded our Company from issuing stock options. Historically, the Compensation Committee has delivered 50% of the award value in stock options and 50% in restricted stock. As a result of the restrictions in the merger agreement, our named executive officers received only grants of restricted stock and no stock option grants for 2008.

        The awards approved for the Chief Executive Officer and other named executive officers in February 2008 were as follows:

Officer	Stock Options	Restricted or Phantom Stock	Total Shares(1)
Peter R. Huntsman	0	135,274	135,274
J. Kimo Esplin	0	32,209	32,209
Samuel D. Scruggs	0	32,209	32,209
Anthony P. Hankins	0	19,325	19,325
Paul G. Hulme	0	17,714	17,714
Kevin J. Ninow	0	0	0

(1)
Additional details regarding these grants are provided in the "Grants of Plan-Based Awards" table below.

        In February 2009, the Compensation Committee approved additional equity awards to our employees. As of September 1, 2009, we have only 2,373,146 shares of stock remaining available for issuance under the Stock Incentive Plan. As previously discussed, we are seeking stockholder approval to increase the number of shares available under our Stock Incentive Plan by 11,000,000 in order to preserve our ability to provide appropriate levels of incentivizing equity compensation awards to our employees. Given the relative importance of equity awards to our compensation program, any failure to increase the number of shares available under our Stock Incentive Plan could have a significant impact on our current compensation strategy and jeopardize our ability to provide competitive compensation packages to our employees.

        Special Project Bonuses.    Project bonuses constitute an important part of our compensation philosophy by rewarding successful completion of strategic objectives. In previous years, these strategic objectives have included both acquisitions and divestures of businesses and the implementation of cost reduction/restructuring plans. Given that these project bonuses are customarily related to special initiatives, the Compensation Committee will not always set targets or utilize specific formulas or quantitative metrics in determining the amount of payment for successfully completing such projects. Furthermore, it is not unusual for changes to take place in the scope and emphasis of these projects during the course of the year based on internal corporate considerations or changes in the external market that are beyond the control of our Company or any of its individual executives. Given this, the Compensation Committee exercises wide discretion in determining the amount of such payment, if any, to each executive officer. However, as a frame of reference, these project bonus payments have historically been in the range of 50%—150% of annual base salary and are intended to be commensurate with the efforts of the executives and the benefits to our Company.

        In 2008, our Company did not pay any project bonuses to our named executive officers. For 2009, the Compensation Committee has authorized our Chief Executive Officer to award to executive officers special bonuses up to certain amounts. It is anticipated that these bonuses would be awarded upon our Company's achievement of certain levels of liquidity and/or other measures.

        Health and Welfare Benefits.    We provide our executive officers with benefits that are intended to be a part of a competitive total compensation package that provides health and welfare and retirement programs comparable to those provided to employees and executives at other companies in the chemicals industry. Executive officers participate in our health and welfare programs on the same relative basis as our other employees.

        Retirement and Savings Plans.    We provide our executive officers with benefits that are intended to be a part of a competitive total compensation package that provides retirement and savings programs comparable to those provided to employees and executives at other companies in chemical industry and the general market. The benefit plan descriptions below and accompanying tables provided in the table under "Executive Compensation—Summary Compensation Table," "Pension Benefits Table," and "Nonqualified Deferred Compensation Table" provide an explanation of the major features of our employee benefit plans. Executive officers participate in our qualified retirement and savings plans on the same relative basis as other employees.

        In the U.S., we sponsor the Huntsman Defined Benefit Pension Plan (the "Huntsman Pension Plan"), a tax-qualified defined benefit pension plan. Effective July 1, 2004, the formula used to calculate future benefits under the Huntsman Pension Plan was changed to a cash balance formula. The benefits accrued under the plans as of June 30, 2004 were used to calculate opening cash balance accounts. Of our named executive officers, Messrs. Peter R. Huntsman, Esplin, Scruggs, and Ninow were participants in the Huntsman Pension Plan in 2008.

        We also sponsor retirement benefit plans in connection with our operations in Belgium and the U.K. through the Huntsman Pension Fund OVV in Belgium (the "Huntsman Belgium Pension Fund") and the Huntsman Pension Scheme in the U.K., respectively. In addition, we sponsor the International Pension Plan, which is a non-registered plan designed to protect the pension benefits of employees whose service involves participation in pension plans in more than one country. Of our named executive officers, Messrs. Hulme and Hankins participate in the Huntsman Pension Scheme in the U.K., and Mr. Hulme participates in both the Huntsman Belgium Pension Fund and in the International Pension Plan.

        The Huntsman Supplemental Executive Retirement Plan (the "Supplemental Executive Retirement Plan") is a non-qualified supplemental pension plan that provides benefits for designated executive officers based on certain compensation amounts not included in the calculation of benefits payable under the Huntsman Pension Plan. Of our named executive officers, Messrs. Peter R. Huntsman, Esplin, Scruggs, and Ninow were participants in the Supplemental Executive Retirement Plan in 2008. The compensation taken into account for these named executive officers under the Supplemental Executive Retirement Plan includes amounts in excess of the qualified plan limitations. The Supplemental Executive Retirement Plan benefit is calculated as the difference between (1) the benefit determined using the Huntsman Pension Plan formula with unlimited base salary plus bonus, and (2) the benefit determined using base salary plus bonus as limited by federal regulations.

        We provide executive officers the opportunity to participate in four defined contribution savings plans: a salary deferral plan (the "401(k) plan"); a supplemental savings plan (the "Supplemental Savings Plan"); a money purchase pension plan (the "MPP"); and a supplemental executive money purchase pension plan (the "SEMPP"). All of our named executive officers are participants in each of these savings plans, with the exception of Mr. Hulme.

        The 401(k) Plan is a tax-qualified broad-based employee savings plan; employee contributions up to 25% of base salary and annual incentive bonuses are permitted up to dollar limits established annually by the Internal Revenue Service (the "IRS"). Details regarding the 401(k) Plan are provided in the discussion of Pension Benefits and related tables.

        The Supplemental Savings Plan allows designated executive officers to defer up to 75% of eligible salary and up to 75% of annual incentive award bonuses. The Supplemental Savings Plan also provides benefits for participants in the form of Company matching contributions based on certain compensation amounts not included in the calculation of benefits payable under the 401(k) Plan because of limits under federal law on compensation that can be counted and amounts that can be allocated to accounts within the 401(k) Plan.

        The MPP is a tax-qualified broad-based employee savings plan. Our contributions vary by service: 0.5% of compensation for 3 to 6 years of service, 3% of compensation for 7 to 9 years of service and 8% of compensation for 10+ years of service, subject to IRS limits. Employees can direct the investments for their accounts. The MPP has been closed to new participants as of January 2004.

        The SEMPP is a non-qualified plan for senior executives that provides for benefits not allowed under the MPP due to IRS compensation and allocation limits. Employees are vested in this account upon meeting 10 years of service, upon attaining normal retirement age, death or disability, or upon termination of employment without reasonable cause. The SEMPP permits distributions following termination of employment as a lump sum, life annuity, joint & survivor annuity or monthly installments over a period not more than 10 years.

        Perquisites.    We have provided perquisites as a means of providing additional compensation to our Chief Executive Officer and other named executive officers, through the availability of benefits that are convenient for the executives to use when faced with the demands of their positions. The Compensation Committee reviews our policies with respect to perquisites and considers whether, and to what extent, it may be appropriate for our Chief Executive Officer and the other named executive officers to reimburse our Company for perquisites, including personal use of corporate aircraft.

  •
  Foreign Assignment Policy—We maintain a comprehensive expatriation program to address the range of financial implications associated with international assignments. This program provides assistance in the form of education and language support, housing allowances, transportation of personal belongings, tax equalization and international living or hardship allowances when deemed appropriate. Of our named executive officers, Messrs. Hulme and Hankins participate in the expatriation program.

  •
  Aircraft Use Policy—In August 2005, the Board adopted an Aircraft Use Policy to carefully manage use of the aviation assets in a manner that best meets the goals of improving senior management's effectiveness and availability. Under this policy, the Executive Chairman of the Board, Chief Executive Officer, any Executive Vice President and any Division President may have personal use of Company aircraft to the extent that such person pays for the costs of such use pursuant to an aircraft time-sharing agreement. Notwithstanding the foregoing, the Compensation Committee may permit the Executive Chairman of the Board and the Chief Executive Officer to have personal use of Company aircraft without cost; except that the Compensation Committee may limit such use in any given calendar year to a specified number of hours. For 2008, such use by the Executive Chairman of the Board was limited to 150 flight hours and such use by the Chief Executive Officer was unlimited. The Executive Chairman's allowance was changed to 150 flight hours in 2008 from $400,000 dollars in 2007 to give certainty to the amount of use permitted and eliminate the uncertainty in usage caused by widely variable costs such as fuel prices. In addition, we make gross-up payments to the Executive Chairman of the Board and the Chief Executive Officer in amounts equal to the out-of-pocket tax obligations resulting from their personal use of Company aircraft without cost. If income is required to be imputed to any person for use of the corporate aircraft in a situation where such use has a business purpose under the Policy, we will make gross-up payments to such person in amounts equal to the out-of-pocket tax obligations resulting from such use.

  •
  Company Car—We provide executive officers with leased vehicles for business use, which the executives may also use for personal transportation. Executive officers are responsible for the taxes on imputed income associated with the personal use of this Company provided transportation.

        Employment Agreements.    Generally, we do not enter into employment agreements with executive officers. Nevertheless, we currently have employment agreements with two of our named executive officers, Messrs. Hulme and Hankins. The primary purpose of these employment agreements is to provide these executive officers with details regarding repatriation to their home country following the completion of their foreign assignments.

        Mr. Hulme is party to an employment agreement with our subsidiary Huntsman Advanced Materials (Europe) BVBA, which is subject to annual renewal. This agreement defines the initial elements of Mr. Hulme's compensation package, including base salary and a performance-based bonus, and it provides for customary expatriation arrangements, including an international location allowance expressed as a percentage of his annual salary.

        Effective November 1, 2000, Mr. Hankins entered into an agreement with our subsidiary Huntsman Polyurethanes Americas detailing the terms of his secondment from Huntsman Polyurethanes (UK) Ltd. This agreement defines the initial elements of Mr. Hankins' compensation package, including base salary and a performance-based bonus, and it provides for customary expatriation arrangements, including an international location allowance expressed as a percentage of his annual salary.

Equity Ownership Policy

        The Board has adopted Executive Stock Ownership Guidelines (the "Guidelines"), which apply to our executive officers, including our Chief Executive Officer and the other named executive officers. The purpose of stock ownership requirements is to more closely align our key executives' interests with our stockholders—through all industry cycles and market conditions. The Guidelines require executive officers to achieve and maintain ownership levels of our stock equal to five times base salary for the Chief Executive Officer and two times base salary for other executive officers based on their base salary at the time the guidelines become applicable to such officer. Once established, an executive officer's required ownership level generally does not change as a result of changes in annual base salary or fluctuations in our common stock price. Shares that count toward satisfaction of the Guidelines include:

  •
  shares owned outright by the executive officer or his or her immediate family members residing in the same household;

  •
  restricted stock issued as part of an executive officer's long-term compensation whether or not vested; and

  •
  shares acquired upon option exercise that the executive officer continues to hold.

        Executive officers are required to achieve their specified ownership levels within five years. Until these levels are achieved, executive officers are required to retain at least 50% of net shares delivered through our executive compensation plans ("net shares" means the shares remaining after deducting shares for the payment of taxes and, in the case of stock options, after deducting shares for the exercise price of stock options). Shares acquired by an executive officer prior to the adoption of the Guidelines are not subject to the retention restriction. Once achieved, the specified ownership level must be maintained for as long as the executive officer is subject to the Guidelines. Exclusions for estate planning, gifts to charity, education and primary residence apply to the retention requirement. However, exclusions do not affect the requirement that executive officers achieve their specified ownership levels within the five-year period. In addition, hardship exemptions may be available in rare instances. A copy of the Executive Stock Ownership Guidelines is available on our website at www.huntsman.com.

        As of September 1, 2009, all of the named executive officers are in compliance with the equity ownership policy. The following table provides the minimum share ownership target of each named executive officer (other than Mr. Ninow, who has left our Company and is no longer subject to the

Guidelines) and the percentage of the ownership guideline achieved by the officer as of the applicable determination date:

Officer	Ownership	Share Ownership Target	% of Guideline Achieved
Peter R. Huntsman	5x	317,800	100%
J. Kimo Esplin	2x	39,300	100%
Samuel D. Scruggs	2x	32,800	100%
Anthony P. Hankins	2x	41,900	100%
Paul G. Hulme	2x	37,300	100%

Accounting and Tax Treatments of the Elements of Compensation

        We account for stock-based awards, including stock options and restricted stock awards, as provided in Financial Accounting Standards Board Statement No. 123(R) Share Based Payment ("FAS 123(R)"). Section 162(m) of the internal revenue code disallows a tax deduction by us for individual executive compensation exceeding $1 million in any taxable year for our Chief Executive Officer and the other four highest compensated senior executive officers, other than compensation that is performance-based under a plan that is approved by our stockholders and that meets certain other technical requirements.

        The financial reporting and income tax consequences to the Company of individual compensation elements are important considerations for the Compensation Committee when it is analyzing the overall level of compensation and the mix of compensation among individual elements. Overall, the Compensation Committee seeks to balance its objective of ensuring an effective compensation package for the named executive officers with the need to maximize the immediate deductibility of compensation—while ensuring an appropriate and transparent impact on reported earnings and other closely followed financial measures.

        In making its compensation decisions, the Compensation Committee has considered that Internal Revenue Code Section 162(m) limits deductions for compensation paid in excess of $1 million. As a result, the Compensation Committee designs much of the total compensation packages for the named executive officers to qualify for the exemption of "performance-based" compensation from the deductibility limit. However, the Compensation Committee does have the discretion to design and use compensation elements that may not be deductible within Section 162(m) when necessary for competitive reasons, to attract or retain a key executive, to enable us to retain flexibility in maximizing our pay for performance philosophy or where achieving maximum tax deductibility would not be in our best interest.

Post-Employment Compensation

        Our named executive officers, other than Messrs. Hankins and Hulme, do not have employment agreements with our Company which entitle them to payments and benefits upon the termination of employment or a change-in-control. Messrs. Hankins and Hulme have employment agreements which contain termination of employment and change in control benefits. Executives at companies in the chemical industry and the general market against which we compete for executive talent commonly have employment agreements providing for these types of severance payments and benefits. Because most of our executives do not have the benefit of such agreements, we established the Executive Severance Plan in order to remain competitive.

        Under the terms of our Executive Severance Plan, the Chief Executive Officer and the other named executive officers are entitled to payments and benefits upon the occurrence of specified events including termination of employment (with and without cause) and upon a change-in-control of our Company. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in detail in "Potential Payments upon Termination or Change of Control" below. We believe that the relative costs of our Executive Severance Plan in light of the expected benefits that would be derived are worth the attendant costs in foreseeable merger or acquisition situations. A description of the Executive Severance Plan and other arrangements relevant to post-employment compensation follows:

        Executive Severance Plan.    Under the Huntsman Executive Severance Plan (the "Severance Plan"), if a participant's employment is terminated without reasonable cause or the participant terminates employment for good reason, we will provide the participant with severance benefits in the form of a cash payment, healthcare in the form of a cash payment and outplacement services.

        The amount of the cash payment under the Severance Plan will be: (a) for a participant with a title of Senior Vice President or higher, an amount equal to two times the participant's base compensation at termination; and (b) for a participant with a title of Vice President, an amount equal to one and one-half times the participant's base compensation at termination. Healthcare coverage continuation is addressed through a lump-sum payment intended to address the departing executive's monthly healthcare premiums for a period equivalent to 24 months for a Senior Vice President or higher and 18 months for a Vice President. Outplacement services will be provided: (y) for a period of 12 months following termination, for participants with a title of Senior Vice President or higher; and (z) for a period of six months following termination, for participants with a title of Vice President.

        Stock Incentive Plan.    If there is a change in our control (such term as defined in the "Potential Payments upon Termination or Change of Control" section below), the Compensation Committee may, in its discretion, provide for:

  •
  assumption by the successor company of an award, or the substitution thereof for similar options, rights or awards covering the stock of the successor company;

  •
  acceleration of the vesting of all or any portion of an award;

  •
  changing the period of time during which vested awards may be exercised (for example, but not by way of limitation, by requiring that unexercised, vested awards terminate upon consummation of the change of control);

  •
  payment of substantially equivalent value in exchange for the cancellation of an award; and/or

  •
  issuance of substitute awards of substantially equivalent value.

        Any such provision made by the Compensation Committee would benefit all participants in the Stock Incentive Plan, including the named executive officers.

        Supplemental Savings Plan.    Upon a change in control (as defined in the Supplemental Savings Plan), participants, including the named executive officers, may elect to receive the present value of the benefits payable to them under this plan.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed Huntsman Corporation's Compensation Discussion and Analysis for the fiscal year ended December 31, 2008 as set forth above with Huntsman management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

  COMPENSATION COMMITTEE

  Wayne A. Reaud, Chair
  Nolan D. Archibald
  Alvin V. Shoemaker

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table presents information concerning compensation earned in the fiscal years ending 2008, 2007 and 2006, by our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers at the end of 2008. Under applicable rules, Kevin J. Ninow, former Division President, Base Chemicals, is also included. We refer to these six persons collectively as "named executive officers." Our compensation policies are discussed in "Compensation Discussion and Analysis" above.

Name and Principal Position	Year	Salary	Bonus(1)	Stock awards(2)	Option awards(3)	Non-equity incentive plan compensation(4)	Change in pension value and non-qualified deferred compensation earnings(5)	All other compensation(6)	Total
Peter R. Huntsman	2008	$1,464,500	$0	$2,609,618	$1,903,420	$0	$362,589	$344,650	$6,684,777
President, CEO &	2007	$1,464,500	$750,000	$2,522,145	$2,748,759	$1,002,000	$0	$459,146	$8,768,042
Director	2006	$1,451,775	$0	$1,742,914	$1,911,210	$2,331,452	$690,754	$270,351	$8,398,456
J. Kimo Esplin	2008	$485,772	$0	$650,244	$484,502	$0	$79,465	$109,992	$1,809,975
Executive VP &	2007	$466,175	$452,600	$733,317	$789,676	$193,200	$46,872	$166,549	$2,848,390
CFO	2006	$448,650	$0	$546,399	$588,479	$1,311,865	$176,336	$100,165	$3,171,894
Samuel D. Scruggs	2008	$437,750	$0	$650,244	$484,502	$0	$91,715	$87,038	$1,751,249
Executive VP and	2007	$413,074	$566,000	$733,317	$789,676	$174,500	$68,747	$141,868	$2,887,182
General Counsel	2006	$374,025	$0	$546,399	$588,479	$1,270,965	$213,899	$77,379	$3,071,146
Paul G. Hulme	2008	$508,531	$0	$190,330	$284,546	$0	$104,107	$380,813	$1,467,696
Division President,	2007	$467,145	$231,000	$594,934	$602,244	$188,600	$55,761	$326,325	$2,466,009
Textile Effects	2006	$395,254	$0	$472,414	$493,455	$1,290,365	$453,805	$315,929	$3,421,222
Anthony P. Hankins	2008	$517,358	$0	$416,344	$316,900	$0	$161,862	$389,402	$1,801,866
Division President,	2007	$496,975	$0	$599,365	$633,179	$245,000	$84,951	$324,809	$2,384,279
Polyurethanes	2006	$478,313	$0	$487,215	$512,460	$1,345,165	$529,464	$226,269	$3,578,886
Kevin J. Ninow	2008	$144,492	$0	$288,972	$318,389	$0	$39,325	$814,793	$1,605,971
Division President,
Base Chemicals

(1)
Discretionary special project bonuses were issued to Messrs. Huntsman, Esplin, Scruggs and Hulme in 2007 for successful completion of several restructuring initiatives.

(2)
This column represents the amount recognized for financial statement reporting purposes with respect to the 2008, 2007 and 2006 fiscal years for the fair value of restricted stock granted in accordance with SFAS 123R. Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The restricted shares vest ratably in three equal annual installments beginning on the first anniversary of the grant date. For purposes of stock-based awards, fair value is initially calculated using the closing price of our stock on the date of grant. As of December 31, 2008, the fair value of restricted stock-based awards, excluding estimated forfeitures, was $189,210 for Mr. Huntsman, and $65,495 for each of Messrs. Esplin, Scruggs, Hankins, and Hulme, and $49,486 for Mr. Ninow for awards granted in 2005; $710,263, $177,564, $177,564, $106,543, $88,782, and $82,478, respectively for Messrs. Huntsman, Esplin, Scruggs, Hankins, Hulme, and Ninow for awards granted in 2006; $772,611, $183,956, $183,956, $110,372, $18,857, and $157,008, respectively for Messrs. Huntsman, Esplin, Scruggs, Hankins, Hulme, and Ninow for awards granted in 2007; and $937,534, $223,229, $223,229, $133,934, and $17,196, respectively for Messrs. Huntsman, Esplin, Scruggs, Hankins, and Hulme for awards granted in 2008. No stock award was granted to Mr. Ninow in 2008. For additional information regarding 2008, 2007 and 2006 restricted stock expenses, refer to the notes to our financial statements in our annual report on Form 10-K for the years ended 2008, 2007 and 2006 respectively as filed with the SEC. For information on the valuation assumptions with respect to grants made during or prior to 2008, refer to the notes to our financial statements in the Form 10-K for the appropriate year. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers.

(3)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008, 2007 and 2006 fiscal years for the fair value of stock options granted to each of the named executives in accordance with SFAS 123R. Pursuant to SEC regulations, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The fair value of option awards in 2008, excluding estimated forfeitures was $189,209 for Mr. Huntsman, and $65,496 for each of Messrs. Esplin, Scruggs, Hankins, and Hulme, and $49,486 for Mr. Ninow for awards granted in 2005; $912,223, $228,057, $228,057, $136,834, $114,027, and $105,928, respectively for Messrs. Huntsman, Esplin, Scruggs, Hankins, Hulme, and Ninow for awards granted in 2006; and $801,988, $190,949, $190,949, $114,570, $105,023, and $162,975, respectively for Messrs. Huntsman, Esplin, Scruggs, Hankins, Hulme, and Ninow for awards granted in 2007. No option awards were granted in 2008. For additional information regarding 2008, 2007 and 2006 option expenses, refer to the notes to our financial statements in our annual report on Form 10-K for the years ended 2008, 2007 and 2006 as filed with the SEC. For information on the valuation assumptions with respect to grants made during or prior to 2008, refer to the notes to our financial statements in the Form 10-K for the appropriate year. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by the named executive officers.

(4)
Mr. Huntsman's 2006 earnings include $1,453,452 representing his final payment from our Cost Reduction Incentive Plan. 2006 earnings for Messrs. Esplin, Scruggs, Hankins, and Hulme include $1,065,865 representing final earnings from our Cost Reduction Incentive Plan. Although, Mr. Hankins earned his final Cost Reduction Incentive Plan payment in 2006, he received the associated payment in 2007.

(5)
This column represents the sum of the change in pension value in 2008 for each of the named executive officers. See the "Pension Benefits in Fiscal 2008" for additional information, including the present value assumptions used in this calculation. None of the named executive officers had above-market or preferential earnings on non-qualified deferred compensation. See "Nonqualified Deferred Compensation in Fiscal 2008" for additional information.

(6)
The methodology used to compute the aggregate incremental cost of perquisites and other personal benefits for each individual named executive officer is based on the total cost to our Company when the total cost of those perquisites and personal benefits exceeds $10,000. The table below details the components reported in the "All other compensation" column of the table "Executive Compensation—Summary Compensation." Some of the amounts in the table were paid directly by us or were reimbursed by us to the named executive officers.

				Company Match
	Personal Use						Supp Exec Money Purchase Pension					Severance Pay & Vacation Payout
			Foreign Assignment	401(k) Plan	Supp Savings Plan	Money Purchase Pension		Belgian Pension	Health & Welfare	Stock Dividends	Tax Gross-up
Name	Auto	Aircraft											Total
Peter R. Huntsman(a)	$684	$65,872	—	$4,600	$3,150	$18,400	$178,920	—	$16,917	$48,756	$7,351	—	$344,650
J. Kimo Esplin(b)	$10,615	—	—	$4,600	$8,960	$18,400	$35,840	—	$17,641	$13,936	—	—	$109,992
Samuel D. Scruggs(c)	$2,528	—	—	$4,600	$7,645	$18,400	$30,580	—	$9,349	$13,936	—	—	$87,038
Paul G. Hulme(d)	$5,280	—	$90,598	—	—	—	—	$35,505	$3,825	$10,610	$234,364	—	$380,813
Anthony P. Hankins(e)	—	—	$169,777	$4,600	$10,638	$18,400	$42,550	—	$11,999	$11,134	$120,305	—	$389,402
Kevin J. Ninow(f)	—	—	—	$4,600	$1,720	$18,400	$6,880	—	$7,302	$13,317	—	$762,574	$814,793

(a)
The cost to our Company for personal use of our aircraft is calculated according to a time sharing agreement whereby incremental total direct costs including fuel, maintenance, repairs, insurance, etc. are assigned to us by number of flight hours used. We followed a quarterly cost calculation method to account for the 25.9 personal flight hours used by Mr. Huntsman. We contributed $182,070 to the SEMPP and Supplemental Savings Plans on Mr. Huntsman's behalf and have included this total amount in our Nonqualified Deferred Compensation table below. The health and welfare value represents premiums paid directly by us for life insurance, accidental death and dismemberment, long-term disability, occupational/travel accident, medical and dental coverage. The stock dividend amount represents the value accrued on unvested restricted stock. The tax gross-up amount shown for Mr. Huntsman was associated with his personal aircraft use.

(b)
We contributed $44,800 to the SEMPP and Supplemental Savings Plans on Mr. Esplin's behalf and have included this amount in our Nonqualified Deferred Compensation table below. The health and welfare value represents premiums paid directly by us for life insurance, accidental death and dismemberment, long-term disability, occupational/travel accident, medical and dental coverage. The stock dividend amount represents the value accrued on unvested restricted stock.

(c)
We contributed $38,225 to the SEMPP and Supplemental Savings Plans on Mr. Scruggs' behalf and have included this amount in our Nonqualified Deferred Compensation table below. The health and welfare value represents premiums paid directly by us for life insurance, accidental death and dismemberment, long-term disability, occupational/travel accident, medical and dental coverage. The stock dividend amount represents the value accrued on unvested restricted stock.

(d)
We contributed $35,505 to the Belgian Pension Plan on Mr. Hulme's behalf. As a citizen of the United Kingdom with residence in Belgium, we incurred foreign assignment costs on Mr. Hulme's behalf that included $63,977 in housing allowance, $25,668 international location allowance, and $952 in trip assistance. In addition we incurred $234,364 in tax gross-ups and equalization associated with Mr. Hulme's foreign assignment. The stock dividend amount represents the value accrued on unvested restricted stock and phantom shares.

(e)
As a citizen of the U.K. with residence in the U.S., we incurred foreign assignment costs on Mr. Hankins' behalf that included $57,400 in housing allowances and costs and $112,377 for in-kind benefits, membership dues reimbursement and international location allowance. In addition, we incurred $120,305 in tax gross-ups and equalization associated with Mr. Hankins' foreign assignment. We contributed $53,188 to the SEMPP and Supplemental Savings Plans on Mr. Hankins' behalf and have included this amount in our Nonqualified Deferred Compensation table below. Health and welfare benefits include medical and dental coverage. The stock dividend amount represents the value accrued on unvested restricted stock.

(f)
We contributed $8,600 to the SEMPP and Supplemental Savings Plans on Mr. Ninow's behalf and have included this amount in our Nonqualified Deferred Compensation table below. The health and welfare value represents premiums paid directly by us for life insurance, accidental death and dismemberment, long-term disability, occupational/travel accident, medical and dental coverage. The stock dividend amount represents the value accrued on unvested restricted stock. In connection with Mr. Ninow's departure as Division President, Base Chemicals, on June 1, 2008, and in accordance with our Executive Severance Plan, we paid a severance in the amount of $710,000, representing a payment equal to two times his annual salary and a lump sum payment of $50,829 upon his election of COBRA coverage. In addition, we paid Mr. Ninow $1,745 for earned but unused vacation.

Grants of Plan-Based Awards in 2008

        The following table provides information about equity and non-equity incentive awards granted to the named executive officers in 2008 through our annual incentive compensation plan and through our Stock Incentive Plan. The date of action indicates the date equity award values were approved by our Compensation Committee. Mr. Ninow was not granted any such equity awards in 2008.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(4)
						All Other Stock- Based Awards(2)
	Grant Date	Date of Action					All Other Option Awards(3)
Name			Threshold	Target	Max
			($)	($)	($)	(#)	(#)	($/Sh)	($)
Peter R. Huntsman	02/26/08	02/06/08	$0	$1,464,500	$2,929,000	135,274	0	n/a	$3,322,329
J. Kimo Esplin	02/26/08	02/06/08	$0	$282,420	$587,400	32,209	0	n/a	$791,053
Samuel D. Scruggs	02/26/08	02/06/08	$0	$255,000	$510,000	32,209	0	n/a	$791,053
Anthony P. Hankins	02/26/08	02/06/08	$0	$301,080	$602,160	19,325	0	n/a	$474,622
Paul G. Hulme	02/26/08	02/06/08	$0	$283,020	$566,040	17,714	0	n/a	$435,056

(1)
See "Compensation Discussion & Analysis" for additional information with respect to these amounts.

(2)
This column shows the number of restricted shares of stock or phantom shares granted to the named executive officers in 2008. The restricted or phantom shares vest ratably in three equal annual installments beginning on the first anniversary of the grant date. During the restriction period, each restricted or phantom share entitles the individual to vote such share and to accrue quarterly payments by us equal to the quarterly dividend on one share of our stock.

(3)
No option awards were granted in 2008.

(4)
The full grant date fair value of restricted stock has been calculated using a 0% risk of termination forfeiture rate. These amounts reflect our accounting expense and do not correspond to the actual value that may or will be recognized by the named executive officers.

Outstanding Equity Awards at 2008 Fiscal Year-End

        The following table provides information on the current holdings of stock options and stock awards by the named executive officers from our Stock Incentive Plan. The market value of the stock awards is based on the closing market price of our stock on December 31, 2008, which was $3.44. Mr. Ninow does not currently own any stock awards.

		Option Awards(1)				Stock Awards(2)
							Market Value of Shares or Units of Stock that have Not Vested
		Securities Underlying Unexercised Options				Shares or Units of Stock that have Not Vested
	Date of Award			Exercise Price	Expiration Date
Name		Exercisable	Unexercisable
		(#)	(#)	($)		(#)	($)
Peter R. Huntsman(3)	2/26/08	0	0	n/a	02/26/2018	135,274	$465,343
	2/20/07	154,929	309,856	$20.66	02/20/2017	74,583	$256,566
	3/01/06	249,745	124,873	$20.50	03/01/2016	34,552	$118,859
	2/10/05	454,950	0	$23.00	02/10/2015	0	$0
J. Kimo Esplin(4)	2/26/08	0	0	n/a	02/26/2018	32,209	$110,799
	2/20/07	36,888	73,775	$20.66	02/20/2017	17,758	$61,088
	3/01/06	62,437	31,218	$20.50	03/01/2016	8,638	$29,715
	2/10/05	157,483	0	$23.00	02/10/2015	0	$0
Samuel D. Scruggs(5)	2/26/08	0	0	n/a	02/26/2018	32,209	$110,799
	2/20/07	36,888	73,775	$20.66	02/20/2017	17,758	$61,088
	3/01/06	62,437	31,218	$20.50	03/01/2016	8,638	$29,715
	2/10/05	157,483	0	$23.00	02/10/2015	0	$0
Anthony P. Hankins(6)	2/26/08	0	0	n/a	02/26/2018	19,325	$66,478
	2/20/07	22,133	44,265	$20.66	02/20/2017	10,654	$36,650
	3/01/06	37,462	18,731	$20.50	03/01/2016	5,183	$17,830
	2/10/05	157,483	0	$23.00	02/10/2015	0	$0
Paul G. Hulme(7)	2/26/08	0	0	n/a	02/26/2018	17,714	$60,936
	2/20/07	20,289	40,576	$20.66	02/20/2017	9,766	$33,595
	3/01/06	31,218	15,609	$20.50	03/01/2016	4,319	$14,857
	2/10/05	157,483	0	$23.00	02/10/2015	0	$0
Kevin J. Ninow(8)	2/26/08	0	0	n/a	n/a	n/a	n/a
	2/20/07	44,265	0	$20.66	06/01/2013	n/a	n/a
	3/01/06	37,462	0	$20.50	06/01/2013	n/a	n/a
	2/10/05	118,987	0	$23.00	06/01/2013	n/a	n/a

(1)
Option awards vest ratably in three equal annual installments and become exercisable on the anniversary of each respective grant date. Outstanding option awards granted on February 10, 2005 are 100% vested. Outstanding option awards granted March 1, 2006 vested 33 1/3% on March 1, 2007, 66 2/3% on March 1, 2008, and 100% on March 1, 2009. Outstanding option awards granted on February 20, 2007 vested 33 1/3% on February 20, 2008, 66 2/3% on February 20, 2009, with the remaining unvested until February 20, 2010. No option awards were granted on February 26, 2008.

(2)
Restricted stock and phantom stock awards vest ratably in three equal annual installments and lapse their associated restrictions on the anniversary of each respective grant date. Stock awards have generally been granted on the same day as option awards and vest on the same schedule as footnoted for option awards above, with the exception of 2008 as only stock awards were granted and not option awards. Stock awards granted on February 26, 2008 vest 33 1/3% on February 26, 2009, 66 2/3% on February 26, 2010, and 100% on February 26, 2011.

(3)
On March 1, 2006, we granted Mr. Huntsman 374,618 options at an exercise price of $20.50, and 103,657 shares of restricted stock. On February 20, 2007, we granted Mr. Huntsman 464,785 options at an exercise price of $20.66 per share, and 111,875 shares of restricted stock. On February 26, 2008, we granted Mr. Huntsman 135,274 shares of restricted stock.

(4)
On March 1, 2006, we granted Mr. Esplin 93,655 options at an exercise price of $20.50, and 25,914 shares of restricted stock. On February 20, 2007, we granted Mr. Esplin 110,663 options at an exercise price of $20.66 per share, and 26,637 shares of restricted stock. On February 26, 2008, we granted Mr. Esplin 32,209 shares of restricted stock.

(5)
On March 1, 2006, we granted Mr. Scruggs 93,655 options at an exercise price of $20.50, and 25,914 shares of restricted stock. On February 20, 2007, we granted Mr. Scruggs 110,663 options at an exercise price of $20.66 per share, and 26,637 shares of restricted stock. On February 26, 2008, we granted Mr. Scruggs 32,209 shares of restricted stock.

(6)
On March 1, 2006, we granted Mr. Hankins 56,193 options at an exercise price of $20.50, and 15,549 shares of restricted stock. On February 20, 2007, we granted Mr. Hankins 66,398 options at an exercise price of $20.66 per share, and 15,982 shares of restricted stock. On February 26, 2008, we granted Mr. Hankins 19,325 shares of restricted stock.

(7)
On March 1, 2006, we granted Mr. Hulme 46,827 options at an exercise price of $20.50, and 12,957 shares of restricted stock. On February 20, 2007, we granted Mr. Hulme 60,865 options at an exercise price of $20.66 per share, and 14,650 phantom shares. On February 26, 2008, we granted Mr. Hulme 17,714 phantom shares.

(8)
The number of exercisable options associated with each date of award for Mr. Ninow corresponds to the total number of options granted on each of those dates. Upon Mr. Ninow's severance on June 1, 2008, vesting on all of his equity awards was accelerated. In addition, the expiration terms for Mr. Ninow's unexercised options were extended from the original term of six months to five years from his severance date.

Option Exercises and Stock Vested in Fiscal 2008

        The following table shows the number of shares of stock that vested during 2008 and the aggregate gross dollar value realized upon vesting. None of our named executive officers exercised option awards during 2008.

	Stock Awards
Name	Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)
Peter R. Huntsman(1)	81,729	$2,863,510
J. Kimo Esplin(2)	23,417	$818,357
Samuel D. Scruggs(3)	23,402	$818,357
Anthony P. Hankins(4)	20,340	$653,314
Paul G. Hulme	26,526	$622,254
Kevin J. Ninow(5)	22,386	$703,146

    (1)
    Upon the vesting of the applicable portion of the restricted stock award granted on March 1, 2006, we withheld 12,595 shares, having a market value of $303,917, to satisfy tax withholding obligations, and issued to Mr. Huntsman a net amount of 21,957 vested shares having a market value of $529,822, based on the closing price of our common stock on the vesting date, March 1, 2008, which was $24.13. Upon the vesting of the applicable portion of the restricted stock award granted on February 20, 2007, we withheld 13,593 shares, having a market value of $312,639, to satisfy tax withholding obligations, and issued to Mr. Huntsman a net amount of 23,699 vested shares having a market value of $545,077, based on the closing price of our common stock on the vesting date, February 20, 2008, which was $23.00. Upon the vesting of the applicable portion of the restricted stock award granted on February 10, 2005, we withheld 13,972 shares, having a market value of $327,224, to satisfy tax withholding obligations, and issued to Mr. Huntsman a net amount of 36,073 vested shares having a market value of $844,830, based on the closing price of our common stock on the vesting date, February 10, 2008, which was $23.42.

    (2)
    Upon the vesting of the applicable portion of the restricted stock award granted on March 1, 2006, we withheld 2,804 shares, having a market value of $67,660, to satisfy tax withholding obligations, and issued to Mr. Esplin a net amount of 5,834 vested shares having a market value of $140,774, based on the closing price of our common stock on the vesting date, March 1, 2008, which was $24.13. Upon the vesting of the applicable portion of the restricted stock award granted on February 20, 2007, we withheld 2,882 shares, having a market value of $66,286, to satisfy tax withholding obligations, and issued to Mr. Esplin a net amount of 5,997 vested shares having a market value of $137,931, based on the closing price of our common stock on the vesting date, February 20, 2008, which was $23.00. Upon the vesting of the applicable portion of the restricted stock award granted on February 10, 2005, we withheld 5,737 shares, having a market value of $134,361, to satisfy tax withholding obligations, and issued to Mr. Esplin a net amount of 11,586 vested shares having a market value of $271,344, based on the closing price of our common stock on the vesting date, February 10, 2008, which was $23.42.

    (3)
    Upon the vesting of the applicable portion of the restricted stock award granted on March 1, 2006, we withheld 2,804 shares, having a market value of $67,660, to satisfy tax withholding obligations, and issued to Mr. Scruggs a net amount of 5,834 vested shares having a market value of $140,774, based on the closing price of our common stock on the vesting date, March 1, 2008, which was $24.13. Upon the vesting of the applicable portion of the restricted stock award granted on February 20, 2007, we withheld 2,882 shares, having a market value of $66,286, to satisfy tax withholding obligations, and issued to Mr. Scruggs a net amount of 5,997 vested shares having a market value of $137,931, based on the closing price of our common stock on the vesting date, February 20, 2008, which was $23.00. Upon the vesting of the applicable portion of the restricted stock award granted on February 10, 2005, we withheld 5,752 shares, having a market value of $134,712, to satisfy tax withholding obligations, and issued to Mr. Scruggs a net amount of 11,571 vested shares having a market value of $270,993, based on the closing price of our common stock on the vesting date, February 10, 2008, which was $23.42.

    (4)
    Upon the vesting of the applicable portion of the restricted stock award granted on March 1, 2006, we withheld 1,371 shares, having a market value of $33,082, to satisfy tax withholding obligations, and issued to Mr. Hankins a net amount of 3,812 vested shares having a market value of $91,984, based on the closing price of our common stock on the vesting date, March 1, 2008, which was $24.13. Upon the vesting of the applicable portion of the restricted stock award granted on February 20, 2007, we withheld 1,410 shares, having a market value of $32,430, to satisfy tax withholding obligations, and issued to Mr. Hankins a net amount of 3,918 vested shares having a market value of $90,114, based on the closing price of our common stock on the vesting date, February 20, 2008, which was $23.00. Upon the vesting of the applicable portion of the restricted stock award granted on February 10, 2005, we withheld 4,713 shares, having a market value of $110,379, to satisfy tax withholding obligations, and issued to Mr. Hankins a net amount of 12,610 vested shares having a market value of $295,326, based on the closing price of our common stock on the vesting date, February 10, 2008, which was $23.42.

    (5)
    Upon the accelerated vesting of the remaining portion of the restricted stock award granted on March 1, 2006, we withheld 914 shares, having a market value of $20,044, to satisfy tax withholding obligations, and issued to Mr. Ninow a net amount of 2,541 vested shares having a market value of $55,724, based on the closing price of our common stock on his termination date, June 1, 2008, which was $21.93. Upon the accelerated vesting of the remaining portion of the restricted stock award granted on February 20, 2007, we withheld 1,879 shares, having a market value of $41,207, to satisfy tax withholding obligations, and issued to Mr. Ninow a net amount of 5,224 vested shares having a market value of $114,562, based on the closing price of our common stock on his termination date, June 1, 2008, which was $21.93. Upon the vesting of the applicable portion of the restricted stock award granted on March 1, 2006, we withheld 914 shares, having a market value of $22,055, to satisfy tax withholding obligations, and issued to Mr. Ninow a net amount of 2,541 vested shares having a market value of $61,314, based on the closing price of our common stock on the vesting date, March 1, 2008, which was $24.13. Upon the vesting of the applicable portion of the restricted stock award granted on February 20, 2007, we withheld 940 shares, having a market value of $21,620, to satisfy tax withholding obligations, and issued to Mr. Ninow a net amount of 2,612 vested shares having a market value of $60,076, based on the closing price of our common stock on the vesting date, February 20, 2008, which was $23.00. Upon the vesting of the applicable portion of the restricted stock award granted on February 10, 2005, we withheld 3,621 shares, having a market value of $84,804, to satisfy tax withholding obligations, and issued to Mr. Ninow a net amount of 9,468 vested shares having a market value of $221,741, based on the closing price of our common stock on the vesting date, February 10, 2008, which was $23.42.

Pension Benefits in Fiscal 2008

        The table below sets forth information on the pension benefits for the named executive officers under our pension plans, each of which is more fully described following the table. No pension benefits were paid to any of the named executive officers in the 2008 fiscal year. The amounts reported in the table below equal the present value of the accumulated benefit at December 31, 2008 for the named executive officer under each plan based upon the assumptions described below.

Name	Plan Name	Years of Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
		(#)	($)	($)
Peter R. Huntsman	Huntsman Defined Benefit Pension Plan	25.417	$316,440	$0
	Supplemental Executive Retirement Plan		$3,621,582	$0
J. Kimo Esplin	Huntsman Defined Benefit Pension Plan	14.417	$180,579	$0
	Supplemental Executive Retirement Plan		$542,139	$0
Samuel D. Scruggs	Huntsman Defined Benefit Pension Plan	13.083	$199,102	$0
	Supplemental Executive Retirement Plan		$516,608	$0
Anthony P. Hankins	Huntsman Pension Scheme (UK)	29.225	$3,482,217	$0
Paul G. Hulme	Huntsman Belgian Pension Fund and International Pension Plan	24.167	$2,206,858	$0
Kevin J. Ninow	Huntsman Defined Benefit Pension Plan	19.500	$233,027	$0
	Supplemental Executive Retirement Plan		$251,578	$0

(1)
The actuarial present value of the accumulated benefits is determined using the same assumptions as used for financial reporting purposes. These assumptions are discussed in "Note 19. Employee Benefit Plans" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008. For purpose of performing these calculations, a normal retirement age of 65 was utilized for Messrs. Huntsman, Esplin and Scruggs, and a normal retirement age of 62 was used for Messrs. Hankins and Hulme. Although Mr. Ninow's service with Huntsman ended on June 1, 2008, his pension plans carried forward a balance through the end of the fiscal year.

        Of our named executive officers, Messrs. Peter R. Huntsman, Esplin and Scruggs were participants in 2008 in the Huntsman Pension Plan and the Supplemental Executive Retirement Plan described in "Compensation Discussion and Analysis" above. The Supplemental Executive Retirement Plan provides defined benefit retirement benefits that would otherwise have been available under the Huntsman Pension Plan but for statutory limitations applicable to tax-qualified plans. Both plans express benefits as a hypothetical cash balance account established in each participant's name.

        A participant's account receives two forms of credits: "pay credits" and "interest credits." Pay credits equal a percentage of a participant's compensation and are credited to a participant's account on an annual basis. "Compensation" for this purpose includes both salary and bonus as described in the "Summary Compensation Table." "Compensation" under the Huntsman Pension Plan is subject to the compensation limit applicable to tax-qualified plans ($230,000 for 2008). The benefit that would be available under the Huntsman Pension Plan, but for this limitation, is provided under the Supplemental Executive Retirement Plan. The applicable pay credit percentage ranges between 4% and 12% depending on the participant's combined age and years of service as of the start of each plan year. The pay credits for the Huntsman Defined Benefit Pension Plan are $20,700 for Messrs. Huntsman, Scruggs, and Ninow, and $18,400 for Mr. Esplin. The pay credits for the Supplemental Executive

Retirement Plan are $201,285, $43,597, and $42,255, and $5,111 for Messrs. Huntsman, Esplin, Scruggs, and Ninow, respectively.

        "Interest credits" for a plan year are based on the 30-year U.S. Treasury yield for November of the prior year. The minimum annual interest credit rate is 5.0%. The interest credits for the Huntsman Defined Benefit Pension Plan are $17,447 for Mr. Huntsman, and $9,670, $10,181, and $5,204 for Messrs Esplin, Scruggs, and Ninow, respectively. The interest credits for the Supplemental Executive Retirement Plan are $202,313, $29,722, $27,142, and $6,080 for Messrs. Peter R. Huntsman, Esplin, Scruggs, and Ninow, respectively.

        In addition, plan participants who met certain age and service requirements on July 1, 2004 are entitled to receive "transition credits." Transition credits are payable for up to five years and equal a percentage of a participant's compensation. The applicable transition credit percentage is from 1% to 8% depending on the participant's combined age and years of service as of July 1, 2004. The transition credits for the Huntsman Defined Benefit Pension Plan are $11,500 and $4,600 for Messrs. Huntsman and Esplin, and $6,900 for Messrs. Scruggs and Ninow. The transition credits for the Supplemental Executive Retirement Plan are $111,825, $10,900, $14,085, and $1,704 for Messrs. Huntsman, Esplin, Scruggs, and Ninow, respectively. The annual benefit payable under the Huntsman Pension Plan may be limited pursuant to certain statutory limits imposed on tax-qualified plans. The Supplemental Executive Retirement Plan provides participants with the benefit in excess of those limitations.

        Pursuant to the terms of the Huntsman Pension Plan, at termination of employment after having completed at least three years of service, a participant will receive the amount then credited to the participant's cash balance account in an actuarially equivalent joint and survivor annuity (if married) or single life annuity (if not married). Participants may also choose from other optional forms of benefit, including a lump-sum payment in the amount of the cash balance account. The Huntsman Pension Plan also includes a minimum benefit that guarantees that a participant's benefit will not be less than the benefit accrued under the prior formula at transition (July 1, 2004) plus the benefit attributable to pay credits, with interest credits, beginning July 1, 2004. Under the prior plan provisions, the monthly basic benefit equaled one-twelfth of 1.4% of average earnings multiplied by pension service prior to January 1, 2000, plus 1.5% of average earnings multiplied by pension service after January 1, 2000, less 50% of the Social Security benefit prorated by pension service, payable as a life annuity to the participant. The prior Supplemental Executive Retirement Plan mirrored the benefit from the Huntsman Defined Benefit Pension Plan. Early retirement reductions apply if retirement occurs before normal retirement age (defined as age 65 with 5 years of service) and on or after the earlier of (1) both attaining age 50 and age plus vesting service equal to 80 or more, or (2) age 55 with 10 years of vesting service.

        Vested benefits under the Supplemental Executive Retirement Plan are paid 30 days following a participant's separation from service, unless the participant is a "specified employee" for purposes of Section 409A of the Internal Revenue Code ("Section 409A") in which case payment will be delayed for six months. Vested benefits are paid in a single cash lump sum unless the participant elects: (1) a life annuity, (2) a life annuity with payments guaranteed for 120 months, or (3) a joint and survivor annuity providing survivor benefits equal to 50 or 100 percent (as elected by the participant) of the annuity payable to the participant. Benefits are unvested until the earlier to occur of: (1) completion of ten years of service, (2) termination on account of death, "Disability," on or after attainment of "Normal Retirement Age," or (3) termination without "Reasonable Cause." Each named executive officer is fully vested in his benefit under the Supplemental Executive Retirement Plan.

        "Disability" under the Huntsman Defined Benefit Pension Plan provides that for a disabled participant, service and benefit accruals continue for 24 months. After 24 months, disabled participants are deemed to be terminated participants. Disability is defined as total and permanent disability, as determined by the administrator of the company's long-term disability plan.

        "Normal Retirement Age" is retirement eligibility upon age 65 with 5 years of service under the Huntsman Defined Benefit Pension Plan and Supplemental Executive Retirement Plan.

        "Reasonable Cause" means: (1) the grossly negligent, fraudulent, dishonest or willful violation of any law or the material violation of any of our significant policies that materially and adversely affects us, or (2) the failure of the participant to substantially perform his duties.

        Messrs. Hulme and Hankins participate in the Huntsman Pension Scheme in the U.K. The Huntsman Pension Scheme provides standard benefits equal to 2.2% (1/45th) of final pensionable compensation up to $22,084 (£11,250), plus 1.83% of final pensionable compensation above $22,084 (£11,250), minus 1/50th of the current State pension benefit, times actual years of service; subject to a maximum limit of 2/3rd of final pensionable compensation times actual years of service, divided by total possible service to retirement. Final pensionable compensation is gross salary received during the 12 months prior to retirement less any profit sharing payments. These benefits include U.K. social security benefits. As of December 31, 2008, Mr. Hankins had approximately 29 years of service in the U.K. and Mr. Hulme had approximately 6 years of service in the U.K. Both Mr. Hankins and Mr. Hulme are fully vested in these benefits.

        Mr. Hulme participates in the International Pension Plan, which is a non-registered plan designed to protect the pension benefits of employees whose service involves participation in pension plans in more than one country. Through the International Pension Plan, Mr. Hulme at retirement can elect to receive a total pension benefit (which includes retirement benefits being provided by the Huntsman Belgium Pension Fund and the Huntsman Pension Scheme) that is the greater of (1) the benefit under the Huntsman Pension Scheme (with slight modifications if he has less than 10 years of actual U.K. service) based upon his combined service in Belgium and the U.K. and his U.K. notional salary, or (2) the benefit under the Huntsman Belgium Pension Fund based upon his combined service in Belgium and the U.K. Currently, the benefit under the International Pension Plan using the Huntsman Pension Scheme is the most beneficial for Mr. Hulme, who had 25 years of total service as of December 31, 2008.

Nonqualified Deferred Compensation in Fiscal 2008

        The table below provides information on the non-qualified deferred compensation of the named executive officers in 2008. The named executive officers cannot withdraw any amounts from their deferred compensation balances until they either leave or retire from our Company. No withdrawals or distributions were made in 2008.

Name	Executive Contributions(1)	Huntsman Contributions(2)		Aggregate Earnings(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Peter R. Huntsman	$0	$182,070	(4)	$18,924	$0	$813,560	(5)
J. Kimo Esplin	$96,960	$44,800	(6)	$47,408	$0	$1,322,367	(7)
Samuel D. Scruggs	$87,250	$38,225	(8)	$48,497	$0	$1,030,685	(9)
Anthony P Hankins	$51,688	$53,188	(10)	$38,397	$0	$744,754	(11)
Paul G. Hulme	$0	$0		$0	$0	$0
Kevin J. Ninow	$12,640	$8,600	(12)	$20,319	$0	$215,180	(13)

(1)
These contributions represent deferrals under the Supplemental Savings Plan and are included in the Salary column of the Summary Compensation Table set forth above.

(2)
These amounts represent contributions to our Supplemental Savings Plan and the SEMPP plan and are included in the All Other Compensation column of the Summary Compensation Table set forth above.

(3)
No above market or preferential earnings are provided under our non-qualified defined contribution plans because the investment choices available under such plans are identical to the investment choices available in the Salary Deferral Plan and the Money Purchase Pension Plan, which are our qualified plans. Consequently, none of the earnings reported in this table are included in the "Summary Compensation Table."

(4)
This amount includes a contribution of $3,150 to the Supplemental Savings Plan and a contribution of $178,920 to the SEMPP.

(5)
This amount includes $35,429 from our Supplemental Savings Plan and $778,130 from our SEMPP.

(6)
This amount includes a contribution of $8,960 to the Supplemental Savings Plan and a contribution of $35,840 to the SEMPP.

(7)
This amount includes $1,062,682 from our Supplemental Savings Plan and $259,685 from our SEMPP.

(8)
This amount includes a contribution of $7,645 to the Supplemental Savings Plan and a contribution of $30,580 to the SEMPP.

(9)
This amount includes $866,608 from our Supplemental Savings Plan and $164,077 from our SEMPP.

(10)
This amount includes a contribution of $10,638 to the Supplemental Savings Plan and a contribution of $42,550 to the SEMPP.

(11)
This amount includes $687,711 from our Supplemental Savings Plan and $57,043 from our SEMPP.

(12)
This amount includes a contribution of $1,720 to the Supplemental Savings Plan and a contribution of $6,880 to the SEMPP.

(13)
This amount includes $95,294 from our Supplemental Savings Plan and $119,886 from our SEMPP.

        As described above in our Compensation Discussion and Analysis, the Company sponsors two non-qualified defined contribution plans. The Supplemental Savings Plan allows eligible executive officers to defer up to 75% of eligible salary and up to 75% of annual incentive award bonuses. The plan also provides for matching contributions that would otherwise have been made by us to the participant's 401(k) Plan account but for the statutory limits imposed on tax-qualified retirement plans. As required by Section 409A, deferrals must be elected in the calendar year preceding the year in which the compensation deferred is earned.

        The Supplemental Savings Plan provides for payment of benefits to a participant upon the earlier to occur of a "Change of Control" or a termination of the participant's service. Benefits paid upon a "Change of Control" are always paid in a single lump sum payment. Benefits payable upon a separation from service can be made (at the election of the participant) in either a single lump sum payment or in substantially equal installments over a period selected by the participant that does not exceed ten years. In addition, the participant may request distribution of all or portion of the amounts credited to his account upon an "Unforeseeable Emergency." Payments upon separation from service will be delayed six months in accordance with Section 409A in the event a participant is a "specified employee" for purposes of Section 409A.

        The Supplemental Savings Plan defines a "Change of Control" as the occurrence of either of the following events:

  •
  Any person becomes the owner of 35% or more of our outstanding voting stock (other than certain persons affiliated with us).

  •
  The replacement of a majority of our Board over a two-year period except in cases where (1) such replacement is not approved by a vote of at least a majority of the incumbent Board or (2) the election or nomination of such replacement Board members is by certain of our affiliates.

        In addition, any "Change of Control" must also constitute a change in control for purposes of Section 409A.

        A participant will be deemed to have incurred an "Unforeseeable Emergency" if he suffers a severe financial hardship resulting from (1) an illness or accident with respect to him, his spouse or a dependent, (2) the loss of property due to casualty or (3) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the participant's control determined by us to constitute an unforeseeable emergency for purposes of Section 409A.

        As described above in the Compensation Discussion and Analysis, the Supplemental Executive MPP Plan provides for benefits that would not otherwise be available under our MPP due to statutory limitations imposed on tax-qualified retirement plans. The plan provides for the payment of vested benefits upon a participant's separation from service except to the extent the participant is a "specified employee" for purposes of Section 409A in which case benefits will be delayed six months. A participant's benefits vest on the earlier to occur of (1) completion of ten years of service, (2) termination on account of death, "Disability," or on or after attainment of "Normal Retirement Age," or (3) termination without "Reasonable Cause." "Disability," "Normal Retirement Age," and "Reasonable Cause" have the same meanings as set forth above in our description of the Supplemental Executive Retirement Plan. Each named executive officer is currently vested in his Supplemental Executive MPP Plan benefit.

        Benefits are payable in one of the following forms elected by a participant:

  •
  A single lump sum payment; or

  •
  A single life annuity; or

  •
  A joint and survivor annuity; or

  •
  Installments over a period selected by the participant not in excess of ten years.

        Participants are entitled to elect the investment of their accounts under both the Supplemental Savings Plan and the Supplemental Executive MPP Plan. Although no assets may actually be invested, a participant's benefit value is based on the gains or losses of the investments they choose. No above market or preferential earnings are provided under our non-qualified defined contributions plans because the investment choices available under the plans are identical to the investment choices available in the Salary Deferral Plan and the Money Purchase Pension Plan. Consequently none of the earnings reported in this table are included in the Summary Compensation Table. Participants may change their investment options at any time by submitting a change form to the plan administrator.

        The table below lists the investment funds available to participants in the Huntsman Salary Deferral Plan, the Huntsman Supplemental Savings Plan, the Huntsman Money Purchase Pension Plan

and the Huntsman Supplemental Executive MPP Plan. The table also provides the rate of return for each fund for 2008. All funds and rates of return are the same for all four defined contribution plans.

Investment Funds	2008 Performance
PIMCO Total Return Bond Fund	4.82%
American Century Inflation Adjusted Bond Fund	(0.87)%
Vanguard Institutional Index	(36.95)%
American Funds Growth Fund of America	(38.88)%
American Beacon Large Cap Value Institutional	(39.39)%
Vanguard Retirement Savings Trust II	4.49%
Vanguard Selected Value	(35.49)%
Fidelity Low Priced Stock	(36.17)%
Morgan Stanley Institutional Mid Cap Growth	(47.37)%
Royce Value Plus	(41.07)%
American Beacon ABF Small Cap Value	(31.93)%
American Century Real Estate	(43.13)%
Fidelity International Discovery	(44.28)%
First Eagle Overseas	(20.97)%
DFA Emerging Markets Value	(53.94)%
PIMCO Commodity Real Return Strategy	(43.33)%
Fidelity Freedom Income	(12.14)%
Fidelity Freedom Fund 2000	(14.00)%
Fidelity Freedom Fund 2010	(25.32)%
Fidelity Freedom Fund 2020	(32.12)%
Fidelity Freedom Fund 2030	(36.93)%
Fidelity Freedom Fund 2040	(38.80)%
Fidelity Freedom Fund 2050	(40.61)%

Potential Payments upon Termination or Change of Control

        As described above in the Compensation Discussion and Analysis, our named executive officers are entitled to potential severance benefits under our Executive Severance Plan. In addition, equity awards granted under our Stock Incentive Plan provide for accelerated vesting upon a "Change of Control" as defined in the Stock Incentive Plan at the discretion of our Compensation Committee. There are no material conditions or obligations applicable to the receipt of these payments or benefits.

        The tables below quantify the benefits available under these arrangements (assuming that the vesting of outstanding equity awards held by our named executive officers is accelerated by our Compensation Committee). Pursuant to our Executive Severance Plan, each of our executive officers will be entitled to receive a single lump sum severance payment in an amount equal to two times his or her annual base salary in the event of a termination without "Reasonable Cause" or upon a termination by the executive for "good reason." Messrs. Hankins and Hulme are citizens of the United Kingdom and as such, their potential severance payment of 33 times their base monthly salary for termination under these circumstances is calculated in accordance with the terms of similarly situated foreign associates.

        The Executive Severance Plan utilizes the same definition of "Reasonable Cause" as set forth above with respect to our Supplemental Executive Retirement Plan. A termination for "Good Reason" will be deemed to occur upon voluntary termination of employment as a result of the significant detrimental reduction or change to the executive's job responsibilities or in his current base compensation, or change in the executive's principal place of work by more than fifty miles from his or her principal place of work in effect immediately prior to such change, which is not remedied by the Company within thirty days of written notice by the executive of the reduction or change.

        A "Change of Control" under the Stock Incentive Plan means the occurrence of any of the following:

  •
  An acquisition of 50% or more of the combined voting power of our outstanding voting securities.

  •
  The consummation of a transaction in which our stockholders do not own, immediately thereafter, 50% or more of the resulting entity in substantially the same portion as their stock ownership prior to the transaction.

  •
  The sale or disposition of all or substantially all of our assets.

  •
  A majority change in the incumbent directors of our Board.

  •
  An approval by our Board or our stockholders of a complete or substantially complete liquidation or dissolution.

        Historically, based on information provided by our compensation consultant, we determined that it was necessary to provide executives with two times base yearly compensation as severance in order to attract and retain executive talent necessary for our business, as similar or greater amounts of severance were provided to executives at companies with whom we compete. For 2008, the Compensation Committee kept severance at this same level, as information provided by the compensation consultant indicated that this level of severance is consistent with our objective of providing compensation within range of the median paid to similarly situated executives at comparable companies against whom we compete.

        As described in "Compensation Discussion and Analysis—Compensation Peer Group" on page 7, information regarding potential payments to be made under termination scenarios was included in the tally sheets provided to the Compensation Committee. While this information was available to the Compensation Committee when it reviewed other components of compensation for 2008, it did not have a material effect on decisions regarding these other compensation components.

        The tables below reflect the compensation payable to or on behalf of each named executive officer (other than Kevin J. Ninow) upon retirement, disability, death, an involuntary termination without cause or a change of control. The amounts shown assume that such termination or change of control was effective as of December 31, 2008, and thus includes amounts earned through such time. The actual amounts we will be required to disburse can only be determined at the time of the applicable circumstance. Amounts payable under the Supplemental Savings and Supplemental Money Purchase Pensions plans are described in the Nonqualified Deferred Compensation table above.

        In connection with Mr. Ninow's departure as Division President, Base Chemicals, on June 1, 2008, and in accordance with our Executive Severance Plan, we paid a severance in the amount of $710,000, representing a payment equal to two times his annual salary and a lump sum payment of $50,829 upon his election of COBRA coverage. In addition, Mr. Ninow received $1,745 for earned but unused vacation.

  Potential Payments for Peter R. Huntsman

	Retirement	Disability	Death	Involuntary Termination without Cause	Change in Control
Compensation
Cash Severance(1)	$0	$0	$0	$2,929,000	$0
Stock and Options (unvested & accelerated)(2)	$0	$0	$0	$0	$840,767
Benefit Plans
Cash Balance Pension(3)	$398,583	$398,583	$398,583	$398,583	$0
Supplemental Cash Balance Pension(3)	$4,561,691	$4,561,691	$4,561,691	$4,561,691	$0
Health & Welfare(4)	$0	$0	$0	$16,943	$0
Outplacement Services(5)	$0	$0	$0	$9,000	$0

(1)
This amount is equal to twice Mr. Huntsman's annual salary as set forth in our Executive Severance Plan. This amount is not payable if his employment is terminated for cause.

(2)
Any acceleration of vesting of an equity-based award requires the approval of the Compensation Committee. Based on the fair market value per share of our common stock on December 31, 2008, which was $3.44, an acceleration of Mr. Huntsman's unvested shares of restricted stock would have an estimated value of $840,767, and an acceleration of Mr. Huntsman's unvested options would have an estimated value of $0.

(3)
These benefits are payable as a lump sum cash payment, although other forms of payment distribution are available at the participant's election.

(4)
Calculated by multiplying 150% of the employer and employee premiums payable with respect to healthcare continuation pursuant to the coverage elected by the executive as of December 31, 2008 by 24. We assumed a monthly premium 50% larger than current premiums to reflect annual increases in premium costs in order to ensure that the amounts reported above include the total amount for which we are potentially responsible to provide such coverage. If Mr. Huntsman's employment is terminated for cause, we are not required to provide the subsidy noted.

(5)
We contract with a third-party provider for 12 months of outplacement services. To the extent Mr. Huntsman might utilize these services, we expect the company cost would be $9,000.

  Potential Payments for J. Kimo Esplin

	Retirement	Disability	Death	Involuntary Termination without Cause	Change in Control
Compensation
Cash Severance(1)	$0	$0	$0	$979,000	$0
Stock and Options (unvested & accelerated)(2)	$0	$0	$0	$0	$201,601
Benefit Plans
Cash Balance Pension(3)	$226,058	$226,058	$226,058	$226,058	$0
Supplemental Cash Balance Pension(3)	$678,678	$678,678	$678,678	$678,678	$0
Health & Welfare(4)	$0	$0	$0	$15,680	$0
Outplacement Services(5)	$0	$0	$0	$9,000	$0

(1)
This amount is equal to twice Mr. Esplin's annual salary as set forth in our Executive Severance Plan. This amount is not payable if his employment is terminated for cause.

(2)
Any acceleration of vesting of an equity-based award requires the approval of the Compensation Committee. Based on the fair market value per share of our common stock on December 31, 2008, which was $3.44, an acceleration of Mr. Esplin's unvested shares of restricted stock would have an estimated value of $201,601, and an acceleration of Mr. Esplin's unvested options would have an estimated value of $0.

(3)
These benefits are payable as a lump sum cash payment, although other forms of payment distribution are available at the participant's election.

(4)
Calculated by multiplying 150% of the employer and employee premiums payable with respect to healthcare continuation pursuant to the coverage elected by the executive as of December 31, 2008 by 24. We assumed a monthly premium 50% larger than current premiums to reflect annual increases in premium costs in order to ensure that the amounts reported above include the total amount for which we are potentially responsible to provide such coverage. If Mr. Esplin's employment is terminated for cause, we are not required to provide the subsidy noted.

(5)
We contract with a third-party provider for 12 months of outplacement services. To the extent Mr. Esplin might utilize these services, we expect the company cost would be $9,000.

  Potential Payments for Samuel D. Scruggs

	Retirement	Disability	Death	Involuntary Termination without Cause	Change in Control
Compensation
Cash Severance(1)	$0	$0	$0	$884,000	$0
Stock and Options (unvested & accelerated)(2)	$0	$0	$0	$0	$201,601
Benefit Plans
Cash Balance Pension(3)	$241,386	$241,386	$241,386	$241,386	$0
Supplemental Cash Balance Pension(3)	$626,322	$626,322	$626,322	$626,322	$0
Health & Welfare(4)	$0	$0	$0	$6,272	$0
Outplacement Services(5)	$0	$0	$0	$9,000	$0

(1)
This amount is equal to twice Mr. Scruggs' annual salary as set forth in our Executive Severance Plan. This amount is not payable if his employment is terminated for cause.

(2)
Any acceleration of vesting of an equity-based award requires the approval of the Compensation Committee. Based on the fair market value per share of our common stock on December 31, 2008, which was $3.44, an acceleration of Mr. Scruggs' unvested shares of restricted stock would have an estimated value of $201,601, and an acceleration of Mr. Scruggs' unvested options would have an estimated value of $0.

(3)
These benefits are payable as a lump sum cash payment, although other forms of payment distribution are available at the participant's election.

(4)
Calculated by multiplying 150% of the employer and employee premiums payable with respect to healthcare continuation pursuant to the coverage elected by the executive as of December 31, 2008 by 24. We assumed a monthly premium 50% larger than current premiums to reflect annual increases in premium costs in order to ensure that the amounts reported above include the total amount for which we are potentially responsible to provide such coverage. If Mr. Scruggs' employment is terminated for cause, we are not required to provide the subsidy noted.

(5)
We contract with a third-party provider for 12 months of outplacement services. To the extent Mr. Scruggs might utilize these services, we expect the company cost would be $9,000.

  Potential Payments for Anthony P. Hankins

	Retirement		Disability	Death	Involuntary Termination without Cause	Change in Control
Compensation
Cash Severance(1)	$0		$0	$0	$1,927,010	$0
Stock and Options (unvested & accelerated)(2)	$0		$0	$0	$0	$120,957
Benefit Plans
UK Pension Benefit Annuities	$328,490	(3)	$462,661	$400,973	$328,490	$0
Health & Welfare	$0		$0	$0	$0	$0
Outplacement Services(4)	$0		$0	$0	$9,000	$0

(1)
This amount is based on a total of 33 months (21 months plus 12 months notice) of Mr. Hankins' year-end base pensionable pay and applies a GBP to USD exchange rate of 2.014. This amount is not payable if his employment is terminated for cause.

(2)
Any acceleration of vesting of an equity-based award requires the approval of the Compensation Committee. Based on the fair market value per share of our common stock on December 31, 2008, which was $3.44, an acceleration of Mr. Hankins' unvested shares of restricted stock would have an estimated value of $120,957, and an acceleration of Mr. Hankins' unvested options would have an estimated value of $0.

(3)
This amount represents the accrued retirement benefit at normal retirement (age 62) in the form of an annual annuity. The earliest this benefit can be realized is age 51 at which time it would be actuarially reduced to $171,900.

(4)
We contract with a third-party provider for 12 months of outplacement services. To the extent Mr. Hankins might utilize these services, we expect the company cost would be $9,000.

  Potential Payments for Paul G. Hulme

	Retirement	Disability	Death	Involuntary Termination without Cause	Change in Control
Compensation
Cash Severance(1)	$0	$0	$0	$1,384,071	$0
Stock and Options (unvested & accelerated)(2)	$0	$0	$0	$0	$109,388
Benefit Plans
Belgian Pension Plan / International Pension Plan(3)	$225,612	$306,832	$161,087	$246,669	$0
Health & Welfare	$0	$0	$0	$0	$0
Outplacement Services(4)	$0	$0	$0	$15,360	$0

(1)
This amount is based on a total of 33 months (21 months plus 12 months notice) of Mr. Hulme's year-end base pensionable pay and applies a GBP to USD exchange rate of 2.014. This amount is not payable if his employment is terminated for cause.

(2)
An acceleration of vesting of an equity-based award requires the approval of the Compensation Committee. Based on the fair market value per share of our common stock on December 31, 2008, which was $3.44, an acceleration of Mr. Hulme's unvested shares of restricted stock and phantom shares would have an estimated value of $109,388, and an acceleration of Mr. Hulme's unvested options would have an estimated value of $0.

(3)
These benefits are represented as an annual annuity and other forms of payment distribution are available at the participant's election.

(4)
We contract with a third-party provider for 12 months of outplacement services. To the extent Mr. Hulme might utilize these services, we expect the company cost would be equivalent to $15,360.

DIRECTOR COMPENSATION

        Annual compensation for non-employee directors is comprised of cash and stock-based equity compensation. Such cash compensation consisted of an annual retainer and supplemental retainers for the chairs and members of Board committees. Stock-based equity compensation consisted of restricted stock or restricted stock units. Directors who were not independent did not receive annual retainers or supplemental retainers. Accordingly, Jon M. Huntsman and Peter R. Huntsman did not receive annual retainers or supplemental retainers for serving on our Board.

        Each component of non-employee director compensation is described in more detail below, and the total 2008 compensation for our non-employee directors is shown in the following table:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation		Total
	($)(1)	($)(2)	($)(3)	($)(4)		($)
Jon M. Huntsman,	$—	$—	$—	$16,227,028	(6)	$16,227,028
Executive Chairman(5) and Litigation Committee
Nolan D. Archibald,	$130,000	$106,380	$93,800	$6,300		$336,480
Compensation Committee Chairman(7)
Marsha Evans,	$130,000	$106,380	$93,800	$4,411		$334,591
Nominating & Governance Committee
H. William Lichtenberger,	$160,000	$106,380	$93,800	$4,411		$364,591
Vice Chairman & Lead Director,(8) Nominating & Governance Committee Chair and Audit Committee
Richard Michaelson,	$175,000	$106,380	$93,800	$6,300		$381,480
Audit Committee Chairman and Nominating & Governance Committee
Wayne A. Reaud,	$140,000	$106,380	$93,800	$6,300		$346,480
Litigation Committee Chairman and Compensation Committee(9)
Alvin V. Shoemaker,	$150,000	$106,380	$93,800	$4,411		$354,591
Compensation Committee and Audit Committee

(1)
This column includes the amount earned for retainer fees.

(2)
This column represents the amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of 5,469 shares of restricted stock-based awards granted in 2008, 6,393 shares of restricted stock-based awards granted in 2007, and 3,887 shares of restricted stock-based awards granted in 2006 to each independent director, in accordance with SFAS 123R. The restricted shares vest ratably in three equal annual installments beginning on the first anniversary of the grant date. For purposes of the restricted stock-based awards, fair value is calculated using the closing price of our stock on the date of grant. For additional information, refer to the notes to our financial statements in the Form 10-K, as filed with the SEC. These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may or will be recognized by the directors. As of December 31, 2008, the aggregate number of stock awards outstanding for each independent director was: 11,027 for Mrs. Evans, Mr. Lichtenberger and Mr. Shoemaker; and 15,749 for Messrs. Archibald, Michaelson and Reaud. In 2008, Mrs. Evans and Mr. Shoemaker elected to receive their stock award in restricted stock while Messrs. Archibald, Lichtenberger, Michaelson and Reaud elected to receive restricted stock units.

(3)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of 50,000 stock options previously granted to each independent director in 2005 at an exercise price per share of $19.25. The stock options vested ratably in three equal annual installments beginning on the first anniversary of the grant date. For purposes of the stock options, the fair value was estimated using the Expected Life valuation model in accordance with SFAS 123R. As of December 31, 2008, the aggregate number of nonqualified option awards outstanding for each independent director was 50,000.

(4)
The amount reflected for each non-employee director includes dividend earnings accrual on restricted stock-based awards.

(5)
Prior to 2009, Jon M. Huntsman served as a consultant to our Company and was neither an executive officer nor an employee. On February 1, 2009, Mr. Huntsman became the Executive Chairman of the Board, and, on April 28, 2009, we established an employment relationship with Mr. Huntsman. Under the terms of Mr. Huntsman's employment as negotiated by the Compensation Committee, Mr. Huntsman will earn an annual base salary of $1.1 million with a potential for a cash bonus of up to $3 million, to be determined by the Compensation Committee in its sole discretion at year-end. Mr. Huntsman will also have continued personal use of our aircraft without cost for up to 150 hours per calendar year under our aircraft use policy. We will make gross-up payments to Mr. Huntsman in an amount equal to the out-of-pocket tax obligation resulting from his personal use of our aircraft without cost. If income is required to be imputed to Mr. Huntsman for use of our aircraft in a situation where such use has a business purpose under our aircraft use policy, we will make gross-up payments to Mr. Huntsman in amounts equal to the out-of-pocket tax obligations resulting from such use. Mr. Huntsman will also be eligible to participate in our current employee benefit plans in accordance with the terms of those plans. In connection with his employment, we agreed with Mr. Huntsman to mutually terminate the business consulting agreement entered into on June 3, 2003. The termination of Mr. Huntsman's consulting relationship and commencement of his employment relationship are retroactive to February 1, 2009, the date of his appointment as Executive Chairman.

(6)
In January 2009, we paid $15 million in consulting fees to Jon M. Huntsman, who was then serving as a consultant and non-employee Chairman of the Board, in consideration of his successful negotiation of the $1 billion settlement agreement and his efforts during 2008 related to our litigation with Apollo, Hexion and their lenders. In addition, the amounts paid to Mr. Huntsman consist of $950,000 for consulting fees, $194,133 for personal company aircraft use and $72,948 for related tax gross-ups, $2,447 for personal company car use, and $7,500 in accumulated per diem amounts. Furthermore, through May 2002, we paid the premiums on various life insurance policies for Mr. Huntsman. These policies have been liquidated, and the cash values have been paid to Mr. Huntsman. Mr. Huntsman is indebted to us in the amount of approximately $1.7 million with accrued interest, which represents the insurance premiums paid on his behalf through May 2002.

(7)
Mr. Archibald was appointed Chairman of the Compensation Committee on January 16, 2009. During 2008, Mr. Archibald was a member of the Compensation Committee.

(8)
Mr. Lichtenberger was appointed Vice Chairman and Lead Director effective February 1, 2009.

(9)
During 2008, Mr. Reaud was the Chairman of the Compensation Committee.

        The Board believes that compensation for non-employee directors should be competitive and should fairly compensate directors for the time and skills devoted to serving our Company but, for independent directors, should not be so great as to compromise independence. With the assistance of outside compensation consultants, the Compensation Committee periodically reviews our director compensation practices and compares them against the practices of a selected peer group of companies as well as against the practices of public company boards generally.

        During 2008, the compensation structure for our non-employee directors remained unchanged from 2007. Non-employee directors received an annual cash retainer of $120,000 (paid in quarterly installments) and an annual restricted stock-based award with a value of $120,000 on the grant date. The annual restricted stock-based awards vest in three equal annual installments beginning on the first anniversary of the grant date. Each member of the Audit Committee received an additional annual cash retainer of $20,000, and each member of the Compensation and Governance committees received an additional annual cash retainer of $10,000. The chairperson of the Audit Committee received an annual cash retainer of $25,000, and the chairpersons of the Compensation, and Governance committees each received annual cash retainers of $10,000, in each case in addition to the retainers received for being members of these committees.

        Effective January 1, 2009, the Board approved the following changes to the compensation structure for non-employee directors: The Lead Director receives an additional annual cash retainer of $50,000. The chairperson of the Audit Committee receives an additional annual cash retainer of $30,000, and the chairpersons of the Litigation Committee (formed in November 2008), Compensation Committee and Governance Committee each receive an additional annual cash retainer of $20,000. Annual stock-based awards now vest immediately in whole on the grant date.

        In connection with the new compensation structure, we offer participation in the Huntsman Outside Directors Elective Deferral Plan. This is an unfunded nonqualified plan established primarily for the purpose of providing our independent directors with the ability to defer the receipt of director fees. Benefits under the plan are payable in cash distributable either in a lump sum or in installments beginning 30 days after the director ceases to be a member of our Board. On December 3, 2008, we approved a third amendment to the Huntsman Outside Director Elective Deferral Plan, whereby directors were allowed a one-time opportunity to elect full payment for his/her deferral account, valued as of a date specified on an election form, while maintaining service on the Board. This window of opportunity closed on December 31, 2008. Any elected payouts were required to be made in 2009 or after.

        Directors who are not independent do not receive annual or supplemental fees. All of our directors are reimbursed for reasonable out-of-pocket expenses incurred for attending meetings of our Board or its committees and for other reasonable expenses related to the performance of their duties as directors. During 2008, in the case of Jon M. Huntsman, this included a per diem amount of $100 for each day that he travels on Company business.

        The Board believes that our total director compensation package is competitive with the compensation offered by other companies and is fair and appropriate in light of the responsibilities and obligations of our independent directors.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information for Fiscal 2008

        The Huntsman Corporation Stock Incentive Plan allows for the issue of 21,590,909 shares of our common stock, par value $0.01 per share, to employees and consultants of our Company and its subsidiaries and to members of our Board. The following table outlines securities authorized for issuance under our stockholder approved equity plan as of December 31, 2008.

Plan Category	Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Securities remaining available for future issuance under equity compensation plans
	(#)(1)	($)	(#)
Equity compensation plans approved by security holders as of December 31, 2008(1)	6,358,587	$21.33	13,335,947
Equity compensation plans not approved by security holders:	—	—	—

(1)
Includes 6,135,093 outstanding options and 223,494 undelivered full-value awards.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures

        Effective as of February 1, 2007, the Board adopted a policy and the procedures for review, approval and monitoring of transactions involving our Company and "related persons" (directors, executive officers, stockholders owning five percent or greater of our common stock, or their respective immediate family members). The policy covers any related person transaction involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest.

        Related person transactions must be approved by the Audit Committee, which will approve the transaction only if it determines that the transaction is in, or is not inconsistent with, our interests. In evaluating the transaction, the Audit Committee will consider all relevant factors, including as applicable (1) the benefit to us in entering into the transaction; (2) the alternatives to entering into a related person transaction; and (3) whether the transaction is on terms comparable to those available to third parties.

        If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction. The transaction must be approved in advance of its consummation. The Audit Committee will periodically monitor the transaction to ensure that there are no changed circumstances that would render it advisable for us to amend or terminate the transaction and will review the transaction annually to determine whether it continues to be in our interests.

        The Committee approved the RBF Holdings LLC transaction described below in accordance with the above policy and continues to monitor the other arrangements described below consistent with the above policy although such arrangements had been entered into prior to the policy's adoption.

Transactions

  Aircraft Sublease and Time-Sharing Agreements

        Pursuant to an agreement entered into in 2001, our subsidiary Airstar Corporation ("Airstar") subleases a Gulfstream IV-SP Aircraft (the "Aircraft") from Jstar Corporation ("Jstar"), a corporation wholly owned by Jon M. Huntsman. Monthly sublease payments from Airstar to Jstar are in the approximate amount of $195,000. These monthly sublease payments are used to fund financing costs paid by Jstar to a leasing company. An unrelated third-party pays $2 million per year to our subsidiary for such third-party's part-time use of the Aircraft (or an alternate owned by us if the Aircraft is unavailable), subject to an annual adjustment, which we believe to be at least fair market value for the number of flight hours used by such third-party. We bear all other costs of operating the Aircraft. In accordance with our Aircraft Use Policy, we have entered into aircraft time-sharing agreements with certain members of the Huntsman family, pursuant to which these persons pay for the costs of their personal use of the Aircraft.

  Consulting Agreement with Jon M. Huntsman

        On April 28, 2009, we and Mr. Jon M. Huntsman mutually terminated an agreement we had entered into with Mr. Huntsman on June 3, 2003, pursuant to which Mr. Huntsman provided consulting services to us at our request. Pursuant to this agreement, Mr. Huntsman provided advice and other business consulting services at our request regarding our products, customers, commercial and development strategies, financial affairs and administrative matters based upon his experience and knowledge of our business, the industry and the markets within which we compete. Mr. Huntsman's services were utilized both with respect to the conduct of our business in the ordinary course and with respect to strategic development and specific projects. Under the terms of the agreement, which renewed automatically for successive one-year terms, Mr. Huntsman received $950,000 annually for his services. Following the agreement's termination, we re-established an employment relationship with

Mr. Huntsman. For information regarding our compensation arrangements with Mr. Huntsman, please see "Compensation Discussion and Analysis—Aircraft Use Policy" and "Director Compensation for Fiscal 2008" above.

  Salt Lake City Office Building

        An agreement was reached prior to our IPO in February 2005 with the Jon and Karen Huntsman Foundation, a private charitable foundation established by Jon M. and Karen H. Huntsman to further the charitable interests of the Huntsman family, that we will donate our Salt Lake City office building and our option to acquire an adjacent undeveloped parcel of land to the foundation free of debt. We have agreed to complete this donation on the earlier of November 30, 2009 or the date on which we occupy less than 20% of the two main floors of the Salt Lake City office building. Under certain circumstances, after we make this donation we will have the right, but not the obligation, to lease space in the Salt Lake City office building from the foundation. As of December 31, 2008, our Salt Lake City office building had a net book value of approximately $8.7 million.

  Other Transactions with the Huntsman Family

        The following table shows the compensation in excess of $120,000 paid to members of the Huntsman family (other than Peter R. Huntsman, whose compensation is included in the Summary Compensation Table under the heading "Executive Compensation," above and Jon M. Huntsman) for services as officers or employees of ours in the fiscal year ended December 31, 2008.

Name	Salary	Bonus	Other Compensation
David S. Parkin(1)	$274,100	$0	$239,035	(2)
James H. Huntsman(3)	$244,600	$0	$0

    (1)
    David S. Parkin is a son-in-law of Jon M. Huntsman and a brother-in-law of Peter R. Huntsman. As of March 3, 2009, Mr. Parkin is no longer employed by our Company.

    (2)
    On February 10, 2008, 2,695 of David Parkin's restricted stock awards vested at a value of $23.42 per share for total earnings of $63,117. Upon vesting, we withheld 880 shares to satisfy our tax withholding obligations of $20,609 and issued the net number of 1,815 shares, having a market value of $42,507. On February 20, 2008, 2,664 of Mr. Parkin's restricted stock awards vested at a value of $23.00 per share for total earnings of $61,272. Upon vesting, we withheld 724 shares to satisfy our tax withholding obligations of $16,652 and issued the net number of 1,940 shares, having a market value of $44,620. On March 1, 2008, 3,023 of David Parkin's restricted stock awards vested at a value of $24.13 per share for a total earning of $72,945. Additional compensation included $2,112 for personal company car use, $21,252 for personal use of the aircraft, $14,984 for health and welfare, and $3,353 dividend earnings accrued on restricted stock awards.

    (3)
    James H. Huntsman is a son of Jon M. Huntsman and brother of Peter R. Huntsman. He had previously been employed by our Company, and was rehired on February 6, 2009. He was granted 107,143 option awards with an exercise price of $2.59, the closing price of a share of our common stock on the grant date, March 2, 2009. These options vest and become exercisable ratably in three equal annual installments beginning on the first anniversary of the grant date. In addition, he was granted 47,297 restricted stock awards that will vest ratably in three equal annual installments beginning on the first anniversary of the grant date.

  RBF Port Neches LLC

        Effective as of August 6, 2007, we entered into several related agreements with RBF Port Neches LLC, a company formed to develop and manufacture biodiesel ("RBF"). We believe that a subsidiary of MatlinPatterson indirectly owns approximately 47% of the equity interests in RBF on a fully diluted basis. David J. Matlin and Christopher R. Pechock, former directors who resigned from our Board in August 2007, are affiliates of MatlinPatterson.

        Pursuant to the agreements, we have agreed to lease to RBF two parcels of land of approximately 12.8 acres and 17 acres, in each case located adjacent to our Port Neches, Texas facilities, for an initial term of 15 years, and continuing year to year thereafter unless terminated by either party upon three years' prior notice. The leases require annual lease payments of approximately $65,000 for the 12.8 acre parcel and $85,000 for the 17 acre parcel.

        RBF owns and is responsible for the design and construction of the biodiesel facility, which is expected to be capable of manufacturing up to approximately 180 million gallons of biodiesel annually. We own all ancillary facilities necessary to deliver certain utilities and raw materials to the biodiesel facility. Under the agreements, RBF determines the production rate and maintains responsibility for its order processing and product transportation, and we provide the manufacturing and operating services RBF requires. We have agreed to provide certain utilities to the facility, including steam and condensate, wastewater disposal, water, air and nitrogen, and have agreed to manufacture biodiesel at the facility on a "cost-plus" basis. We have also agreed to supply methanol and caustic soda to the facility to the extent we continue to use and have available these raw materials at our adjacent plant. RBF will be responsible for procuring and supplying all other raw materials required. In addition, RBF granted us a continuing right of first refusal (except under certain circumstances) to purchase all of the glycerin produced as a by-product at the facility.

  Amended and Restated Registration Rights Agreement

        In connection with a reorganization transaction we consummated upon the completion of our initial public offering, we entered into a registration rights agreement dated February 10, 2005 (the "Registration Rights Agreement") with Huntsman Family Holdings and MatlinPatterson pursuant to which they have demand and piggyback registration rights for the shares of our common stock controlled by them. On July 12, 2007, we entered into an amended and restated registration rights agreement with entities controlled by MatlinPatterson and the Huntsman family and certain other stockholders party thereto, which amended and restated the Registration Rights Agreement to permit entities controlled by MatlinPatterson to exercise a demand registration right to cause a registration statement covering all of MatlinPatterson's common stock to be filed with the Commission. The agreement provides that we will pay the costs and expenses, other than underwriting discounts and commissions, related to the registration and sale of shares of our common stock that are registered pursuant to the agreement. The agreement contains customary registration procedures and indemnification and contribution provisions for the benefit of Huntsman Family Holdings, MatlinPatterson and us. In addition, all of our stockholders who received shares of our common stock in the reorganization transaction, including certain of our directors, executive officers and other key officers, have the right to include their shares in certain registrations. Our Executive Chairman, Jon M. Huntsman, and our Chief Executive Officer and director, Peter R. Huntsman, are affiliates of Huntsman Family Holdings. In addition, our executive officers J. Kimo Esplin, L. Russell Healy and Samuel D. Scruggs, are parties to the agreement. David S. Parkin, who is a son-in-law of Jon M. Huntsman and a brother-in-law of Peter R. Huntsman, is also a party to the agreement.

  Indemnification Agreements

        We entered into indemnification agreements with our directors and officers, including each of our named executive officers, in connection with the completion of our initial public offering. Pursuant to these agreements, we agree to provide customary indemnification to our officers and directors against expenses incurred by such persons in connection with their service as directors or officers (as applicable) or in connection with their service at our request as directors, officers, trustees, employees or agents of other entities.

STOCKHOLDER PROPOSALS AND DIRECTOR
NOMINATIONS FOR THE 2009 ANNUAL MEETING

        To be considered for inclusion in the proxy materials for our 2010 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than June 11, 2010. If the date of our 2010 annual meeting changes by more than 30 calendar days from November 4, 2010, then stockholder proposals must be received a reasonable time before we begin to print and send our proxy materials. All stockholder proposals for inclusion in the proxy materials must comply with Rule 14a-8 under the Exchange Act.

        Stockholder proposals and director nominations for our 2010 annual meeting of stockholders not intended for inclusion in the proxy materials for the meeting must be delivered to our Corporate Secretary at our principal executive offices no earlier than July 7, 2010 and no later than August 6, 2010 to be considered timely. If the date of our 2010 annual meeting is more than 30 calendar days before or more than 70 calendar days after November 4, 2010, then such proposals and nominations must be delivered not earlier than the close of business on the 120th calendar day prior to our 2010 annual meeting nor later than the close of business on the later of the 90th calendar day prior to our 2010 annual meeting or the 10th calendar day following the calendar day on which we publicly announce the date of our 2010 annual meeting. Such proposals and nominations must comply with Section 2.8 of our Bylaws. Our Bylaws are available on our website at www.huntsman.com under the link to "Investor Relations." We will also furnish copies of our Bylaws to any person who requests them. Requests for copies should be directed to the Corporate Secretary, 500 Huntsman Way, Salt Lake City, Utah, 84108 or to CorporateSecretary@huntsman.com. Please see "Corporate Governance—Director Nomination Process" for additional information regarding the submission of director nominees by stockholders.

ANNUAL REPORT

        Our Annual Report to Stockholders for the fiscal year ended December 31, 2008 is being furnished to our stockholders primarily via the Internet. On September 25, 2009, we mailed to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our annual report.

        A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including the financial statements and the financial statement schedules, if any, and updated by our Form 8-K filed on July 30, 2009, but not including exhibits, is also available at www.huntsman.com and a copy will be furnished at no charge to each person to whom a proxy statement is delivered upon the request of such person. Such requests should be directed to Huntsman Investor Relations at (801) 584-5860 or ir@huntsman.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 4, 2009

The Notice of Annual Meeting of Stockholders, this Proxy Statement and the Annual Report to Stockholders for the fiscal year ended December 31, 2008 of Huntsman Corporation are available at http://bnymellon.mobular.net/bnymellon/hun

OTHER INFORMATION

        Stockholders should direct communications regarding change of address, transfer of stock ownership or lost stock certificates by mail to BNY Mellon Shareowner Services, P.O. Box 358015, Pittsburgh, PA 15252-8015, or by telephone at 1-877-296-3711. BNY Mellon Shareowner Services may also be reached through its website at www.bnymellon.com/shareowner/isd.

Appendix A

HUNTSMAN CORPORATION
STOCK INCENTIVE PLAN
(amended and restated)

SECTION 1. Purpose of the Plan

        The Huntsman Corporation Stock Incentive Plan (the "Plan") is intended to promote the interests of Huntsman Corporation, a Delaware corporation (the "Company"), by encouraging Employees, Consultants and Directors to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

SECTION 2. Definitions

        As used in the Plan, the following terms shall have the meanings set forth below:

        "Award" shall mean an Option, Restricted Stock, Performance Award, Phantom Shares, SAR, Substitute Award or Other Stock-Based Award.

        "Award Agreement" shall mean any written or electronic agreement, contract, instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

        "Board" shall mean the Board of Directors of the Company.

        "Change of Control" shall mean: (a) with respect to an Award that is subject to Section 409A of the Code, the occurrence of any event which constitutes a change of control under Section 409A of the Code, including any regulations promulgated pursuant thereto; and (b) with respect to any other Award, the occurrence of any of the following events: (i) the acquisition by any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, a Subsidiary of the Company or a Company employee benefit plan, of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or (ii) the consummation of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which Persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities in substantially the same proportions as their ownership immediately prior to such event; or (iii) the sale or disposition by the Company of all or substantially all the Company's assets; or (iv) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors; or (v) the approval by the Board or the stockholders of the Company of a complete or substantially complete liquidation or dissolution of the Company.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

        "Committee" shall mean the Board or any committee of the Board designated, from time to time, by the Board to act as the Committee under the Plan.

        "Consultant" shall mean any individual who is not an Employee or a member of the Board and who provides consulting, advisory or other similar services to the Company or a Subsidiary.

        "Director" shall mean any member of the Board who is not an Employee.

        "Employee" shall mean any employee of the Company or a Subsidiary.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" shall mean, as of any applicable date, the last reported sales price for a Share on the New York Stock Exchange (or such other national securities exchange which constitutes the principal trading market for the Shares) for the applicable date as reported by such reporting service approved by the Committee; provided, however, that if Shares shall not have been quoted or traded on such applicable date, Fair Market Value shall be determined based on the next preceding date on which they were quoted or traded, or, if deemed appropriate by the Committee, in such other manner as it may determine to be appropriate. In the event the Shares are not publicly traded at the time a determination of its Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.

        "Incentive Stock Option" or "ISO" shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision thereto.

        "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date the Plan was adopted, or (B) are elected, or nominated for election, thereafter to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but "Incumbent Director" shall not include an individual whose election or nomination is in connection with (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (ii) a plan or agreement to replace a majority of the then Incumbent Directors.

        "Non-Qualified Stock Option" or "NQO" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

        "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

        "Other Stock-Based Award" shall mean an Award granted under Section 6(g) of the Plan.

        "Participant" shall mean any Employee, Consultant or Director granted an Award under the Plan.

        "Performance Award" shall mean any right granted under Section 6(c) of the Plan.

        "Person" shall mean individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

        "Phantom Shares" shall mean the right to receive Shares or cash equal to the Fair Market Value of such Shares, or any combination thereof, as determined by the Committee, which is granted pursuant to Section 6(d) of the Plan.

        "Restricted Period" shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

        "Restricted Stock" shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(b) of the Plan.

        "Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

        "SAR" shall mean a stock appreciation right granted under Section 6(e) of the Plan that entitles the holder to receive the excess of the Fair Market Value of a Share on the relevant date over the

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exercise price of such SAR, with the excess paid in cash and/or in Shares in the discretion of the Committee, subject to the limitation on cash payments in Section 4(d).

        "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

        "Shares" or "Common Shares" or "Common Stock" shall mean the common stock of the Company, $0.01 par value, and such other securities or property as may become the subject of Awards of the Plan.

        "Subsidiary" shall mean any entity (whether a corporation, partnership, joint venture, limited liability company or other entity) in which the Company owns a majority of the voting power of the entity directly or indirectly, and any other entity in which the Company has an economic interest that is designated by the Committee as a Subsidiary for purposes of the Plan, except with respect to the grant of an ISO, in which case the term Subsidiary shall mean any "subsidiary corporation" of the Company as defined in Section 424 of the Code.

        "Substitute Award" shall mean an Award granted pursuant to Section 6(f) of the Plan.

SECTION 3. Administration.

        The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (viii) amend any Award under the Plan as provided in Section 7(ii); and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder and any other Person. The Committee may, subject to any applicable law, regulatory, securities exchange or other similar restrictions, delegate to one or more officers of the Company, the authority to grant Awards to Employees and Consultants who are not, and whose family members are not, subject to Section 16(b) of the Exchange Act (for this purpose "family members" include brothers or sisters (whether by whole or half blood), spouse, ancestors, or lineal descendants of the Employee or Consultant, and any spouse of any of the foregoing). The Committee may impose such limitations and restrictions, in addition to any required limitations or restrictions, as the Committee may determine in its sole discretion. Any Award granted pursuant to such a delegation shall be subject to all of the provisions of the Plan concerning such Award.

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SECTION 4. Shares Available for Awards.

        (a)    Shares Available.    Subject to adjustment as provided in Section 4(c), the number of Shares that may be issued with respect to Awards under the Plan (including pursuant to the exercise of Incentive Stock Options) shall be the sum of (i) the 21,590,909 shares originally authorized under the Plan plus (ii) an additional 11,000,000 Shares authorized pursuant to this amendment and restatement of the Plan. To the extent an Award has been or is settled with the delivery of Shares, such Shares shall not be available for issuance under future Awards under the Plan. If an Award is surrendered, forfeited or otherwise lapses, expires, terminates or is canceled without the actual delivery of Shares (including a vested Phantom Share Award that is settled in cash), then the Shares covered by such Award, to the extent of such surrender, forfeiture, expiration, lapse, termination, cancellation of payment in cash, shall again be Shares that may be issued with respect to Awards granted under the Plan; provided, however, if an Award is surrendered or exchanged for another Award under the Plan, the Shares that were subject to the surrendered or exchanged Award shall not become Shares available for issuance with respect to another Award granted under the Plan. For purposes of clarity, shares of Restricted Stock shall not be considered as being "issued" or "delivered" Shares until such Shares become vested. Shares that, after the effective date of this amendment and restatement of the Plan, are withheld by the Company or "netted" from an Award to satisfy tax withholding obligations or pay exercise prices shall be considered Shares delivered under the Plan and shall not be available for issuance of new Awards under the Plan. Shares that have been withheld or "netted," before the effective date of this amendment and restatement, for the satisfaction of withholding taxes or the payment of exercise prices shall be treated as Shares that have not been delivered pursuant to an Award.

        (b)    Sources of Shares Deliverable Under Awards.    Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

        (c)    Adjustments.    In the event of a stock dividend, stock split, reverse stock split or similar event with respect to Shares, the number of Shares with respect to which Awards may be granted, the number of Shares subject to outstanding Awards, the grant or exercise price with respect to outstanding Awards and the individual annual grant limits with respect to Awards (other than dollar denominated Awards) automatically shall be proportionately adjusted, without action by the Committee; provided, however, such automatic adjustment shall be evidenced by written addendums to the Plan and Award Agreements prepared by the Company and, with respect to Options, shall be in accordance with the Treasury Regulations concerning Incentive Stock Options.

        (d)    Individual Participant Limits.    Subject to adjustment as provided in Section 4(c), the maximum number of Share-denominated Awards that may be granted under the Plan to any individual during the "new" term of the Plan, i.e., the period beginning on the effective date of this amendment and restatement as provided in Section 9 and ending on the date or event as provided in Section 10, shall not exceed 4,000,000. The maximum amount of dollar-denominated Awards that may be granted to any Participant during any calendar year may not exceed $7,000,000.

SECTION 5. Eligibility.

        Any Employee, Consultant or Director shall be eligible to be designated a Participant by the Committee.

SECTION 6. Awards.

        (a)    Options.    Subject to the provisions of the Plan, the Committee shall have the authority to determine Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including performance objectives, if any, and the following terms and conditions and such

4

additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

          (i)    Exercise Price.    The purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but, except with respect to a Substitute Award, shall not be less than the Fair Market Value per Share on the effective date of such grant.

          (ii)    Time and Method of Exercise.    The Committee shall determine and provide in the Award Agreement the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already-owned by the Participant for more than six months (unless such holding requirement is waived by the Committee), a "cashless-broker" exercise (through procedures approved by the Company), other securities or other property, a note (to the extent permitted by applicable law), a withholding or "netting" of Shares from the Option if it is not an Incentive Stock Option, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made. The maximum term for an Option shall be 10 years.

          (iii)    Incentive Stock Options.    An Incentive Stock Option may be granted only to an individual who is an employee of the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted and must be granted within 10 years from the date the Plan was approved by the Board or the stockholders of the Company, whichever is earlier. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, or such Options fail to constitute Incentive Stock Options for any reason, such purported Incentive Stock Options shall be treated as Non-Qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant's purported Incentive Stock Options do not constitute Incentive Stock Options and shall notify the Participant of such determination as soon as reasonably practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by such Participant or the Participant's guardian or legal representative. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

          (iv)    Forfeiture.    Upon a Participant's termination of service with the Company and its Subsidiaries, whether voluntary or involuntary (and including without limitation termination on account of death, disability, or retirement), all such Participant's Options as to which the Restricted Period has not elapsed as of the date of termination shall be forfeited, and all such Participant's Options as to which the Restricted Period has elapsed as of the date of termination shall remain exercisable for the period of time set forth in the Award Agreement, after which time any such Options which remain unexercised shall be forfeited. However, the Committee may, when

5

  it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to a Participant's Options.

        (b)    Restricted Stock.    The Committee shall have the authority to grant Awards of Restricted Stock to such Participants upon such terms and conditions as the Committee may determine.

          (i)    Terms and Conditions.    Each Restricted Stock Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares to the Participant in the future, subject to the fulfillment during the Restricted Period of such conditions, including performance objectives, if any, as the Committee may specify at the date of grant; provided, however, the minimum Restricted Period for a Restricted Stock Award shall be one year for a performance-based Award, and three-year pro rata period for a nonperformance-based Award, except as provided in clause (iv) below and in Sections 6(h)(ix) and (x). During the Restricted Period, the Participant shall have such rights of ownership in or with respect to the Restricted Shares as set forth in the Award Agreement, subject to clause (ii) below concerning dividends. The holder of Restricted Stock shall be entitled to receive an equal number of unrestricted Shares in exchange for his or her Restricted Stock upon the lapse or other satisfaction of the applicable restrictions. The Committee shall cause such unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, to be issued promptly after the applicable restrictions have lapsed or otherwise been satisfied.

          (ii)    Dividends.    Dividends and distributions made with respect to a share of Restricted Stock shall be held by the Company in a bookkeeping account for the Participant (credited either as cash (without interest) or as Phantom Shares), which account shall be subject to the same vesting and forfeiture restrictions as the share of Restricted Stock with respect to which such dividends and distributions are made.

          (iii)    Registration.    Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

          (iv)    Forfeiture.    Upon a Participant's termination of service with the Company and its Subsidiaries during an applicable Restricted Period, all Restricted Stock subject to such Restricted Period shall be forfeited by the Participant and re-acquired by the Company. Notwithstanding the foregoing, the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining forfeiture and other restrictions with respect to such Participant's Restricted Stock if such termination of service is (x) due to the Participant's death, disability, or retirement, or (y) an involuntary termination by the Company or Subsidiary other than for cause, or a termination by the Participant for a "good reason", as defined in the Award Agreement or an employment or severance agreement with (or a plan of) the Company or a Subsidiary, (the foregoing collectively being a "Permitted Waiver Event"); provided, however, if the Award is to a "covered employee" and intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such waiver may be only upon a termination due to death or disability or a Change of Control of the Company or other event permitted under Section 162(m) of the Code.

          (v)    Transfer Restrictions.    During the Restricted Period, Restricted Stock will be subject to such limitations on transfer as necessary to comply with Section 83 of the Code.

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        (c)    Performance Awards.    The Committee shall have the authority to determine the Participants who shall receive a Performance Award, which shall be denominated as a cash amount at the time of grant and confer on the Participant the right to receive payment of all or part of such Award upon the achievement of such performance objectives during such Restricted Periods as the Committee shall establish with respect to the Award.

          (i)    Terms and Conditions.    Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance objectives to be achieved during the applicable Restricted Period, the length of the Restricted Period, the amount of any Performance Award and the amount of any payment to be made pursuant to the vesting of any Performance Award.

          (ii)    Payment of Performance Awards.    Performance Awards are earned when the Restricted Period has elapsed. Performance Awards may be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum or in installments promptly following the close of the Restricted Period, in accordance with procedures established by the Committee with respect to such Award.

          (iii)    Forfeiture.    Upon a Participant's termination of service with the Company and its Subsidiaries during the applicable Restricted Period, whether voluntary or involuntary (and including without limitation termination on account of death, disability, or retirement), all Performance Awards shall be forfeited by the Participant. However, the Committee may, when it finds that a waiver upon a Permitted Waiver Event would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant's Performance Award; provided, however, if the Award to a "covered employee" is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such waiver may be only upon a termination due to death or disability or a Change of Control of the Company or other event permitted under Section 162(m) of the Code.

        (d)    Phantom Shares.    The Committee shall have the authority to grant Awards of Phantom Shares to such Participants upon such terms and conditions as the Committee may determine.

          (i)    Terms and Conditions.    Each Phantom Share Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to the Fair Market Value of a specified number of Shares, or a combination thereof to the Participant in the future, subject to the fulfillment during the Restricted Period of such conditions, including performance objectives, if any, as the Committee may specify at the date of grant; provided, however, the minimum Restricted Period for a Phantom Share Award shall be one year for a performance-based Award, and a three-year pro rata vesting period for a nonperformance-based Award, except as provided in clause (iii) below and Sections 6(h)(ix) and (x). During the Restricted Period, the Participant shall not have any rights of ownership in or with respect to the Phantom Shares. Phantom Shares shall be earned upon the lapse of the Restricted Period. The Committee shall cause the corresponding number of Shares to be issued or transferred, or shall cause the corresponding amount to be paid promptly thereafter.

          (ii)    Dividend Equivalents.    With respect to a Phantom Share, the economic equivalent of all dividends and other distributions paid on a Share during the Restricted Period shall be credited by the Company in a cash bookkeeping account (without interest) or in additional Phantom Shares, which account shall be subject to the same vesting and forfeiture restrictions as the related Phantom Share.

          (iii)    Forfeiture.    Upon a Participant's termination of service with the Company and its Subsidiaries during the applicable Restricted Period, all Phantom Shares subject to such Restricted Period shall be forfeited by the Participant. Notwithstanding the foregoing, the Committee may,

7

  when it finds that a waiver upon a Permitted Waiver Event would be in the best interests of the Company, waive in whole or in part any or all remaining forfeiture and other restrictions with respect to such Participant's Phantom Shares; provided, however, if the Award to a covered employee is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, such waiver may be only upon a termination due to death or disability or a Change of Control of the Company or such other event permitted by Section 162(m) of the Code.

        (e)    SARs.    The Committee shall have the authority to determine the Participants to whom SARs shall be granted, the number of SARs to be granted, the exercise price and the conditions and limitations applicable to the exercise of the SAR, including performance objectives, if any, and the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

          (i)    Exercise Price.    The exercise price per SAR shall be determined by the Committee at the time the SAR is granted, but, except with respect to a Substitute Award, shall not be less than the Fair Market Value per Share on the effective date of such grant.

          (ii)    Time of Exercise.    The Committee shall determine and provide in the Award Agreement the time or times at which a SAR may be exercised in whole or in part. The maximum term for an SAR shall be 10 years.

          (iii)    Method of Payment.    Unless provided in the Award Agreement, the Committee shall determine, in its discretion, whether the SAR shall be paid in cash, shares of Common Stock or a combination thereof.

          (iv)    Forfeiture.    Upon a Participant's termination of service with the Company and its Subsidiaries, whether voluntary or involuntary (and including without limitation termination on account of death, disability, or retirement), all such Participant's SARs as to which the Restricted Period has not elapsed as of the date of termination shall be forfeited, and all such Participant's SARs as to which the Restricted Period has elapsed as of the date of termination shall remain exercisable for the period of time set forth in the Award Agreement, after which time any such SARs which remain unexercised shall be forfeited. However, the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to a Participant's SARs.

        (f)    Substitute Awards.    Awards may be granted under the Plan in substitution of similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Company or a Subsidiary of another entity or the assets of another entity. Such Substitute Awards, if an Option or SAR, may have an exercise price less than the Fair Market Value of a Share on the date of such substitution, to the extent necessary to preserve the value of the award, and will become exercisable upon the lapse of the Restricted Period. Such Substitute Awards, if Restricted Stock or Phantom Shares, shall be earned by the Participant, and promptly issued, transferred, or paid, upon the lapse of the Restricted Period.

        (g)    Other Stock-Based Award.    The Committee may also grant to Participants an Other Stock-Based Award, which shall consist of a right which is an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares as is deemed by the Committee to be consistent with the purposes of the Plan, which may include fully vested Shares paid in lieu of, or in addition to, cash compensation. Subject to the terms of the Plan, the Committee shall determine the terms and conditions, including any vesting terms and/or performance objectives, of any such Other Stock-Based Award. An Other Stock-Based Award, if an Option or SAR, will become exercisable upon the lapse of the Restricted Period. An Other Stock-Based Award, if Restricted Stock or Phantom Shares, shall be earned by the Participant, and Shares promptly issued or transferred, or

8

the Award paid in cash, as the case may be, as determined by the Committee, upon the lapse of the Restricted Period.

        (h)   General.

          (i)    Award Agreements.    An Award Agreement may be delivered to each Participant to whom an Award is granted. The terms of the Award Agreement shall be as determined by the Committee, so long as they are consistent with the Plan.

          (ii)    Awards May Be Granted Separately or Together.    Awards may, in the discretion of the Committee, be granted either alone or in addition to, or in tandem with, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Subsidiary may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

          (iii)  Limits on Transfer of Awards.

            (A)  Except as provided in paragraph (C) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant's lifetime, or if permissible under applicable law, by the Participant's guardian or legal representative as determined by the Committee.

            (B)  Except as provided in paragraph (C) below or in a qualified domestic relations order, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant in any manner (whether for value or other consideration) other than by will or by the laws of descent and distribution, and any such purported prohibited assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary.

            (C)  To the extent specifically approved in writing by the Committee, an Award (other than an Incentive Stock Option, may be transferred to immediate family members or related family trusts, limited partnerships or similar family entities on such terms and conditions as the Committee may establish or approve.

          (iv)    Terms of Awards.    The term of each Award shall be for such period as may be determined by the Committee, provided the term of an Option and SAR shall be limited as provided in Sections 6(a)(iii) and 6(e)(ii), respectively.

          (v)    Share Certificate.    All certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (vi)    Consideration for Grants.    Awards may be granted for no cash consideration or for such consideration as the Committee determines, including, without limitation, such minimal cash consideration as may be required by applicable law.

          (vii)    Delivery of Shares or other Securities and Payment by Participant of Consideration.    No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee

9

  shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof, provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the plan or the applicable Award Agreement to the Company.

          (viii)    Performance Criteria.    The Committee shall establish performance goals applicable to those Awards the payment of which is intended by the Committee to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code, where such goals are required in order to so comply. The performance goals shall be based upon the attainment of such target levels of: (i) earnings per share; (ii) revenues; (iii) cash flow; (iv) cash flow returns; (v) return on net assets; (vi) return on assets; (vii) return on investment; (viii) return on capital; (ix) return on equity; (x) economic value added; (xi) gross margin; (xii) net income; (xiii) pretax earnings; (xiv) pretax earnings before interest, depreciation and amortization EBITDA); (xv) pretax earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xvi) operating income; (xvii) total stockholder return; (xviii) debt reduction; (xix) costs or expenses; (xx) safety (including recordable incident rates); (xxi) environmental (including gas releases); (xxii) sales; (xxiii) market share; (xxiv) productivity; (xxv) margins; (xxvi) productivity measures; (xxvii) implementation or completion of significant projects or processes; (xxviii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; and (xxix) personal objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporation transactions. Such targets (other than stock price and earnings per Share) may be expressed in terms of the Company, a Subsidiary, department, division, business unit, or product, as determined by the Committee. The performance measures shall be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in the Award Agreement, shall be subject to adjustment for specified significant extraordinary items or events. In this regard, performance goals based on stock price shall be proportionately adjusted for any changes in the price due to a stock split. Performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Subsidiary, division, department or business unit. A performance goal need not be based upon an increase or positive result under a business criterion and may, for example, be based upon limiting economic losses or maintaining the status quo. Which factor or factors to be used with respect to any grant, and the weight to be accorded thereto if more than one factor is used, shall be determined by the Committee, in its sole discretion, at the time of grant.

          (ix)    Unusual Transactions or Events.    In the event of any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reorganization, merger, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other corporate transaction or event or any unusual or nonrecurring transactions or events (including without limitation a Change of Control) affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or

10

  principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, may take any one or more of the following actions (unless the discretion to take such action would cause an Award to a covered employee to not qualify as "performance-based compensation" under Section 162(m) of the Code if intended to qualify when granted):

            (A)  To provide for either (i) the termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment) or (ii) the replacement of such Award with other rights or property of substantially equivalent value selected by the Committee in its sole discretion;

            (B)  To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

            (C)  To make adjustments in the number and type of shares of common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future, provided that, with respect to outstanding Awards such adjustments shall result in substantially equivalent value to the affected Participants; and

            (D)  To provide that such Award shall be exercisable (within such period of time as the Committee may specify, for example, but not by way of limitation, in connection with a Change of Control, the Committee may specify that unexercised, vested Options or SARs terminate upon consummation of the Change of Control), or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement.

          (x)    Exception to Minimum Vesting/Restricted Periods on Certain Awards.    Notwithstanding anything in Sections 6(b)(i) and 6(d)(i) to the contrary, a vesting or restricted period of less than three years (prorated) may be approved for nonperformance-based awards granted pursuant to such Sections with respect to up to 5% of the Shares authorized under the Plan.

SECTION 7. Amendment and Termination.

        Except to the extent prohibited by applicable law:

          (i)    Amendments to the Plan.    The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person (but shareholder approval will be required to the extent required by applicable law or listing requirements); provided, however, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company (i) no such amendment, alteration, suspension, discontinuation, or termination shall be made that would increase the total number of Shares that may be issued under Awards (including ISOs) granted under the Plan, except as provided in Sections 4(c) and 6(h)(ix) of the Plan, (ii) increase the class of individuals eligible to receive Awards under the Plan or (iii) materially increase the benefits available under the Plan. In addition, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger,

11

  consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

          (ii)    Amendments to Awards.    Subject to subparagraph (i) above and any express restrictions in the Plan concerning the acceleration of the vesting of Awards, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that, subject to subparagraph (iii) below, no change in any Award shall materially adversely affect the rights of a Participant under the Award without the consent of such Participant. Notwithstanding the foregoing, and subject to subparagraph (iii) below, with respect to any Award to a covered employee that is intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment shall be authorized to the extent such adjustment (other than a vesting acceleration on death, disability or Change of Control) would cause the Award to fail to so qualify.

          (iii)    Amendments to Preserve or Achieve Tax Treatment and Comply with Law.    Notwithstanding clause (ii) above, the Board or the Committee may amend or alter any terms of any outstanding Award as it deems advisable in order to preserve or achieve its intended tax treatment or to comply with applicable law, provided that such amendments or alterations shall result in substantially equivalent value to the affected Participants.

          (iv)    Substantially Equivalent Value.    With respect to amendments, alterations, or adjustments of any Award, "substantially equivalent value" may be determined without consideration of any tax consequences of the amendment, alteration, or adjustment.

SECTION 8. General Provisions.

        (a)    No Rights to Awards.    No Participant or other Person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

        (b)    Tax Withholding.    The Company or any Subsidiary is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Shares, or other property) of any applicable taxes required to be withheld by the Company or Subsidiary in respect of the Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under the Award and to take such other action as may be necessary in the opinion of the Company or Subsidiary to satisfy all of its obligations for the payment of such taxes. In addition, the Committee may provide, in an Award Agreement, that the Participant may direct the Company to satisfy such Participant's tax withholding obligations through the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award.

        (c)    No Right to Employment or Retention.    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or under any other service contract with the Company or any Subsidiary, or to remain on the Board. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment or terminate any contractual agreement or relationship with any Consultant, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, in any Award Agreement or any other agreement or contract between the Company or a Subsidiary and the affected Participant. If a Participant's employer ceases to be a Subsidiary, such Participant's Award or Awards shall continue in full force and effect as if the Participant's employer were still a Subsidiary, unless and until the Committee, within its discretion, adjusts the Participant's Award or Awards in any of the manners described in Section 6(h)(ix)(A) through (D).

12

        (d)    Governing Law.    The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

        (e)    Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If such amendment or striking of such provision adversely affects the value of the Award, the Committee shall cause appropriate action to be taken to provide the affected Participant with substantially equivalent value to the Award in question.

        (f)    Other Laws.    The Committee may refuse to issue or transfer any Shares or other consideration under an Award, permit the exercise of an Award and/or the satisfaction of its tax withholding obligation in the manner elected by the Participant, holder or beneficiary if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration, the manner of exercise or satisfaction of the tax withholding obligation might violate any applicable law or regulation, including without limitation, the Sarbanes-Oxley Act, or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded or refused, as the case may be, to the relevant Participant, holder or beneficiary.

        (g)    No Trust or Fund Created.    Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Subsidiary.

        (h)    Section 409A.    With respect to any Award that is subject to Section 409A of the Code, notwithstanding anything in the Plan or the Award Agreement to the contrary such Award shall be construed as necessary to comply with Section 409A of the Code, including, but not limited to, (i) compensation under such Award may not be distributed earlier than as permitted in Section 409A(2) of the Code, (2) the time or schedule of payment of such Award may not be accelerated except as provided in the Treasury Regulations under Section 409A, and (3) no compensation under such Award may be deferred at the Participant's election or by the Company except as permitted by Code Section 409A.

        (i)    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

        (j)    Headings. Headings are given to the Section and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the plan or any provision thereof.

        (k)    Undertakings of Certain Subsidiaries.    The Subsidiaries who otherwise agree to the terms of the Plan shall, upon request of the Company, fund the cash portion of any Award for a Participant who is an Employee or Consultant of such Subsidiary.

13

SECTION 9. Effective Date of Plan.

        This amendment and restatement of the Plan shall become effective as of the date of its approval by the stockholders of the Company. No Awards may be made with respect to the additional Shares added to the Plan by this amendment and restatement prior to such effective date.

SECTION 10. Term of the Plan.

        No Award shall be granted under this amendment and restatement of the Plan prior to the date this amendment and restatement of the Plan is approved by the stockholders of the Company. If so approved, the Plan shall continue until the earliest of (i) November 4, 2019, (ii) the date the Board terminates the Plan, and (iii) the date Shares are no longer available for Awards under the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date. Until this amendment and restatement becomes effective (or, if this amendment and restatement is not approved by the stockholders), the Plan shall continue as in effect prior to this proposed amendment and restatement. Nothing herein shall affect the terms of any Award granted prior to the effective date of this amendment and restatement of the Plan.

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting will be available through 5:00 p.m. Eastern Time, November 3, 2009.

Huntsman Corporation

Stockholders of record as of September 15, 2009 are cordially invited to attend the Annual Meeting of Stockholders on November 4, 2009. You can find directions to be able to attend the Annual Meeting of Stockholders and vote in person by visiting our website at www.huntsman.com and clicking on the "Investor Relations" link.

INTERNET
http://www.proxyvoting.com/hun

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#
59060

FOLD AND DETACH HERE

Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.

The Board of Directors recommends a vote "FOR" all nominees listed below in proposal 1 and "FOR" proposals 2 and 3.	Please mark your votes as indicated in this example	☒

		FOR all nominees listed to the left	WITHHOLD AUTHORITY to vote for all nominees listed to the left	FOR ALL EXCEPT
1.	Proposal to elect three Class II directors, each to serve until the 2012 Annual Meeting of Stockholders or until his or her successor has been duly elected and qualified.	☐	☐	☐
Nominees: 01 Peter R. Huntsman 02 Wayne A. Reaud 03 Alvin V. Shoemaker
		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment of Deloitte & Touche LLP as Huntsman Corporation's independent registered public accounting firm for the year ending December 31, 2009.	☐	☐	☐
3.
	Proposal to approve the amendment and restatement of the Huntsman Stock Incentive Plan to, among other things, increase the number of shares reserved for issuance under such plan by 11,000,000 shares and maintain the plan's compliance with section 162(m) of the Internal Revenue Code.	☐	☐	☐

  (INSTRUCTIONS: To withhold authority to vote for specific nominees, mark "For All Except" and write each withheld nominee's name in the space provided below.)

                      Mark Here for
                      Address Change
                      or Comments
                       SEE REVERSE    ☐

Signature	Signature	Date

Note: Please sign exactly as name appears hereon. If a joint account, each joint owner must sign. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.

You can now access your Huntsman Corporation account online.

Access your Huntsman Corporation account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Huntsman Corporation, now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2008 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/hun

FOLD AND DETACH HERE

Huntsman Corporation

Proxy Card

This Proxy is solicited on behalf of the Board of Directors of Huntsman Corporation for the
Annual Meeting of Stockholders to be held on November 4, 2009.

The undersigned stockholder of Huntsman Corporation hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the 2009 Annual Meeting of Stockholders and hereby appoints Peter R. Huntsman and Samuel D. Scruggs and each of them, acting individually, with full power of substitution in each, as proxies of the undersigned, to represent the undersigned and vote all shares of Huntsman Corporation common stock that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on November 4, 2009 and at any adjournment or postponement thereof, as indicated on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the nominees set forth in proposal 1, FOR proposal 2 and FOR proposal 3. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the meeting.

The undersigned stockholder hereby revokes all proxies previously given by the undersigned to vote at the 2009 Annual Meeting of Stockholders or any adjournment or postponement thereof.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be signed on the reverse side) WO# 59060

PRINT AUTHORIZATION

To commence printing on this proxy card please sign, date and fax this card to: 732-802-0260

SIGNATURE:	DATE:

(THIS BOXED AREA DOES NOT PRINT)